EXHIBIT 99.01





                                      Agreement and Plan of Merger

                             and Agreements to Assign Partnership Interests

                                              by and among


                                        The Hillhaven Corporation

                                          NCI Acquisition Corp.

                                          Nationwide Care, Inc.

                                       Phillippe Enterprises, Inc.

                                  Meadowvale Skilled Care Center, Inc.

                                                   and

                                          Specified Partners of

                                          Camelot Care Centers

                                          Evergreen Woods, Ltd.

                                                   and

                                         Shangri-La Partnership



                                                 Dated

                                                  as of

                                            February 27, 1995















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                                            Table of Contents


          Preliminary Statement                                           1

          Terms and Conditions                                            2

          ARTICLE I            The Mergers                                3

               Section 1.1.   Mergers                                     3
               Section 1.2.   Effective Time of Mergers                   3
               Section 1.3.   Legal Effect                                3
               Section 1.4.   Other Actions                               3

          ARTICLE II          Corporate Governance                        3

               Section 2.1.   Certificate of Incorporation; Bylaws        3
               Section 2.2.   Directors and Officers                      4

          ARTICLE III         Conversion of Shares; Assignment of
                              Partnership Interests; Prepayment of
                              Subordinated Notes and Redemption of
                              Preferred Stock                             4

               Section 3.1.   Conversion of Shares of AC                  4
               Section 3.2.   Merger Consideration                        4
               Section 3.3.   Escrow                                      5
               Section 3.4.   Surrender and Payment for the Target
                              Common Shares                               5
               Section 3.5.   Redemption of Nationwide Subordinated
                              Notes and Nationwide Preferred Stock        7

          ARTICLE IV          Representations and Warranties of
                              Corporate Targets and Partners              7

               Section 4.1.   Organization; Power                         7
               Section 4.2.   Capital Stock                               8
               Section 4.3.   Authority; No Violation                     8
               Section 4.4.   Consents and Approvals                      9
               Section 4.5.   Transactions with Certain Persons           9
               Section 4.6.   Books and Records                          10
               Section 4.7.   Financial Statements                       10
               Section 4.8.   Absence of Undisclosed Liabilities         10
               Section 4.9.   Actions Pending                            11
               Section 4.10.  Outstanding Debt and Related Matters      11
               Section 4.11.  Tax Matters                                11
               Section 4.12.  Absence of Changes or Events               12
               Section 4.13.  Compliance with Laws; No Default           14
               Section 4.14.  Property                                   14
               Section 4.15.  Contracts                                  15
               Section 4.16.  Licenses and Permits                       16
               Section 4.17.  Proprietary Information                    17
               Section 4.18.  Title to Assets and Related Matters        17
               Section 4.19.  Environmental Matters                      17
               Section 4.20.  Labor Relations; Employees                 18
               Section 4.21.  Employee Benefit Plans                     19

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               Section 4.22.  Insurance                                  20
               Section 4.23.  Life Care Contracts                        20
               Section 4.24.  Survey Reports                             20
               Section 4.25.  Payment Programs                           20
               Section 4.26.  Gratuitous Payments                        21
               Section 4.27.  Brokers' or Finders' Fees                  21
               Section 4.28.  Disclosure                                 22
               Section 4.29.  Tax Representations                        22
               Section 4.30. Representations and Warranties as of Date Hereof; No Other Representations and
                              Warranties                                 22

          ARTICLE V           Representations and Warranties of
                              Acquiror and AC                            22

               Section 5.1.   Organization; Power                        22
               Section 5.2.   Capital Stock                              23
               Section 5.3.   Authority; No Violation; Etc.              23
               Section 5.4.   Consents and Approvals                     24
               Section 5.5.   Reports                                    24
               Section 5.6.   Due Authorization of Shares                25
               Section 5.7.   Compliance with Laws; No Default
                              or Litigation                              25
               Section 5.8.   Tax Representations                        25
               Section 5.9.   Brokers' or Finders' Fees                  25
               Section 5.10.  Representations and Warranties
                              as of Date Hereof                          25

          ARTICLE VI          Certain Pre-Closing Covenants of
                              the Targets                                26

               Section 6.1.   Maintenance of Corporate Status            26
               Section 6.2.   No Change in Capitalization                26
               Section 6.3.   Shareholders Meetings; Proxy Material      26
               Section 6.4.   Operation of the Business                  27
               Section 6.5.   Other Offers                               27
               Section 6.6.   Compliance    with   the    Securities   Act;
                              Affiliates                                 27
               Section 6.7.   Taxes                                      28
               Section 6.8.   Access; Review                             28
               Section 6.9.   Insurance                                  28
               Section 6.10.  Monthly Financial Statements               28
               Section 6.11.  Approvals, Notices and Consents            29
               Section  6.12.    The   Targets'  Actions;  Supplements   to
                              Representations and Warranties             29
               Section 6.13.  Notice of Material Adverse Change          30
               Section 6.14.  Pooling                                    30
               Section 6.15.  Tax Statements                             30
               Section 6.16.  Cooperation                                30

          ARTICLE VII         Certain Pre-Closing Covenants
                              of Acquiror                                30

               Section 7.1.   Required Consents and Approvals            30
               Section 7.2.   Premerger Notification                     30
               Section 7.3.   Registration Statement; NYSE Listing       30
               Section 7.4.   Notice of Material Adverse Change          31
               Section 7.5.   Pooling Actions                            31
               Section 7.6.   Pooling Letter                             31
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               Section 7.7.   Tax Statements                             31
               Section 7.8.   Environmental Surveys                      31
               Section 7.9.   Cooperation                                31

          ARTICLE VIII        Conditions Precedent to the
                              Performance of Acquiror                    32

                Section 8.1.  Accuracy of Representations and
                              Warranties of the Targets                  32
                Section 8.2.  Compliance                                 32
                Section 8.3.  Approval                                   32
                Section 8.4.  HSR Act Approval                           32
                Section 8.5.  Authorizations                             32
                Section 8.6.  Litigation                                 32
                Section 8.7.  No Material Adverse Change                 33
                Section 8.8.  Closing Deliveries                         33
                Section 8.9.  Dissenters' Rights                         33
                Section 8.10. Pooling Letter                             33
                Section 8.11. Exercise of Warrants                       33
                Section 8.12. Tax Opinions                               33
                Section 8.13. Lease Extensions                           33

          ARTICLE IX          Conditions  Precedent  to Performance  of the
                              Corporate Targets and Partners             33

                Section 9.1.  Accuracy of Representations and
                              Warranties of Acquiror and AC              33
                Section 9.2.  Compliance                                 34
                Section 9.3.  Corporate Approval                         34
                Section 9.4.  Authorizations                             34
                Section 9.5.  Registration Statement                     34
                Section 9.6.  Litigation                                 34
                Section 9.7.  No Material Adverse Change                 34
                Section 9.8.  HSR Act Waiting Periods                    35
                Section 9.9.  Closing Deliveries                         35
                Section 9.10. Tax Opinions                               35
                Section 9.11. Release of Guarantees                      35

          ARTICLE X           Termination                                35

                Section 10.1. Termination by Mutual Agreement            35
                Section 10.2. Termination by Acquiror                    35
                Section 10.3. Termination by the Corporate Targets
                              and Partners                               35

          ARTICLE XI          Additional Agreements                      36

                Section 11.1. Confidentiality                            36
                Section 11.2. Employee Benefit Matters                   36
                Section 11.3. Agreements Respecting Meadowvale           36
                Section  11.4.  Preservation  of   Tax-Free  Reorganization
                              Treatment                                  37
                Section 11.5. Publication of Financial Results           37

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          ARTICLE XII         The Closing                                37

                Section 12.1. Time and Place                             37
                Section 12.2. Deliveries to Acquiror at the Closing      37
                Section 12.3. Deliveries to the Targets at the Closing   38

          ARTICLE XIII         Indemnification                           39

                Section 13.1. Indemnification of Acquiror, AC,
                              and Surviving Corporation                  39
                Section 13.2. Threshold and Maximum Amounts              39
                Section 13.3. Survival of Indemnification Obligations    40

          ARTICLE XIV         Supplemental Indemnification               40

                Section 14.1. Supplemental Indemnification of
                              Acquiror, AC, and Surviving Corporation    40
                Section 14.2. Maximum Amounts                            41
                Section 14.3. Survival of Indemnification Obligations    41

          ARTICLE XV           Miscellaneous Provisions                  41

                Section 15.1. Survival of Representations
                              and Warranties                             41
                Section 15.2.  Definition of Knowledge                   41
                Section 15.3.  Counterparts                              42
                Section 15.4.  Entire Agreement                          42
                Section 15.5.  Exhibits and Schedules                    42
                Section 15.6.  Parties in Interest                       42
                Section 15.7.  Expenses                                  42
                Section 15.8.  Gender                                    43
                Section 15.9.  Governing Law                             43
                Section 15.10. Headings                                  43
                Section 15.11. Modification and Waiver                   43
                Section 15.12. Notices                                   43
                Section 15.13. Press Releases                            44
                Section 15.14. Rights of Parties                         44
                Section 15.15. Successors                                44
                Section 15.16. Intent; Construction                      45





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                                      AGREEMENT AND PLAN OF MERGER



                 This Agreement and Plan of Merger and Agreements to Assign Partnership Interests (the "Agreement") dated as of the 27th day of February, 1995, is by and among The Hillhaven Corporation, a Nevada Corporation ("Acquiror"), NCI Acquisition Corp., a
          Delaware corporation ("AC"), Nationwide Care, Inc., an Indiana corporation ("Nationwide"), Phillippe Enterprises, Inc., an Indiana corporation ("PEI"), Meadowvale Skilled Care Center, Inc., an Indiana corporation ("Meadowvale") (Nationwide, PEI and Meadowvale are collectively referred to herein as the "Corporate Targets"), the partners of Camelot Care Centers, an Indiana general partnership ("Camelot"), the partners of Shangri-La Partnership, an Indiana general partnership ("Shangri-La") and the limited partners of Evergreen Woods, Ltd., a Florida limited partnership ("Evergreen") (Camelot, Shangri-La and Evergreen are collectively referred to herein as the "Partnership Targets"; the partners of Camelot and Shangri-La and the limited partners of Evergreen are collectively referred to herein as the "Partners"; the interests in the Partnerships held by the Partners are collectively referred to herein as the "Partnership Interests"). The Corporate Targets and the Partnership Targets are collectively referred to herein as the "Targets."

                                          Preliminary Statement

                 Acquiror and its subsidiaries operate nursing centers, pharmacies and retirement housing communities. Nationwide and its subsidiaries operate long-term health care centers primarily located in Indiana, Ohio and Florida. Dr. Thomas E. Phillippe, Sr. and Thomas E. Phillippe, Jr. (the "Phillippes") are the majority owners of Nationwide. Shangri-La, which is owned by the Phillippes and two other parties, owns an 81-bed long term care health care facility. PEI is wholly-owned by the Phillippes and owns a 90 bed assisted living center in Florida managed by Nationwide. Meadowvale is owned by certain relatives of the Phillippes. Meadowvale owns a 120 bed long-term care center in Indiana leased by Nationwide. Each of Camelot and Evergreen operates long term care facilities. Nationwide owns in excess of 95% of the Partnership Interests of Camelot and Evergreen.

                 The capital structure of Acquiror consists of 60 million authorized shares of Common Stock, par value $0.75 per share, of which approximately 32,824,863 are outstanding (the "Acquiror Common Shares"); 25 million authorized shares of preferred stock, par value $0.15 per share, of which the following series have been designated: 3 million authorized shares of Series A Preferred Stock, of which no shares are outstanding; 950 authorized shares of Series B Convertible Preferred Stock, of which 618 shares have been designated as Subseries 1, of which no shares are outstanding; 35,000 authorized shares of Series C Preferred Stock, all of which are outstanding; and 300,000 authorized shares of Series D Preferred Stock, of which approximately 63,403 shares are outstanding. The capital structure of AC consists of 1,000 authorized shares of Common Stock, par value $1.00 per share, all

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          of  which are  outstanding and  owned by  Acquiror.   The capital
          structure of Nationwide consists of 48,000,000 authorized shares of Common Stock, without par value, of which 7,431,458 shares are
          issued   and  outstanding   (the  "Nationwide   Voting  Common");
          2,000,000 authorized shares of Nonvoting Common Stock, without par value, of which 76,592 shares are issued and outstanding (the "Nationwide Nonvoting Common") (the Nationwide Voting Common and the Nationwide Nonvoting Common are collectively referred to
          herein  as  the  "Nationwide   Common  Shares");  and   2,000,000
          authorized shares of Preferred Stock, without par value, of which 300,000 shares of Redeemable Preferred Stock are issued and outstanding (the "Nationwide Preferred Stock"). Nationwide also has outstanding warrants to purchase 987,188 shares of Nationwide Nonvoting Common (the "Nationwide Warrants"), which will be exercised prior to the Closing (as defined in Section 12.1). The capital structure of PEI consists of 10,000 authorized shares of Common Stock, without par value, of which 2,000 are issued and outstanding (the "PEI Common Shares"). The capital structure of Meadowvale consists of 3,000 authorized shares of Common Stock, without par value, of which 3,000 are issued and outstanding (the "Meadowvale Common Shares"). The Nationwide Common Shares, PEI Common Shares and Meadowvale Common Shares are collectively referred to herein as the "Target Common Shares." Nationwide owns substantially all of each of the Partnerships, except that Shangri-La is controlled by the Phillippes. The ownership of the Partnerships is as set forth in Section 1 of the statement of disclosure delivered by the Corporate Targets and the Partners to Acquiror in connection with the execution of this Agreement (the "Disclosure Statement").

                 The Boards of Directors of Acquiror and AC deem the mergers between AC and each of the Corporate Targets pursuant to the terms of this Agreement (the "Mergers") desirable and in the best interests of Acquiror and AC. The Board of Directors of each of the Corporate Targets deems each respective Merger desirable and in the best interests of the respective Corporate Target. The Board of Directors of Acquiror has, by resolutions duly adopted, approved this Agreement. The Board of Directors and shareholder of AC have, by resolutions duly adopted, approved this Agreement. The Board of Directors of each of the Corporate Targets has, by resolutions duly adopted, approved this Agreement. The question of approval of each of the Mergers will be submitted to the shareholders of the respective Corporate Targets. In connection with this Agreement, the Phillippes have agreed to approve the Mergers. Each of the Partners deems the assignment of his, her or its Partnership Interests to be desirable and in his, her or its best interest and, where appropriate, has approved such assignment.

                 It  is  intended  that   the  Mergers  shall  qualify  for
          treatment as "poolings of interests" transactions.

                                          TERMS AND CONDITIONS

                 In consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, and intending to be legally bound thereby, the parties agree to the following terms and conditions.

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                                                ARTICLE I

                                               THE MERGERS

                 Section 1.1. Mergers. Upon the terms and subject to the satisfaction of the conditions precedent contained in this Agreement, each of the Corporate Targets shall be merged with and into AC. The corporation to survive the Mergers is hereinafter referred to as the "Surviving Corporation" and the corporations not to survive the Mergers are hereinafter referred to as the "Merging Corporations." The Mergers shall be effected pursuant to the provisions of and with the effect provided in the Indiana Business Corporation Law (the "BCL") and the Delaware General Corporation Law (the "GCL"). Upon the consummation of the Mergers, the separate existence of the Merging Corporations shall cease, the corporate existence of the Surviving Corporation with all its purposes, powers and objects shall continue unaffected and unimpaired by the Mergers, and the Merging Corporations and the Surviving Corporation shall be a single corporation.

                 Section 1.2. Effective Time of Mergers. If (a) all of the conditions precedent to the Mergers as set forth in Article VIII and Article IX of this Agreement are satisfied or waived, and (b) this Agreement is not terminated prior to the Closing (as permitted by the provisions of this Agreement, then as soon as reasonably practicable following the Closing, the Surviving Corporation shall cause Certificates of Merger conforming to the requirements of the BCL and the GCL (the "Certificates of Merger") to be filed with the Secretary of State of the State of Indiana (the "Indiana Secretary of State") and the Secretary of State of the State of Delaware (the "Delaware Secretary of State") with respect to each of the Mergers, in the manner provided under the BCL and the GCL. The Mergers shall become effective as of 12:01 a.m., Eastern Standard Time, on the date following the date of such filing of the Certificates of Merger (the "Effective Time").

                 Section 1.3. Legal Effect. At and after the Effective Time, the Surviving Corporation shall possess all of the rights, privileges, immunities, powers and franchises of AC and each of the Corporate Targets and shall be subject to and shall assume all the duties and liabilities of AC and the Corporate Targets as a corporation organized and existing under the laws of Delaware.

                 Section 1.4. Other Actions. If after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the officers and directors of Acquiror and AC shall have the authority to take that action.

                                               ARTICLE II

                                          CORPORATE GOVERNANCE

                 Section 2.1. Certificate of Incorporation; Bylaws. The Certificate of Incorporation and Bylaws of AC as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation and Bylaws, respectively, of the Surviving Corporation until amended or repealed as provided by law.
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                 Section 2.2.   Directors  and Officers.   The  persons set
          forth in Schedule 2.2 shall become the directors and officers, respectively, of the Surviving Corporation, to serve until their successors shall have been elected or appointed and qualified in the manner provided in the Certificate of Incorporation and Bylaws of the Surviving Corporation, or as otherwise provided by law.

                                               ARTICLE III

              CONVERSION OF SHARES; ASSIGNMENT OF PARTNERSHIP INTERESTS; PREPAYMENT OF SUBORDINATED NOTES AND REDEMPTION OF PREFERRED STOCK

                 Section 3.1. Conversion of Shares of AC. The shares of AC issued and outstanding immediately prior to the Effective Time shall, by virtue of the Mergers and without any action on the part of AC or Acquiror, be converted into an equal number of common shares of the Surviving Corporation, and all certificates formerly representing shares of AC shall be deemed cancelled and of no further effect. As soon as practicable following the Closing, a certificate representing the shares of the Surviving Corporation described in the preceding sentence shall be issued and delivered to Acquiror.

                 Section 3.2.  Merger Consideration.

                       (a) The Target Common Shares issued and outstanding immediately prior to the Effective Time shall, by virtue of the Mergers and without any further action by the Corporate Targets, be converted as of the Effective Time into the right to receive the number of Acquiror Common Shares as set forth in Schedule 3.2 (subject to adjustment as described in
          Section 3.2(c), below) to this Agreement which shall be provided by the Phillippes and attached hereto no later than 30 days after the execution of this Agreement. As of the Effective Time, all Target Common Shares shall be canceled and shall no longer represent any interest in the equity of any of the Corporate Targets, and all certificates formerly representing Target Common Shares shall be deemed canceled. At the Closing, the Partners of the Partnerships (except Nationwide) shall assign to AC, free and clear of all liens, security interests and encumbrances, their Partnership Interests and shall receive in exchange the number of Acquiror Common Shares as is set forth in Schedule 3.2 (subject to adjustment as described in Section 3.2(c), below). The total consideration to be received by holders of the Target Common Shares and by the Partners of the Partnerships in connection with the transactions contemplated herein is referred to herein as the "Merger Consideration."

                       (b) The Merger Consideration shall consist of five million (5,000,000) Acquiror Common Shares, provided that the average closing price of one Acquiror Common Share as reported on the New York Stock Exchange ("NYSE") for the ten (10) trading days immediately preceding the Closing Date (the "Trading Price") is greater than or equal to Twenty-Four Dollars ($24.00). If the Trading Price is less than Twenty-Four Dollars ($24.00), the Merger Consideration shall consist of the number (the "Consideration Number") of Acquiror Common Shares equal to the
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          quotient of (i) One

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          Hundred  Twenty  Million Dollars  ($120,000,000), divided  by the
          Trading Price; provided, however, that the Consideration Number shall not be greater than five and one-half million (5,500,000) Acquiror Common Shares.

                       (c) The allocation of Acquiror Common Shares among the Corporate Targets and the Partners set forth in Schedule 3.2 shall be determined assuming that the Merger Consideration consists of five million (5,000,000) Acquiror Common Shares. In the event of an adjustment in the Merger Consideration as provided in
          Section 3.2 (b), above, the number of Acquiror Common Shares to be received in exchange for each Target Common Share and each Partnership Interest, respectively, shall be multiplied by a fraction, the numerator of which is the number of Acquiror Common Shares which comprise the Merger Consideration as adjusted pursuant to Section 3.2 (b), above, and the denominator of which is five million (5,000,000).

                 Section 3.3. Escrow. As security for, and as the sole source for satisfaction of, the indemnification obligations provided for in Article XIII (except as provided in the proviso to
          Section 13.2(b) hereof), ten percent (10%) of the number of Acquiror Common Shares that comprise the Merger Consideration shall be held by Bank One, Indianapolis, N.A., as escrow agent, in escrow for the period and in accordance with the other terms, conditions and procedures set forth in the Escrow Agreement attached hereto as Exhibit 3.3(a) (the "Escrow"). In addition, as security for the indemnification obligations provided for in
          Article XIV, five
          percent (5%) of the number of Acquiror Common Shares that comprise the Merger Consideration shall be held by Bank One, Indianapolis, N.A., as escrow agent, in escrow for the period and in accordance with the other terms, conditions and procedures set forth in the
          Supplemental Escrow Agreement attached hereto as Exhibit 3.3(b) (the "Supplemental Escrow"); provided that the Acquiror Common Shares to be delivered to the Supplemental Escrow shall be deducted pro rata solely from the Acquiror Common Shares to be delivered to the shareholders of Nationwide.

                 Section 3.4.  Surrender and Payment  for the Target Common
          Shares.

                       (a) At the Closing, each holder of Target Common Shares shall deliver to Acquiror each certificate (a "Certificate") for such shares held of record by such holder. Risk of loss and title to the Certificates shall pass upon delivery of the certificates to Acquiror. At the Closing, each Partner shall deliver to Acquiror such documents and instruments agreed to by Acquiror and the Partners. Promptly following the Effective Time, Acquiror shall deliver to (i) each holder so delivering his, her or its Certificate(s) or assigning his, her or its Partnership Interest in exchange therefor the Acquiror Common Shares such holder would be entitled to receive under
          Section 3.2, less such
          Acquiror Common Shares to be escrowed pursuant to Section 3.3 and
          (ii) the Escrow and the Supplemental Escrow, the balance of the Acquiror Common Shares otherwise deliverable pursuant to Sections
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          3.2 and 3.3.

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                     (b)   No certificates or scrip representing fractional
          Acquiror Common Shares shall be issued in the Mergers or in connection with the assignment of the Partnership Interests and no holder of any such fractional share interest shall be entitled to vote, to receive any dividends or other distributions paid or declared on Acquiror Common Shares, or to exercise any other rights as a shareholder of Acquiror with respect to such fractional share interest.

                       (c) Each holder of Target Common Shares as of the Effective Time shall be entitled to receive the applicable Merger Consideration upon surrender to the Acquiror of the Certificates representing the Target Common Shares owned by the shareholder. Each Partner shall be entitled to receive the consideration specified in Section 3.2 upon execution and delivery of such documents and instruments to be agreed to by Acquiror and the Partners.

                       (d) In the event that any Certificate representing Target Common Shares is lost, stolen or destroyed, Acquiror may require as a condition to the payment of the Merger Consideration with respect to such Target Common Shares pursuant to this Agreement that the holder of such Target Common Shares execute such affidavits and indemnities as Acquiror shall reasonably require.

                       (e)    In the event a dividend or other distribution
          is declared by Acquiror on the Acquiror Common Shares the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all Acquiror Common Shares issuable pursuant to this Agreement; provided that no dividend or other distribution declared or made on the
          Acquiror Common Shares shall be paid to the holder of any unsurrendered Certificate with respect to the Acquiror Common Shares (including those Acquiror Common Shares deliverable into the Escrow or the Supplemental Escrow) represented thereby until the holder of such Certificate shall duly surrender such Certificate in accordance with this Section 3.4; and provided further that no holder of any unsurrendered Certificate shall have any rights (including voting rights, if applicable) with respect to Acquiror Common Shares (including those Acquiror Common Shares deliverable into the Escrow or the Supplemental Escrow) represented thereby until the holder of such Certificate shall duly surrender such Certificate in accordance with this Section 3.4.

                       (f) From and after the Effective Time, there shall be no transfers on the stock transfer records of any of the Corporate Targets of any Target Common Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to Acquiror or the Surviving Corporation, they shall be exchanged for the Merger Consideration deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this
          Section 3.4.

                       (g) Following the Effective Time, if Certificates previously representing Target Common Shares are not delivered to Acquiror or the payment of Merger Consideration therefor is not claimed prior to the date on which such payments would otherwise escheat or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of Acquiror (and to the extent not in its possession shall be paid over to it), free and clear of all claims or interest of any person previously entitled to such claims. Notwithstanding the foregoing, none of Acquiror, AC, the Surviving corporation or any other person shall be liable to any former holder of Target Common Shares for any amount delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

                 Section 3.5.  Redemption  of Nationwide Subordinated Notes
          and Nationwide Preferred Stock. At the Closing, the Subordinated Notes of Nationwide, as set forth on Schedule 3.5 (the "Nationwide Subordinated Notes") shall be prepaid, and the Nationwide Preferred Stock shall be redeemed, in accordance with the respective terms thereof; provided, however, that no "Additional Premium" (as that term is defined in that certain Subordinated Note Purchase Agreement dated as of July 27, 1993 between Nationwide and Continental Bank, N.A.) shall be incurred in connection with the prepayment of the Nationwide Subordinated Notes.

                                               ARTICLE IV

           REPRESENTATIONS AND WARRANTIES OF CORPORATE TARGETS AND PARTNERS

                For purposes of this Article IV, each of the representations and warranties of the Corporate Targets shall be deemed to have been made with respect to the Corporate Targets and their respective subsidiaries. As a material inducement to Acquiror and AC to enter into this Agreement and to consummate the transactions contemplated hereby, the Corporate Targets and the Partners jointly and severally represent and warrant to Acquiror and AC that:

                 Section 4.1. Organization; Power. Each of the Corporate Targets is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. Each of the Corporate Targets is qualified as a foreign corporation to transact business and is in good standing in each jurisdiction, if any, in which the conduct of its business or the ownership or leasing of its properties requires it to be so qualified. Each business entity in which any of the Targets owns an equity interest, together with such entity's jurisdiction of organization and such Target's percentage ownership interest therein and the states in which the Targets and each such entity are qualified as a foreign corporation or otherwise are listed in
          Section 4.1 of the Disclosure Statement. Each of the Corporate Targets has all requisite corporate power and authority to own, lease and operate its business as it is now being conducted, and to enter into, execute and deliver this Agreement, to consummate the transactions
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
          contemplated hereby, and to comply with and fulfill the terms and conditions hereof. Each of the Corporate Targets has delivered to Acquiror (a) true and complete copies of its Articles of Incorporation, as may be amended or restated, certified by the Indiana Secretary of State, (b) Certificates of Existence issued by the Indiana Secretary of State and by any other state in which it is qualified to do business and (c) a copy of its Bylaws, as currently in effect, certified as true and complete by the respective Corporate Target's Secretary. Each of the Partnerships has been duly formed under the laws of its jurisdiction of formation. Each of the Partnerships is duly qualified to do business in each jurisdiction in which the conduct of its business or the ownership or leasing of its properties requires it to be so qualified. Each of the Partners has all requisite power and authority to enter into, execute and deliver this Agreement, to consummate the transactions contemplated hereby, and to comply with and fulfill the terms and conditions hereof. The Partners have delivered to Acquiror true and complete copies of the partnership agreements of each of the Partnerships.

                 Section 4.2. Capital Stock. The authorized capital stock of each of the Corporate Targets is as set forth in the Preliminary Statement of this Agreement. All issued and outstanding Common Shares of each Corporate Target are validly issued and outstanding, fully paid and nonassessable. Except as set forth in Section 4.2 of the Disclosure Statement, there are no outstanding warrants, options, agreements, convertible securities or other commitments pursuant to which any of the Corporate Targets are or may become obligated to issue any Target Common Shares or other securities of any of the Corporate Targets. Except as set forth in Section
          4.2 of the Disclosure Statement, there are not outstanding any agreements or commitments pursuant to which any of the Corporate Targets are or may become obligated to purchase or redeem any of the Target Common Shares or other securities. The ownership of the Partnerships is as set forth in Section 1 of the Disclosure Statement.

                 Section 4.3.  Authority; No Violation.

                       (a) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of each of the Corporate Targets and the Partners. This Agreement is a valid and binding obligation of each of the Corporate Targets and the Partners, enforceable against each of them in accordance with its terms and conditions, except as the enforcement hereof may be limited by bankruptcy, insolvency, moratorium or other laws relating to or limiting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.

                       (b) Except as set forth in Section 4.3 of the Disclosure Statement, neither the execution and delivery of this
          Agreement,  nor   the  consummation  of  the  transactions
          contemplated hereby, nor compliance by each of the Corporate Targets and the Partners with any of the provisions hereof, will:
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

                             (i) conflict with, violate, result in a breach of, constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration under any provision of the Articles of Incorporation, Bylaws or partnership agreements of any of the Targets, or any of the terms, conditions or provisions of any note, lien, bond, mortgage, indenture, license, lease, contract, commitment, agreement, understanding, arrangement, restriction or other instrument or obligation to which any of the Corporate Targets or Partners is a party or by which any of the Corporate Targets or Partners may be bound;

                             (ii) violate any law, rule or regulation of any government or governmental agency or body, or any judgment, order, writ, injunction or decree of any court, administrative agency or governmental agency or body applicable to any of the Targets; or

                             (iii) constitute an event that, with or without notice, lapse of time or action by a third party, could result in the creation of any lien, charge or encumbrance upon any of the assets of any of the Targets or cause the maturity of any liability, obligation or debt of any of the Targets to be accelerated or increased.

                 Section 4.4. Consents and Approvals. Except in connection with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act"), the Securities Act of 1933, as amended ("Securities Act"), the Securities Exchange Act of 1934, as amended ("Exchange Act"), the approval of the shareholders of each of the Corporate Targets under the BCL and as set forth in
          Section 4.4 of the Disclosure Statement, the execution, delivery and performance of this Agreement by each of the Corporate
          Targets and the Partners, and the consummation of the transactions contemplated hereby, will not require any notice to, action of, filing with, or consent, authorization, order or approval from any court, administrative agency or other governmental authority or agency, or any individual, corporation, partnership, joint venture, association, firm, organization, group or any other entity or enterprise. Any and all notices, actions, filings, consents, authorizations, orders and approvals necessary to consummate the transactions contemplated by this Agreement shall have been made and obtained on or prior to and shall be in effect as of the Effective Time.

                 Section 4.5. Transactions with Certain Persons. Except as set forth in Section 4.5 of the Disclosure Statement, during the past two years no Target has, directly or indirectly, in the ordinary course of business or otherwise, purchased, leased or otherwise acquired any property or obtained any services from, or sold, leased or otherwise disposed of any property or furnished any services (except with respect to remuneration for services rendered as a director, officer or employee of any of the Targets in the ordinary course of business) to, any current or former director, officer, employee or consultant of any of the Targets, any person who is the beneficial owner (within the meaning of Rule 13d-3 of the SEC under the Exchange Act) of 5% or more of the outstanding Target Common Shares or any "affiliate" of any of the Targets as defined in Rule 12b-2 under the Exchange Act (individually an "Affiliate"). None of the Targets owes any amount to, or has any contract with or commitment to, any Affiliate (other than compensation for current services not yet due and payable and reimbursement of expenses arising in the ordinary course of business), and no such Affiliate owes any amount to any of the Targets. No properties or assets owned by any Affiliate or by any subsidiary or affiliate of any Affiliate is used by any of the Targets in connection with their respective businesses. No Affiliate is or during the past three years has been the direct or indirect owner of any interest in any entity that is a competitor or supplier or a potential competitor or supplier of any of the Targets, nor does any Affiliate receive or has any Affiliate received income from any source other than the Targets that relates to the business of the Targets or should properly accrue to the Targets.

                 Section 4.6. Books and Records. The minute books of each of the Corporate Targets as previously made available to Acquiror contain accurate records of all meetings of and corporate actions or written consents by the respective Board of Directors, any committee thereof, and the shareholders of each of the Corporate Targets. There have been no material transactions involving the business of any of the Corporate Targets that should have been set forth in the respective books of account, minute book, stock record book or stock transfer ledger, but which have not been accurately set forth therein.

                 Section  4.7.   Financial Statements.   True  and complete
          copies of the consolidated balance sheets of Nationwide as of September 30, 1994 and 1993, and the related statements of income, other shareholders' equity and cash flows for the years then ended, as audited by Ernst & Young LLP, Certified Public Accountants, (collectively, the "Audited Financial Statements") and the unaudited consolidated balance sheets of the Targets as of December 31, 1994 and 1993, and the related statements of income for the year and, in the case of Nationwide, the three months then ended (the "Unaudited Financial Statements"), are set forth in Section 4.7 of the Disclosure Statement. The Audited Financial Statements and the Unaudited Financial Statements (collectively the "Financial Statements") (including any related schedules and/or notes) present fairly in all material respects, the financial position of the Targets at the dates thereof and the results of their operations and their cash flows for the periods then ended, in conformity with generally accepted accounting principles.

                 Section 4.8. Absence of Undisclosed Liabilities. Except as set forth or reserved against on the face of the balance sheets of any of the Targets included in the Financial Statements ("Target Balance Sheets") or in Section 4.8 of the Disclosure Statement, as of the date of the respective Target Balance

          Sheets, none of the Targets had any debts, liabilities or obligations of any nature whatsoever (known or unknown, matured or unmatured, absolute, accrued, fixed, contingent or otherwise, including, without limitation, any foreign or domestic tax liabilities or deferred tax liabilities incurred in respect of or measured by any Target's income, and products liability or any other liability attributable to defects in products, materials or workmanship not covered by insurance) that are required by generally accepted accounting principles to be so set forth or reserved against that are not set forth or reserved against on the Target Balance Sheets.

                 Section  4.9.   Actions  Pending.    Section  4.9  of  the
          Disclosure Statement lists all actions, suits and proceedings pending, or to the knowledge of the each of the Targets, threatened
          (whether or not purportedly brought on behalf of any of the Targets), and all investigations, to the knowledge of each of the Targets, pending or threatened, against each of the Targets, or any properties or rights of the Targets, by or before any court, arbitrator or administrative or governmental body. None of such actions, suits or proceedings, would reasonably be expected to have a material adverse effect on such Target's condition (financial or otherwise), properties, assets, liabilities, operations or prospects, or which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated hereby.

                 Section 4.10. Outstanding Debt and Related Matters. None of the Targets has outstanding any debt except as set forth in
          Section 4.10 of the Disclosure Statement ("Existing Debt"). Except as set forth in Section 4.10 of the Disclosure Statement, there exists no default under the provisions of any instrument evidencing such Existing Debt or of any agreement relating thereto. Section 4.10 of the Disclosure Statement lists all contracts or commitments of any of the Targets for the guaranty of any obligation of a third party (i.e., a party not a Target) in excess of $10,000.

                 Section 4.11.  Tax Matters.

                       (a) Each of the Targets has timely filed with the Internal Revenue Service or other appropriate governmental authority, or provided to its employees, shareholders, consultants or other persons all tax returns, statements, forms or reports ("Returns") required to be filed or provided by it on or before the Closing Date. All federal, state, county, local, foreign and other taxes, including without limitation income (including gross, adjusted gross and supplemental net income taxes), receipts, sales, use, franchise, value added, excise, recording, filing, real and personal property, employees' income, unemployment, social security taxes (including withholding obligations for trust fund taxes), and all other taxes (together with all interest and penalties imposed thereon) ("Taxes"), due and payable by or on behalf of each of the Targets have been timely paid in full or timely and fully withheld and paid, as the case may be, except for Taxes being contested in good faith by appropriate proceedings as described in Section 4.11 of the

          Disclosure Statement. None of the Targets has been delinquent in the payment of any Tax assessment (whether proposed or final) or governmental charge or deposit of any kind or character.

                       (b) All accrued but unpaid Taxes accrued for tax periods or portions thereof ending on or prior to December 31, 1994 are duly reflected as a liability or reserved against on the respective Target's Balance Sheet and each Target has established and maintained adequate reserves for Taxes for all prior tax periods.

                       (c) None of the Targets (i) has any Tax deficiency or claim outstanding, proposed or assessed against it and there is no basis for any such deficiency or claim; (ii) has any audit, action, suit, proceeding or investigation for Taxes pending or threatened against it; and (iii) has received any notice that any deficiency, claim, audit, action, suit, proceeding or investigation may be made against or with respect to it. Except as described in Section 4.11 of the Disclosure Statement, during their existence none of the
          Targets has received any notice of any material deficiency which has not been satisfactorily resolved or other adjustment from the Internal Revenue Service or any other Taxing Authority, and, except as set forth in Section 4.11 of the Disclosure Statement, none of the Returns has been audited by the Internal Revenue Service.

                       (d) Except as described in Section 4.11 of the Disclosure Statement, there is not now in force any extension of time with respect to the date on which any Return was or is due to be filed or provided by or on behalf of or with respect to any of the Targets or any waiver or agreement by any of the Targets for an extension of time for the assessment of any Tax. No election has been made to treat any of the Targets as a "collapsible corporation" under Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code"). None of the Targets is subject to any penalty by reason of a violation of any order, rule or regulation of, or a default with respect to any Return required to be filed with any governmental authority. Except as described in
          Section 4.11 of the Disclosure Statement, none of the Targets has any pending requests with any governmental authority for rulings as to payment of any Tax.

                       (e) All leases have been properly reported as either "capital" leases or "true" leases, as those terms are commonly used for federal income tax purposes. None of the property owned or used by any of the Targets is subject to a tax benefit transfer lease executed in accordance with Section 168(f)(8) of the Internal Revenue Code of 1954, as amended by the Economic Recovery Tax Act of 1981.

                       (f) There are no liens for Taxes upon any of the Targets' assets, except liens for current Taxes not yet due. Except as described in Section 4.11 of the Disclosure Statement, none of the Targets is currently under any contractual obligation to indemnify any other person with respect to Taxes and none of the Targets is a party to any agreement providing for payments with respect to Taxes. None of the Targets will be required, as a result of a change in method of accounting, to include any adjustment under Section 481(c) of the Code in any period ending after the Closing Date. Except as set forth in Section 4.11 of the Disclosure Statement, no agreement exists that may cause any
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
          payment by any of the Targets to be nondeductible in full or in part under Section 280G of the Code. Since January 1, 1990, none of the Targets has been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code but Nationwide is a common parent of such an affiliated group.

                 Section 4.12. Absence of Changes or Events. Except as set forth in Section 4.12 of the Disclosure Statement, since the most recent date of each Target Balance Sheet delivered to Acquiror (the "Bring-down Date") the business of each of the Targets has been conducted only in the ordinary course and consistent with historical practices and, since the Bring-down Date, none of the Targets has:

                       (a) Declared, set aside or made any payment of dividends or other distributions to its shareholders upon or in respect of any the Target Common Shares or purchased, retired or redeemed any Target Common Shares or other securities issued by it;

                       (b) Mortgaged, pledged or subjected to lien, mortgage, pledge, claim, security interest, charge, encumbrance or restriction any material portion of its tangible or intangible property, business or assets;

                       (c) Sold, transferred, leased to others or otherwise disposed of any material portion of its tangible or intangible assets or properties, except for inventory sold in the ordinary course of business;

                       (d) Encountered any actual or threatened labor union organizing activity or collective bargaining agreement negotiation, had any actual or threatened employee strikes, work stoppages, slow-downs or lock-outs, or had any material change in
          its       relationship with its  employees, agents,  consultants,
          salespersons, distributors or independent contractors;

                       (e) Transferred or granted any concessions, leases, licenses, agreements or other rights with respect to or under, or entered into any settlement regarding the breach or infringement of, any United States or foreign license, patent, copyright, trademark, service mark, trade name, invention or similar rights, or modified any existing rights with respect thereto;

                       (f)   Made  any change in the rate  of compensation,
          commission, bonus or other direct or indirect remuneration payable, or paid or agreed to pay, conditionally or otherwise, any bonus, extra compensation, pension, severance or vacation pay, to any director, officer, employee, consultant, sales representative, distributor or independent contractor of such Targets other than normal annual increases consistent with past practice, entered into any employment contract with any officer or salaried employee,
          instituted   any   employee   welfare,   bonus,   stock   option,
          profit-sharing, retirement or similar plan or arrangement, or made any loan or advance to any third party except those made pursuant to normal trade terms extended to customers;
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




                       (g)     Issued  or sold  any  shares of  its capital
          stock, partnership interests, bonds, notes or other securities, or issued, granted or sold any options, rights or warrants with respect thereto, or acquired any capital stock or other securities of any corporation or any interest in any business enterprise, or otherwise made any loan or advance to or investment in any third party;

                       (h)    Changed its accounting  methods or practices,
          including   without  limitation   changes   in  depreciation   or
          amortization policies or rates and in the method of accounting for inventory;

                       (i)   Suffered any  change, event or condition that,
          in any case or in the aggregate, has had or may have a material adverse effect on the Target's condition (financial or
          otherwise),  properties,  assets,   liabilities,  operations   or
          prospects;

                       (j) Entered into any transaction, contract or commitment, other than in the ordinary course of business; or

                       (k) Entered into any agreement or contract, made any commitment or otherwise obligated itself to take any of the types of action described in Subsections (a) through (j) of this
          Section 4.12.

                 Section 4.13. Compliance with Laws; No Default. Except as set forth in Section 4.13 of the Disclosure Statement, none of the Targets is in default of or has violated (nor is there any event or condition which, with notice or lapse of time or both, would constitute a default or violation of) in any respect (i) any contract, agreement, lease, consent order or other written commitment or instrument to which it is a party or by which the assets or business of any of the Targets are bound, or (ii) any law, rule, regulation, ordinance, writ, injunction, development order, permit, resolution, approval, order, decree, policy or guideline of any court or any foreign, federal, state, local or other governmental department, commission, board, bureau, agency or instrumentality (including without limitation applicable laws, rules and regulations relating to environmental protection, antitrust, civil rights, health and occupational health and safety).

                 Section 4.14.  Property.

                       (a) Section 4.14 of the Disclosure Statement contains (i) the street address and legal description of each parcel of all real property owned or leased from third parties by any of the Targets, including all buildings, structures and improvements located thereon ("Real Property") and (ii) a brief description of the use to which each parcel of the Real Property is being employed and/or the use for which it is currently intended.

                       (b) Each of the Targets owns or leases from third parties all tools, furniture, machinery, computer hardware and software, supplies, vehicles, equipment and other items of tangible personal property that are required to conduct its business ("Personal Property").

                       (c) Except as set forth in Section 4.14 of the Disclosure Certificate, the Real Property and each item of the Personal Property conforms in all material respects to applicable federal, state, local and foreign laws, regulations and ordinances, including without limitation, in the case of the Real Property, those related to zoning, use or construction, and the Real Property is zoned for the purposes for which it presently is used. The Real Property and each item of the Personal Property is in good operating condition and repair, subject to normal wear and tear, and is suitable for its intended use by the Target owning or leasing such Real Property and Personal Property.

                       (d)   With  respect to each parcel of  Real Property
          and each item of Personal Property that is leased from third parties ("Leased Property"), the respective Target is the owner and holder of the entire interest in the leasehold estates purported to be granted by the leases or agreements, each of which is in full force and effect and constitutes a legal, valid and binding obligation of the respective parties thereto, enforceable in accordance with its terms. No consent of any lessor of the Leased Property is required in connection with the transactions contemplated by this Agreement, except as set forth in Schedule 4.14 of the Disclosure Certificate.

                 Section 4.15.  Contracts.

                       (a) Section 4.15(a) of the Disclosure Statement lists all contracts, leases, commitments, purchase orders, work orders, agreements, consent orders and other arrangements, including all amendments thereto, to which each of the Targets is a party or is subject or by which each of the Targets, its assets, or its business is bound, that fall into one or more of the following categories ("Contracts"):

                             (i) All loans, lines of credit, security agreements, guaranties or other payment obligations;

                             (ii) All employment agreements, contracts, policies and commitments with or between any Target and any of its employees, directors or officers, individually or as one or more groups, including without limitation those relating to severance;

                             (iii)      All  agreements   of   guaranty  or
          indemnification;

                             (iv) All agreements, contracts and commitments containing any covenant limiting the right of any Target to engage in any line of business or compete with any person;

                             (v) Each agreement, contract and commitment relating to capital expenditures in excess of One Hundred Thousand Dollars ($100,000.00), or Two Hundred and Fifty Thousand Dollars ($250,000.00) in the aggregate;

                             (vi) All agreements, contracts and commitments entered into that individually involve the payment of One Hundred Thousand Dollars ($100,000) or more over their remaining terms (including any period of extension or renewal) and are not cancelable within sixty (60) days or less notice;

                             (vii)      All   agreements,   contracts   and
          commitments relating to the grant or receipt of any license or royalty;

                             (viii) All agreements, contracts and commitments that require consent by any other person in connection with the consummation of the transactions contemplated by this Agreement and the Mergers either to prevent a breach or to continue the effectiveness thereof; and

                             (ix)    All  agreements with any  Affiliate of
          any Target.

                       (b)    All of  the Contracts are  valid and  binding
          obligations of the respective parties thereto, enforceable in accordance with their respective terms, are in full force and effect, and the Surviving Corporation will be entitled to the full benefits thereof. Within 30 days of the date of this Agreement, the Targets will deliver to Acquiror true and complete copies of all of the Contracts. With respect to those Contracts which are substantially the same from facility to facility of the Targets, the Targets have provided to Acquiror or its counsel an example of a form of such Contracts, and such forms are substantially the same from facility to facility.

                 Section 4.16.  Licenses and Permits.

                       (a) Section 4.16 of the Disclosure Statement contains a true and complete list of certificates of need, franchises, licenses, permits, certificates, approvals, resolutions, development orders, consents and other authorizations necessary to own, lease or operate each of the Target's assets or to conduct its business in compliance with
          applicable  law          ("Permits")  and, with  respect to  each
          Permit, the name of the licensor or grantor, a description of the subject matter, the termination date, and the terms of any renewal options. Each of the Targets has delivered to Acquiror true and complete copies of all of its Permits.

                       (b) Each of the Targets lawfully obtained and currently possesses the respective Permits and has fulfilled and performed its obligations under each of the Permits. No event has occurred and no condition or state of facts exists which constitutes or, after notice or lapse of time or both, would constitute a breach or default under any of the Permits or would allow revocation or termination of any of the Permits, or which might adversely affect the rights of any Target under any of the Permits. No notice of cancellation, of default, or of any dispute concerning any of the Permits, or of any event, condition or state of facts described in the preceding sentence, has been received by, or is known to, any Target or their respective officers, directors or employees. Except as set forth in Section 4.16 of the Disclosure Statement, each of Permits is valid, subsisting and in full force and effect, and will continue in full force and effect after the Merger, in each case without (i) the occurrence of any breach, default or forfeiture of rights thereunder, or
          (ii) the consent, approval or act of, or the making of any filing with, any governmental body, regulatory commission or other person.

                       (c) The Permits include all applicable environmental, land use and growth management obligations required by any federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality.

                 Section 4.17.   Proprietary Information.   Section 4.17 of
          the Disclosure Statement contains a true and complete list and brief description of all Intellectual Property, directly or indirectly related to the products, services or operations of each of the Targets or necessary to use the assets or conduct the business of the Targets as presently used or conducted. Each of the Targets owns or possesses the licenses or other rights to use their respective names and all the Intellectual Property identified in Section 4.17 of the Disclosure Statement. Except as set forth in Section 4.17 of the Disclosure Statement, to its knowledge, no Target is infringing upon or otherwise acting adversely to any Intellectual Property, the rights to which are owned by any other person. There is no claim or action by any person pending or threatened, with respect thereto. For the purposes of this Agreement, "Intellectual Property" means the names "Nationwide Care" (and any and all variations thereof) and all the corporate names, trade names, trademarks, trademark applications, service marks, service mark applications, theme concepts, copyrights, copyright applications, patents, patent applications, inventions, trade secrets, shop rights, know-how, business plans and strategies, proprietary processes and formulae, data bases, telephone numbers and all other proprietary technical information, whether patentable or unpatentable, directly or indirectly related to the products, services or operations of the business or necessary to conduct the business as it is now being conducted.

                 Section 4.18. Title to Assets and Related Matters. Each of the Targets has good, valid, marketable and insurable title to all of the assets owned by it free and clear of all mortgages, liens, pledges, charges, claims, security interests, encumbrances, easements, encroachments, limitations, restrictions, rights of third parties or other interests of any kind or character, except as set forth in Section 4.18 of the Disclosure Statement and except for liens for Taxes not yet due and payable.

                 Section 4.19.  Environmental Matters.

                       (a) Except as set forth in Section 4.19 of the Disclosure Statement, all of the Real Property and all operations conducted thereon, including without limitation the respective

          Target's use of its assets and the Real Property, are currently in compliance with all applicable federal, state, local and foreign environmental, land use and growth management laws, regulations, rules, ordinances, permits, development orders, approvals, resolutions and orders, including all consent orders.

                       (b) Except as set forth in Section 4.19 of the Disclosure Statement, with respect to the Real Property, there exists no state of affairs and to each Target's knowledge there has occurred no event that currently requires, or is currently expected to require in the future, reporting or disclosure by the Surviving Corporation to any federal, state, local or foreign agency concerned with environmental protection and management or land use control or growth management.

                       (c) There are no pending or threatened claims by any private parties or governmental agencies, and there are no pending or threatened judicial or administrative actions, alleging violations of any federal, state, local or foreign environmental, land use or growth management laws, regulations, rules, ordinances, permits, development orders, approvals, resolutions or orders on or connected with the Real Property, the assets or the operations conducted thereon or at any time prior to the Closing Date.

                       (d)     Section  4.19  of  the Disclosure  Statement
          contains a list and brief description of all written and oral communications between each of the Targets and any federal, state or local governmental authority with respect to any removal, remediation or clean-up required to be undertaken, the results of any inspection or compliance review, potential liability arising under or potential violations of the Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act, the Toxic Substances Control Act and the Comprehensive Environmental Response, Compensation and Liability Act and equivalent state and local laws, regulations, rules, ordinances and all court and administrative orders issued pursuant thereto, since January 1, 1991.

                 Section 4.20.  Labor Relations; Employees.

                       (a) The Targets collectively employ approximately 4,500 employees. No Target is a party to any collective bargaining agreement with respect to its work force or any portion thereof. Except as set forth in Section 4.20 of the Disclosure Statement:

                             (i) each Target has paid in full to all its employees all due and owing wages, salaries, commissions, bonuses, fringe benefit payments and all other direct and indirect compensation of any kind for all services performed by them and each of them to the date hereof;

                             (ii)        each Target is in  compliance with
          (1) all federal, state, local and foreign laws, regulations, rules, ordinances and court and administrative orders dealing with employment and employment practices of any kind, (2) all of the terms and conditions of employment of any kind with respect to its business, and (3) all wages and hours requirements and regulations;

                             (iii) there is no unfair labor practice, safety, health, discrimination or wage claim, charge, complaint suit, arbitration or proceeding pending or to each Target's knowledge threatened against or involving such Target before the National Labor Relations Board, Occupational Safety and Health Administration, Equal Employment Opportunity Commission, Department of Labor or any other federal, state, local or foreign agency;

                             (iv) there is no labor dispute, strike, work stoppage, interference with production or slowdown in progress or threatened against or involving such Target;

                             (v) there is no question of representation under the National Labor Relations Act, as amended, or any similar state statute, pending with respect to the employees of any Target;

                             (vi) there is no grievance pending or threatened which might have an adverse effect on any Target or on the conduct of its business; and

                             (vii) there is no collective bargaining agreement currently being negotiated or subject to negotiation or renegotiation by any Target.

                 Section 4.21.  Employee Benefit Plans.

                 (a)      Except  as  set  forth  in Section  4.21  of  the
          Disclosure Statement, no Target maintains any (i) employee welfare benefit plan (as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), or
          (ii) employee pension benefit plan (as defined in Section 3.(2) of ERISA), (a) which was maintained or administered by the Target immediately prior to Closing; (b) to which the Target contributed to, or was legally obligated to contribute to immediately prior to Closing, or (c) under which the Target had any liability immediately prior to Closing, with respect to its current or former employees or independent contractors. Except as set forth in Section 4.21 of the Disclosure Statement, none of the Targets or any ERISA Affiliate is now or has been in the past obligated to contribute to any multiemployer plan (as defined in ERISA
          Section 3(37) or to any plan subject to Title IV of ERISA. For purposes of this Agreement, "ERISA Affiliate" means any member (other than a Target) of a group of business entities including a Target, which are treated as a single employer under Section 414 of the Code.

                 (b) The only plans or arrangements maintained by any of the Targets for the benefit of current or former employees
          (including, without limitation, the plans referred to in paragraph (a)), are set forth in Section 4.21 of the Disclosure Statement
          (collectively, the "Benefit Plans"). The Targets have delivered or prior to the Closing shall deliver to Acquiror true and correct copies of each of the Benefit Plans. Each of the Benefit Plans has been established and maintained in all material respects in accordance with its terms and compliance with all applicable laws, including, but not limited to, ERISA and the Code. As of the

          Closing, all contributions required under applicable law or the terms of any Benefit Plan or other agreement relating to a Benefit Plan to be paid by any Target have been completely and timely made to such Benefit Plan when due, and each Target has established adequate reserves on its books to meet liabilities for contributions accrued but that have not been made because they are not yet due and payable.

                 Section 4.22.  Insurance.

                       (a) Each of the Targets is insured by financially sound and reputable insurers with respect to its properties and the conduct of its businesses.

                       (b) Section 4.22 of the Disclosure Statement contains (i) a true and complete list of all policies of liability, theft, fidelity, life, fire, product liability, workers' compensation, health and other forms of insurance held by the Targets and specifies the insurer, amount of coverage, type of insurance and policy number; and (ii) for the past three (3) fiscal years, an accurate description of any prior claims, any cancellation or significant increase in premiums and any pending claims under those or predecessor policies.

                       (c) The policies listed in Section 4.22 of the Disclosure Statement are outstanding, in full force and effect and all premiums billed with respect to those policies have been paid. The insurance coverage provided by the policies listed in
          Section 4.22 of the Disclosure Statement satisfies all contractual and statutory requirements applicable to each Target, its assets or its business and is in such amounts and insures
          against such        liabilities and hazards as is consistent with
          past practice and as is customarily maintained by other companies operating in similar businesses. No Target has, during the past five fiscal years, been denied or had revoked or rescinded by a carrier any policy of insurance.

                 Section 4.23. Life Care Contracts. No Target is a party to any contract pursuant to which such Target has agreed to care for any individual for such individual's life.

                 Section 4.24. Survey Reports. A true and complete copy of the most recent survey reports and any waivers of deficiencies, plans of correction and other investigation reports issued with respect to any facility of any Target has been delivered to Acquiror. Each facility is in compliance with all conditions and standards of licensing and participation in the Medicare and Medicaid programs.

                 Section EMPO. Payment Programs. Each Target is now, and on the Closing Date will be, certified for participation in, and party to valid provider agreements for payment by, the federal Medicare and Medicaid programs (the "Programs"); provided, however, that Nationwide's Markle Health Care facility is not certified for participation in the Medicare program. The Targets have filed all cost reports in connection with their businesses and operations that are required to be filed with any federal or state governmental or regulatory authority (including pursuant to Titles XVIII and XIX of the Social Security Act). A true and complete copy of all such cost reports has been provided to Acquiror. Except as set forth in Section 4.25 of the Disclosure Statement, the Targets have not received any notice of pending or threatened investigations by any Program which poses a risk to the Targets' participation in the Program or may result in any adjustments to reimbursements that have been paid, excluding survey report deficiencies that have been corrected. All billing practices by the Target to all third payors, including the federal Medicare program, state Medicaid programs and private insurance companies, have been true, fair and correct and in compliance with all applicable laws, regulations and policies of all such third payors, and the Targets have not billed for or received any payment or reimbursement in excess of amounts allowed by law, other than insignificant amounts subject to adjustment pursuant to periodic audits of cost reports submitted by the Target. Neither any Target, nor any Affiliate thereof, nor any director, officer or employee thereof, is a party to any contract, lease, agreement or arrangement, including any joint venture or consulting agreement with any physician, hospital, nursing facility, home health agency or other person who is in a position to make or influence referrals to or otherwise generate business for any Target to provide services, lease space, lease equipment or engage in any other venture or activity, to the extent prohibited by law or regulations.

                 Section 4.26.   Gratuitous Payments.   Neither any Target,
          nor any director, officer or employee, nor any agent acting on behalf of or for the benefit of any thereof, has directly or indirectly (i) offered or paid any remuneration, in cash or in kind, to, or made any financial arrangements with, any past or present customers, past or present suppliers, contractors or third party payors of any Target in order to obtain business or payments from such persons, other than entertainment activities in the ordinary and lawful course of business; (ii) given or agreed to give, or has knowledge that there has been made or that there is any agreement to make, any gift or gratuitous payment of any kind, nature or description (whether in money, property or services) to any customer or potential customer, supplier or potential supplier, contractors, third party payor or any other person other than in connection with promotional or entertainment activities in the ordinary and lawful course of business; (iii) made or agreed to make, or is aware that there has been made or that there is any agreement to make, any contribution, payment or gift of funds or property to, or for the private use of, any governmental official, employee or agent if either the contribution, payment or gift or the purpose of such contribution, payment or gift is or was illegal under the laws of the United States or under the laws of any state thereof or any other jurisdiction (foreign or domestic) under which such payment, contribution or gift was made; (iv) established or maintained any unrecorded fund or asset for any purpose or made any false or artificial entries on any of its books or records for any reason; or (v) made, or agreed to make, or has knowledge that there has been made or that the intention or understanding that any part of such payment would be used for any purpose other than that described in the documents supporting such payment.

                 Section 4.27. Brokers' or Finders' Fees. No agent, broker, investment banker or other person or firm acting on behalf of the Targets or Partners or any of their directors, executive officers, or partners or under the authority of any of them, is or will be entitled to any broker's or finder's fee or any other commission or similar fee, directly or indirectly, from any of the parties hereto in connection with any of the transactions contemplated hereby, except for those fees or commissions set forth and described in Section 4.27 of the Disclosure Statement which the Targets shall have paid in full prior to or at the Closing, and evidence of payment for which shall have been delivered to Acquiror at the Closing.

                 Section 4.28.  Disclosure

                       (a)   No representation or warranty by any Corporate
          Target or Partner contained in this Agreement and no statement made by any Corporate Target or Partner contained in the Disclosure Statement or any certificate or other instrument delivered or to be delivered pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading. All
          information in the         Disclosure Statement or  any Schedule,
          Exhibit or any contract delivered on behalf of the Corporate Targets and the Partners pursuant hereto or in connection with the transactions contemplated hereby shall be deemed to have been relied upon by Acquiror and AC and constitute representations and warranties by the Corporate Targets and the Partners herein.

                       (b) None of the information supplied or to be supplied by the Targets for inclusion in the registration statement on Form S-4 or other appropriate registration form to be filed with the SEC by Acquiror in connection with the offer and issuance of the Acquiror Common Shares in or as a result of the Mergers (the "Registration Statement"), will at the time the Registration Statement becomes effective under the Securities Act contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                 Section 4.29.   Tax Representations.   The representations
          and warranties by the shareholders of the Corporate Targets required under Section 6.15 shall be true, correct and complete in all respects as of the Effective Time.

                 Section 4.30. Representations and Warranties as of Date Hereof; No Other Representations and Warranties. The representations and warranties contained in the foregoing Sections 4.1 through 4.29 inclusive are made as of the date hereof, except as otherwise expressly indicated therein. None of the Corporate Targets or Partners makes, and no party shall be entitled to rely upon, any representation or warranty as to any fact or matter other than as expressly set forth herein.

                                                ARTICLE V

                            REPRESENTATIONS AND WARRANTIES OF  ACQUIROR AND
          AC

                 As a material inducement to the Corporate Targets and the Partners to enter into this Agreement and to consummate the transactions contemplated hereby, Acquiror and AC represent and warrant to the Corporate Targets and the Partners that:

                 Section 5.1. Organization; Power. Acquiror is a corporation duly organized and validly existing under the laws of the State of Nevada, for which all required annual reports have been filed with the Nevada Secretary of State and for which no Articles of Dissolution appear as having been filed with the Nevada Secretary of State. AC is a corporation duly organized and validly existing under the laws of the State of Delaware. Each of Acquiror and AC has all the requisite corporate power and authority to own, lease and operate its business as it is now being conducted and to enter into this Agreement, to consummate the transactions contemplated hereby, and to comply with and fulfill the terms and conditions of this Agreement.

                 Section 5.2. Capital Stock. The authorized shares of Acquiror and AC are as set forth in the Preliminary Statement to this Agreement. All issued and outstanding Acquiror Common Shares and common stock of AC are validly issued and outstanding, fully paid and nonassessable.

                 Section 5.3.  Authority; No Violation; Etc.

                       (a) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Acquiror and AC. This Agreement is a valid and binding obligation of Acquiror and AC, enforceable against Acquiror and AC in accordance with its terms and conditions, except as the enforcement hereof and thereof may be affected by bankruptcy, insolvency, moratorium or other laws relating to or limiting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.

                       (b) Except as set forth in Section 5.3 of the statement of disclosure delivered by the Acquiror to the
          Corporate Targets and the Partners in connection with the execution of this Agreement (the "Acquiror's Disclosure Statement"), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance by Acquiror and AC with any of the provisions hereof, will:

                             (i) conflict with, violate, result in a breach of, constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration under any provision of the Articles or Certificate of Incorporation or Bylaws of Acquiror or AC, or any of the terms, conditions or provisions of any note, lien, bond, mortgage, indenture, license, lease, contract, commitment, agreement, understanding, arrangement, restriction or other instrument or obligation to which Acquiror or AC is a party or by which Acquiror or AC may be bound;

                             (ii) violate any law, rule or regulation of any government or governmental agency or body, or any judgment, order, writ, injunction or decree of any court, administrative agency or governmental agency or body applicable to Acquiror or AC; or

                             (iii) constitute an event that, with or without notice, lapse of time or action by a third party, could result in the creation of any lien, charge or encumbrance upon any of the assets of Acquiror or AC or cause the maturity of any liability, obligation or debt of Acquiror or AC to be accelerated or increased.

                 Section 5.4. Consents and Approvals. Except in connection with the HSR Act, the Securities Act and the Exchange Act and the approval of this Agreement by Acquiror as the shareholder of AC and as set forth in Section 5.4 of the Acquiror's Disclosure Statement, the execution, delivery and performance of this Agreement by Acquiror and AC and the consummation of the transactions contemplated hereby will not require any notice to, action of, filing with or consent, authorization, order or approval from any court, administrative agency or other governmental authority or agency, or any individual, corporation, partnership, joint venture, association, firm, organization, group or any other entity or enterprise.

                 Section  5.5.  Reports.   Acquiror has  filed all required
          forms, reports and documents with the SEC required to be filed by it pursuant to the federal securities laws and the rules and regulations of the SEC thereunder (the "Acquiror SEC Reports"), each of which complied, at the time such form, report or document was filed, in all material respects with the then applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations thereunder. None of the Acquiror SEC Reports, including without limitation any financial statements or schedules included therein, at the time filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of Acquiror included in the Acquiror SEC Reports (the "Acquiror Financial Statements") were prepared from Acquiror's books and records in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of Acquiror and its consolidated subsidiaries as at the dates thereof and the results of their operations and their cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal, recurring year-end adjustments and any other adjustments described therein.  Since the date of the last audited balance sheet in the Acquiror Financial Statements (the "Acquiror Bring Down Date"), neither Acquiror nor any of its subsidiaries has incurred any liabilities or obligations, whether absolute, accrued, fixed, contingent, liquidated, unliquidated or otherwise and whether due or to become due, except (i) as and to the extent set forth on the audited balance sheet of the Acquiror and its subsidiaries as at the Acquiror Bring Down Date (including the notes thereto), (ii) as incurred in connection with the transactions contemplated, or as provided, by this Agreement, (iii) as incurred after the Acquiror Bring Down Date in the ordinary course of business and consistent with past practices, (iv) as described in the Acquiror SEC Reports or (v) as would not, individually or in the aggregate, have a material adverse effect upon the business, assets or condition, financial or otherwise, of Acquiror and its subsidiaries considered as a whole. Acquiror has delivered to Nationwide all Acquiror SEC Reports filed with the SEC since January 1, 1993.

                 Section 5.6. Due Authorization of Shares. The Acquiror Common Shares to be issued at the Closing will, when issued, be duly authorized Common Shares of Acquiror and, when delivered, will be duly and validly issued, fully paid and nonassessable and qualified for trading on the NYSE subject to notice of issuance.

                 Section 5.7. Compliance with Laws; No Default or Litigation. Except as set forth in Section 5.7 of the Acquiror's Disclosure Statement, neither Acquiror nor any of its subsidiaries is in default of or has violated (nor is there any event or condition which, with notice or lapse of time or both, would constitute a default or violation of) in any respect, (i) any contract, agreement, lease, consent, order or other written commitment or instrument to which it is a party or by which the assets or business of any of the Acquiror or its subsidiaries are bound, or (ii) any law, rule, regulation, ordinance, writ, injunction, development order, permit, resolution, approval, order, decree, policy or guideline of any court or any foreign, federal, state, local or other governmental department, commission, board, bureau, agency or instrumentality (including without limitation applicable laws, rules and regulations relating to environmental protection, antitrust, civil rights, health and occupational health and safety) except where such default or violation would not, individually or in the aggregate with all other defaults and/or violations, have a material adverse effect on the business, assets or condition, financial or otherwise, of Acquiror and its subsidiaries considered as a whole. Except as disclosed in the Acquiror Financial Statements or as set forth in Section 5.7 of the Acquiror's Disclosure
          Statement: neither Acquiror nor any of its subsidiaries is presently engaged in or threatened with or aware of  any situation  that  could subject  Acquiror  or any  of  its subsidiaries (together, the "Acquiring Companies") to any litigation (including appeals of lower court decisions), arbitration, claim or other legal proceedings or governmental or any other investigation relating to the affairs of any of the Acquiring Companies or any of their properties or assets that (a) questions the validity or enforceability of this Agreement or that could prevent, hinder or delay consummation of the transactions contemplated by this Agreement or (b) would reasonably be expected to have a material adverse effect on the business, assets or condition, financial or otherwise, of Acquiror and its subsidiaries considered as a whole.

                 Section 5.8. Tax Representations. The representations and warranties by Acquiror and AC required under Section 7.7 shall be true, correct and complete in all respects as of the Effective Time.

                 Section 5.9. Brokers' or Finders' Fees. No agent, broker, investment banker or other person or firm acting on behalf of Acquiror or any of its directors or executive officers, or under the authority of any of them is or will be entitled to any broker's or finder's fee or any other commission or similar fee, directly or indirectly, from Acquiror in connection with any of the transactions contemplated hereby.

                 Section 5.10. Representations and Warranties as of Date Hereof. The representations and warranties contained in the foregoing Sections 5.1 through 5.9 inclusive are made as of the date hereof, except as otherwise expressly indicated therein. Neither the Acquiror nor AC makes, and no party shall be entitled to rely upon, any representation or warranty as to any fact or matter other than as expressly set forth herein.

                                               ARTICLE VI

                              CERTAIN PRE-CLOSING COVENANTS OF THE TARGETS

                 Each of the Corporate Targets and the Partners covenants and agrees that between the date hereof and the Closing:

                 Section 6.1. Maintenance of Corporate Status. Each of the Corporate Targets shall be maintained at all times as a corporation validly existing and in good standing under the laws of the state of its incorporation and in good standing as a foreign corporation in all states in which it is currently qualified to do business. No amendment shall be made to the Articles of Incorporation or Bylaws of any of the Corporate Targets without the prior written consent of Acquiror.

                 Section 6.2. No Change in Capitalization. No change will be made in the number of issued and outstanding Target Common Shares, other than as a result of the exercise of outstanding warrants or options to purchase Target Common Shares in accordance with the terms of such warrants or options. No option, warrant or any other right to purchase or to convert any obligation or security into Target Common Shares will be sold, issued or granted by the Targets.

                 Section 6.3. Shareholders Meetings; Proxy Material. Each of the Corporate Targets shall cause a meeting of its shareholders to be duly called and held as soon as practicable following the effectiveness of the Registration Statement for the purpose of voting on the approval and adoption of this Agreement and the Mergers. The Board of Directors of each of the Corporate Targets shall recommend approval and adoption of this Agreement and the Mergers by the respective Corporate Target's shareholders. In connection with such meeting, each of the Targets:

                       (a) will cooperate with Acquiror in the prompt preparation of the Registration Statement and use its best efforts to have the Registration Statement declared effective by the SEC, and will thereafter mail to its shareholders as promptly as practicable the Proxy Statement and all other solicitation materials for use in connection with the meeting of shareholders;


                       (b) will use its best efforts to obtain the necessary approvals by its shareholders of this Agreement and the Merger, including without limitation the solicitation of proxies from the respective Target's shareholders voting in favor of the approval; and

                       (c)       will  otherwise  comply   with  all  legal
          requirements applicable to such meeting.

                 Section  6.4.   Operation of  the Business.   Each  of the
          Targets shall operate its business diligently and only in the regular and ordinary course and manner as it has previously been operated. Without limiting the generality of the foregoing, each of the Targets shall use all reasonable efforts to (i) preserve its present business organization intact and conserve its goodwill; (ii) keep available and maintain the services of all officers, employees, agents and representatives on the same or substantially the same terms; (iii) continue and preserve good relationships with suppliers, customers, lenders and others having business dealings or relationships with the Targets; (iv) maintain in full force and effect all Permits required for the operation of the business as presently conducted; and (v) maintain and keep in good order, consistent with past practice, all of the Targets's tangible assets, ordinary wear and tear excepted. None of the Targets shall, without the prior written consent of Acquiror: (i) incur any indebtedness to any third party, except trade payables incurred in the ordinary course of business consistent with past practices; (ii) declare, set aside or pay any dividends or other distributions or payments on or in respect of its outstanding shares, or purchase, redeem or otherwise acquire, or agree to purchase, redeem or otherwise acquire any Target Common Shares; (iii) knowingly do any act or omit any act or permit any omission to act within its control, which will cause a breach or default in any of the Targets' contracts, commitments or obligations; (iv) except in the ordinary course of business consistent with past practices, change or increase the rate of compensation paid by any of the Targets to any of their directors, officers, employees or agents, including without limitation the payment of bonuses and arrangements for severance pay, or (v) enter into any agreement to do any of the foregoing.

                 Section  6.5.    Other Offers.    From  the  date of  this

          Agreement until it is terminated in accordance with Article X, the Targets shall not and shall cause its officers, directors, partners, employees and other agents not to, directly or indirectly, take any action to solicit, initiate or encourage the making of any Acquisition Proposal (as hereinafter defined). Until this Agreement shall be terminated in accordance with Article X, the Targets will not enter into any agreement to merge or consolidate with, issue Target Common Shares to, exchange the Target Common Shares with, or sell a substantial portion of the Targets' assets to, any person or entity. The Targets will promptly notify Acquiror after receipt of any Acquisition Proposal or any request for nonpublic information relating to the Targets in connection with an Acquisition Proposal or for access to the personnel, properties, books or records of any of the Targets by any person or entity that informs the Board of Directors or Partners of any of the Targets that it is considering making, or has made, an Acquisition Proposal. The term "Acquisition Proposal" as used herein means any offer or proposal for, or any indication of interest in, a merger or other business combination involving any of the Targets or the acquisition of a majority of the equity interest in, or a majority of the assets of, any of the Targets, other than the transactions contemplated by this Agreement.

                 Section 6.6. Compliance with the Securities Act; Affiliates. Each of the Targets shall use its best efforts to cause each person who is an "affiliate", as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act, of such Target to deliver to the Target at or prior to the Effective Time a written agreement to the effect that such person will not offer to sell, sell or otherwise dispose of any Acquiror Common Shares issued in the Mergers, except, in each case, pursuant to an effective registration statement or in compliance with Rule 145, as amended from time to time, or in a transaction that, in the opinion of legal counsel satisfactory to Acquiror, is exempt from the registration requirements of the Securities Act, such agreement to be in substantially the form attached hereto as Exhibit 6.6(a). Each of the Targets shall use its best efforts to cause each such person not to take any action that would impair Acquiror's ability to account for the Mergers as poolings of interests. Accordingly, each of the Targets shall use its best efforts to cause each such person to deliver prior to the Effective Time a written agreement in the form attached as Exhibit 6.6(b) to this Agreement, to the effect that such person shall not sell or otherwise reduce his or her risk relative to any Acquiror Common Shares received in connection with the Mergers (within the meaning of the SEC's Codification of Financial Reporting Policies
          Section 201.01) until Acquiror has published financial results (including combined sales and net income) covering at least thirty days of post-Merger operations, except as permitted by Staff Accounting Bulletin No. 76 issued by the SEC.

                 Section 6.7. Taxes. Each of the Targets shall timely file all Tax reports and Returns required to be filed with any governmental authority wherein the nature of its activities is such as to require the filing thereof, and shall promptly pay, when due, all federal, state, local and foreign taxes, assessments, governmental charges, fees, interest and penalties lawfully levied or assessed upon it or its properties.

                 Section 6.8. Access; Review. Each of the Targets shall provide to Acquiror, its attorneys, accountants, appraisers and other authorized representatives or retained experts access upon reasonable notice to all the premises, books, records, personnel and income tax returns of or relating to such Target during normal business hours and shall furnish to such persons such financial and operating data and other information as Acquiror or such persons may from time to time reasonably request. In addition, each of the Targets shall authorize its independent certified public accountants to give Acquiror's independent certified public accountants access to books and records and work papers regarding the Target's financial statements. No investigation, test, examination or inquiry by Acquiror shall affect the representations and warranties contained in this Agreement.

                 Section 6.9. Insurance. Each of the Targets shall maintain the types and levels of insurance currently in effect to insure its assets and its business against the risk of loss or damage attributable to casualty, storm, fire, theft, burglary or riot.

                 Section 6.10. Monthly Financial Statements. On or prior to the thirtieth day of each calendar month, each of the Targets shall deliver to Acquiror copies (identified with a reference to this Section 6.10) of the unaudited monthly balance sheet and statement of income of such Target for the immediately preceding month (the "monthly statements"), prepared in a manner consistent with past practices used in preparation of such statements, all of which when delivered, shall be materially complete and correct, prepared from the books and records of such Target in accordance with generally accepted accounting principles (except for the omission of notes thereto) consistently applied and maintained throughout such months, and shall in all material respects fairly present the financial condition of such Target as at their respective dates and the results of the operations of its business for the months covered thereby.

                 Section 6.11.  Approvals,  Notices and Consents.  Promptly
          after the execution of this Agreement, each of the Targets shall file all forms, applications and reports, including without limitation all filings under the HSR Act, and take such other action which is required to be taken or filed with any governmental agency or authority in connection with the transactions contemplated by this Agreement. Each of the Targets shall cooperate with Acquiror in promptly producing such additional information as those authorities may require to allow early termination of the notice period provided by the HSR Act or as otherwise necessary to comply with statutory requirements and requests of the Federal Trade Commission or the Department of Justice. Each of the Targets shall give all additional notices to third parties and take such other action required to be given or taken by it under any authorization, lease, note, mortgage, indenture, agreement or other instrument or any law, rule, regulation, demand or court or administrative order in connection with the transactions contemplated by this Agreement, and shall use its best efforts to obtain all consents and approvals necessary to enable it to consummate the transactions contemplated by this Agreement. Each of the Targets shall use its reasonable efforts to obtain estoppel certificates from the lessors under the leases of Real Property.

                 Section  6.12.    The  Targets'  Actions;  Supplements  to
          Representations and Warranties. From the date of this Agreement through the Closing, (a) each of the Targets shall use its best efforts to cause the conditions to the obligations of the Corporate Targets and the Partners set forth in Article IX to be satisfied to the extent that the satisfaction of such conditions is within the control of such Target; provided, however, that the foregoing shall not constitute a limitation upon the covenants and obligations of the Corporate Targets and the Partners otherwise set forth in this Agreement; (b) none of the Targets shall take any action or omit to take any action within its control to the extent such action or omission might result in a breach of any term or condition of this Agreement or in any representation or warranty contained in this Agreement being inaccurate or incorrect on and as of the Closing Date; and (c) each of the Targets shall deliver to Acquiror, as soon as possible after discovery thereof, but not later than at the Closing, supplemental information updating the information set forth in the representations and warranties of the Targets set forth in this Agreement to reflect subsequent occurrences, if any, (along with a notice stating the representations and warranties, including the schedules referred to therein, to which such supplemental information relates) so that such representations and warranties as supplemented by such information will be true and correct as of the Closing as if then made.

          The foregoing provisions shall not be deemed to permit any transaction between the date hereof and the Closing not otherwise contemplated or permitted by this Agreement nor shall any action taken by any of the Targets pursuant to the foregoing provisions impair the exercise by Acquiror of its rights as set forth in
          Section 10.2.

                 Section 6.13. Notice of Material Adverse Change. The Targets shall promptly advise Acquiror in writing of any material adverse change in the assets or financial condition, results of operations, businesses or properties of the Targets considered as a whole.

                 Section  6.14.  Pooling.   None of the  Targets shall take
          any action that would prevent the Mergers from qualifying for pooling of interests accounting treatment.

                 Section 6.15. Tax Statements. The Targets will make and will use their reasonable efforts to cause their respective shareholders to make the representations and warranties contained in Exhibit 6.15, and such other representations and warranties as considered reasonably necessary by the accountants or counsel for purposes of rendering the opinions referred to in Sections 8.12 and 9.10.

                 Section 6.16. Cooperation. Each of the Targets shall generally cooperate with Acquiror and its officers, employees, attorneys, accountants and other agents and, generally, do such other acts and things in good faith as may be reasonable, necessary, or appropriate to timely effectuate the intents and purposes of this Agreement and the consummation of the transactions contemplated hereby.

                                               ARTICLE VII

                                CERTAIN PRE-CLOSING COVENANTS OF ACQUIROR

                 Acquiror covenants and agrees that between the date hereof and the Closing:

                 Section 7.1. Required Consents and Approvals. It shall use all reasonable efforts to obtain all consents and approvals necessary to enable it to consummate the transactions contemplated by this Agreement. Acquiror shall also use its best efforts to obtain within 60 days of the date of this Agreement all necessary consents from its principal lenders, as set forth in Section 5.4 of Acquiror's Disclosure Statement.

                 Section 7.2. Premerger Notification. It shall file with the proper authorities all forms and other documents necessary to be filed pursuant to the HSR Act and regulations issued thereunder as promptly as possible and shall cooperate with the Targets in promptly producing such additional information as such authorities may require to allow early termination of the notice period provided by the HSR Act or as otherwise necessary to comply with statutory requirements and requests of the Federal Trade Commission or the Department of Justice.

                 Section 7.3.  Registration Statement; NYSE Listing.

                       (a) Acquiror shall promptly prepare and file with the SEC under the Securities Act the Registration Statement and shall use all reasonable efforts to cause the Registration Statement to be declared effective as promptly as practicable. Acquiror shall take all reasonable action required to be taken under applicable state securities or Blue Sky laws in connection with the issuance of Acquiror Common Shares in the Mergers.

                       (b) Acquiror shall take all such action as is reasonably necessary to qualify the Acquiror Common Shares to be issued in the Mergers for trading on the NYSE effective upon notice of issuance.

                       (c) Acquiror as the sole shareholder of AC shall vote to approve or consent in writing to the approval of this Agreement and the Mergers. Subject to the satisfaction of the conditions to Acquiror's obligations set forth in Article VIII,

          Acquiror shall cause AC to execute and deliver all documents reasonably considered necessary for the consummation of the transactions contemplated hereby.

                 Section 7.4. Notice of Material Adverse Change. Acquiror shall promptly advise the Targets in writing of any material adverse change in Acquiror, its assets or the financial condition, results of operations, businesses or properties of Acquiror and its subsidiaries considered as a whole.

                 Section 7.5. Pooling Actions. Neither Acquiror nor any of its subsidiaries shall take any action that would prevent the Merger from qualifying for pooling of interests accounting treatment.

                 Section 7.6. Pooling Letter. Prior to the date of Closing, Acquiror shall have caused KPMG Peat Marwick LLP to deliver to Acquiror a letter with respect to whether the Mergers will qualify for pooling of interests accounting treatment.

                 Section 7.7. Tax Statements. Acquiror and AC will make the representations, warranties and covenants contained in
          Exhibit 7.7, and such other representations, warranties and covenants as considered reasonably necessary by the accountants or counsel for purposes of rendering the opinions referred to in Sections 8.12 and 9.10.

                 Section 7.8. Environmental Surveys. Acquiror shall use its reasonable efforts to cause to have performed within 60 days of execution of this Agreement, at Acquiror's expense, Phase I environmental surveys of all long-term health care facilities currently operated but not owned by the Targets and to be operated by the Surviving Corporation following the Closing.

                 Section 7.9. Cooperation. Acquiror shall generally cooperate with each of the Targets and its officers, employees, attorneys, accountants and other agents, and, generally, do such other acts and things in good faith as may be reasonable, necessary or appropriate to timely effectuate the intents and purposes of this Agreement and the consummation of the transactions contemplated hereby, including assisting the Targets in obtaining agreements to release at the Closing the personal guarantees as described in Section 9.11. Prior to the Closing Date, Acquiror and AC agree to disclose to the Targets any fact or matter that comes to the attention of Acquiror or AC that might indicate that any of the representations or warranties of any of the Targets may be untrue, incorrect, or misleading in any material respect.


                                              ARTICLE VIII

                 CONDITIONS PRECEDENT TO THE PERFORMANCE OF ACQUIROR

                 The obligations of Acquiror pursuant to the terms of this Agreement are subject to the satisfaction, at the Closing, of each of the following conditions:

                 Section 8.1. Accuracy of Representations and Warranties of the Targets. Each of the representations and warranties of each of the Corporate Targets and the Partners contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as if made at and as of the Closing Date. For purposes of this Section 8.1, all references in such representations and warranties to "the date hereof," "the date of this Agreement" and like language shall mean the Closing Date.

                 Section 8.2. Compliance. Each of the Targets and the Partners shall have performed, complied with and fulfilled in all material respects all the covenants, agreements, obligations and conditions required by this Agreement to be performed, complied with or fulfilled by it at or prior to the Closing.

                 Section 8.3. Approval. The execution and delivery of this Agreement by each of the Corporate Targets and the Partners, and the performance of the Targets' and Partners' covenants and obligations hereunder, shall have been duly authorized by all necessary action on the part of such Target or Partner.

                 Section 8.4. HSR Act Approval. Any applicable waiting period under the HSR Act relating to the Mergers shall have expired or been terminated.

                 Section 8.5. Authorizations. All material permits, authorizations, approvals and consents of and notices to any federal, state or local governmental body, agency or authority or any other third party, which may be required by law, regulation, rule, ordinance, order, decree, agreement, indenture, lease or other instrument or document to which any of the Targets or Acquiror is a party or by which such Target or Acquiror or its assets are bound or which Acquiror may otherwise reasonably require in connection with the execution of this Agreement or effectuation of the transactions contemplated by this Agreement shall have been obtained or made by the respective Target or Acquiror on terms and conditions reasonably satisfactory to Acquiror, other than licenses set forth in Section 4.16 of the Disclosure Statement which cannot be transferred, but which must be issued to Acquiror after the Closing.

                 Section 8.6. Litigation. No order, decree, writ or ruling of any governmental authority or court shall have been entered that restrains, enjoins, or otherwise prohibits the consummation of the transactions contemplated hereby.

                 Section 8.7. No Material Adverse Change. In the reasonable judgment of Acquiror, between the date hereof, and the Closing, there shall not have been any material adverse change or any event which is likely to result in any material adverse change in the assets, business, financial condition or results of operations of the Targets and their subsidiaries taken as a whole.

                 Section  8.8.   Closing Deliveries.   Acquiror  shall have
          received from the respective Target all of the instruments, documents and considerations described in Section 12.2, and the form and substance of all such deliveries shall be reasonably satisfactory in all material respects to Acquiror.

                 Section 8.9. Dissenters' Rights. Holders in excess of 5% of the Target Common Shares shall not have exercised appraisal rights under applicable law.

                 Section 8.10. Pooling Letter. Acquiror shall have received a letter from KPMG Peat Marwick LLP, in form and substance reasonably satisfactory to Acquiror, stating that the Mergers will qualify for poolings of interests accounting treatment.

                 Section 8.11. Exercise of Warrants. All warrants issued by Nationwide shall have been exercised prior to the Closing.

                 Section 8.12. Tax Opinions. Acquiror shall have received opinions of KPMG Peat Marwick LLP acceptable in form and content to Acquiror substantially to the effect that the merger of each Corporate Target with and into AC will, in each instance, constitute a reorganization within the meaning of Section 368(a)(1)(A) and Section 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code"), and each Corporate Target, AC and
          Acquiror will each be a "party to reorganization" within the meaning of Section 368(b) of the Code.

                 Section 8.13. Lease Extensions. The lease of Colonial Oaks Health Care Center shall have been renewed in accordance with such lease for an additional five year term, and the Targets shall have used their reasonable efforts to obtain modifications to the lease of Ossian Health Care to provide for a five year extension.

                                               ARTICLE IX

                     CONDITIONS PRECEDENT TO PERFORMANCE OF THE
                           CORPORATE TARGETS AND PARTNERS

                 The obligations of each of the Corporate Targets and Partners pursuant to the terms of this Agreement are subject to the satisfaction, at the Closing, of each of the following conditions:

                 Section 9.1.   Accuracy of Representations  and Warranties
          of Acquiror and AC. Each of the representations and warranties of Acquiror and AC contained in this Agreement shall be true and correct in all material respects at the Closing with the same force and effect as if made at the Closing. For purposes of this
          Section 9.1, all references in such representations and warranties to "the date hereof," "the date of this Agreement" and like language shall mean the Closing Date.

                 Section 9.2. Compliance. Acquiror and AC each shall have performed, complied with and fulfilled in all material respects all the covenants, agreements, obligations and conditions required by this Agreement to be performed, complied with or fulfilled by it at or prior to the Closing.

                 Section 9.3. Corporate Approval. The execution and delivery of this Agreement by Acquiror and AC, and the performance  by  Acquiror  and  AC  of  all of  their  respective covenants and obligations hereunder shall have been duly authorized by all necessary corporate action on the part of Acquiror and AC.

                 Section 9.4. Authorizations. All material permits, authorizations, approvals and consents of and notices to any federal, state or local governmental body, agency or authority or any other third party, which may be required by law, regulation, rule, ordinance, order, decree, agreement, indenture, lease or other instrument or document to which any of the Targets or Acquiror is a party or by which such Target or Acquiror or its assets are bound or which the Targets may otherwise reasonably require in connection with the execution of this Agreement or effectuation of the transactions contemplated by this Agreement shall have been obtained or made by the respective Target or Acquiror on terms and conditions reasonably satisfactory to the Targets.

                 Section 9.5. Registration Statement. The Registration Statement shall have become effective under the Securities Act and the Acquiror Common Shares to be issued in the Mergers shall have become qualified or registered (or shall be exempt from qualification or registration) under comparable state securities laws, and at or prior to the Effective Time no stop order suspending the effectiveness of the Registration Statement or the qualification or registration of the Acquiror Common Shares to be issued in the Mergers under the Blue Sky laws of any jurisdiction shall have been issued and no proceeding for that purpose shall have been initiated or shall be threatened or contemplated by the SEC or the authorities of any such jurisdictions, and the Acquiror Common Shares shall be eligible for trading on the NYSE upon notice of issuance.

                 Section 9.6. Litigation. No order, decree, writ or ruling of any governmental authority or court shall have been entered that restrains, enjoins or otherwise prohibits the consummation of the transactions contemplated by this Agreement.

                 Section 9.7. No Material Adverse Change. In the reasonable judgment of the Targets, between the date of execution and the Closing, there shall not have been any material adverse change or any event which is likely to result in any material adverse change in the assets, business, financial condition or results of operations of Acquiror and its subsidiaries, taken as a whole.

                 Section 9.8. HSR Act Waiting Periods. Acquiror and the Targets shall have filed all notifications required by the HSR Act with the Department of Justice and the Federal Trade Commission and the applicable waiting periods with respect thereto (including any extension thereof by reason of a request for additional information) shall have expired or been terminated.

                 Section 9.9. Closing Deliveries. Each of the Targets shall have received from Acquiror all of the instruments, documents and considerations described in Section 12.3, and the form and substance of all such deliveries shall be reasonably satisfactory in all material respects to the Targets.

                 Section 9.10. Tax Opinions. Nationwide shall have received opinions of Ice Miller Donadio & Ryan acceptable in form and content to Nationwide, substantially to the effect that the merger of each Corporate Target with and into AC will, in each instance, constitute a reorganization within the meaning of Section and Section 368(a)(2)(D) of the Code, and each Corporate Target, AC and Acquiror will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code.

                 Section 9.11. Release of Guarantees. The beneficiaries with respect to the personal guarantees by the shareholders of the Corporate Targets and/or Partners in the Partnership Targets that are set forth in Section 9.11 of the Disclosure Statement shall have agreed to release such guarantees at the time of the Closing or Acquiror shall have agreed to indemnify such shareholders and/or Partners for any losses resulting from such guarantees.

                                                ARTICLE X

                                               TERMINATION

                 Section  10.1   Termination  by  Mutual  Agreement.   This
          Agreement may be terminated by the mutual agreement in writing of the parties hereto at any time prior to the Closing.

                 Section 10.2. Termination by Acquiror. This Agreement and any obligations of Acquiror hereunder (other than its obligations under the Confidentiality Agreement referred to in
          Section 11.1 may be terminated upon written notice to that effect by Acquiror at any time prior to or at the Closing, if in the judgment of Acquiror (a) any of the Targets or the Partners shall have breached or failed to perform in any material respect any of its covenants or obligations under this Agreement; (b) any representation or warranty of any of the Targets or the Partners contained in this Agreement is false or misleading in any material respect and cannot be cured prior to July 31, 1995; or (c) any other material condition precedent to Acquiror's performance of its obligations under this Agreement is not capable of being met.

                 Section 10.3. Termination by the Corporate Targets and Partners. This Agreement and any obligations of any of the Corporate Targets and Partners hereunder (other than their obligations under the Confidentiality Agreement referred to in
          Section 11.1) may be terminated upon written notice to that effect by any of the Corporate Targets and the Partners at any time prior to or at the Closing if in the judgment of such Target or Partner (a) Acquiror shall have breached or failed to perform in any material respect any of its covenants or obligations under this Agreement; (b) any representation or warranty of Acquiror contained in this Agreement is false or misleading in any material respect and cannot be cured prior to July 31, 1995; (c) any other material condition precedent to such Target's or Partner's performance of its obligations under this Agreement is not capable of being met; (d) the average closing price of one Acquiror
          Common Share as reported by the NYSE for the ten (10) trading days immediately preceding the Closing Date is less than $21.82; or (e) the Mergers have not been consummated by July 31, 1995.

                                               ARTICLE XI

                                          ADDITIONAL AGREEMENTS

                 Section 11.1. Confidentiality. Acquiror and each of the Targets agree that the Confidentiality Agreement dated November 7, 1994 between Acquiror and Nationwide shall remain in full force and effect at all times prior to the Effective Time and after any termination of this Agreement, and each agrees to comply with the terms of that agreement.

                 Section 11.2. Employee Benefit Matters. Acquiror and AC agree to continue in full force and effect the Benefit Plans of the Targets referred to in Section 4.21 of the Disclosure Statement and existing at the Effective Time until those employees o f the Targets who become employees of the Surviving Corporation in the Mergers become eligible to participate in the employee benefit plans of Acquiror. Acquiror will recognize such transferred employees' service with any of the Targets for purposes of eligibility and vesting under such Acquiror plans. Nothing set forth in this Agreement shall be construed to impose any obligation on Acquiror or AC to continue the employment of any person after the Effective Time or give any person any rights to such employment; provided, however, that Acquiror acknowledges that in connection with the Mergers the Surviving Corporation will assume the obligations of Nationwide pursuant to those Employment Agreements set forth on Schedule 11.2(a). Acquiror and the Surviving Corporation also agree that prior to the termination of any employee whose name is set forth on Schedule 11.2(b), the Surviving Corporation will give such employee thirty days notice and will pay to such terminated employee as severance one week's salary for each year such employee has been employed by Nationwide or its affiliates, as set forth on Schedule 11.2(b), less applicable withholdings.

                 Section 11.3. Agreements Respecting Meadowvale. Prior to the Effective Time, Meadowvale will distribute to Donald Cheesman ("Cheesman") as a dividend real property including land and a home built thereon located at 1529 West Lancaster Street, Bluffton, Indiana and owned by Meadowvale (the "Residence"). In addition, Meadowvale will repay to Cheesman all amounts owing by Meadowvale to Cheesman pursuant to that certain Promissory Note dated February 1, 1986 executed by Meadowvale in favor of Cheesman. After the Effective Time, AC shall honor and pay the debt in the amount of $313,408 owed to Thomas E. Phillippe, Sr. by Shangri-La. The parties to this Agreement agree that the transactions contemplated by this Section 11.3 shall not affect the amount of Merger Consideration due pursuant to this Agreement.

                 Section 11.4. Preservation of Tax-Free Reorganization Treatment. Neither Acquiror nor AC shall, and each of them shall use its best efforts to cause their respective affiliates not to, take or cause to be taken, any action, whether before or after the Effective Time, which would disqualify any of the Mergers as a "reorganization" within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code.

                 Section 11.5. Publication of Financial Results. In accordance with the Codification of Financial Reporting Policies of the Securities and Exchange Commission, in order to permit the sale of Acquiror Common Shares following the Closing and also to preserve the treatment of the transactions described herein as a pooling of interests for accounting purposes, Acquiror agrees to publish the financial results of the combined operations of Acquiror, AC and the Targets, covering at least 30 days of such combined operations, no later than the last to occur of (a) 60 days following the end of the month in which the Closing occurs and (b) 10 days following delivery of such financial information with respect to the operations previously owned by the Targets as Acquiror considers reasonably necessary to prepare the combined financial results described in this Section 11.5.

                                               ARTICLE XII

                                               THE CLOSING

                 Section 12.1. Time and Place. The closing of the transactions contemplated by this Agreement shall take place at the offices of Ice Miller Donadio & Ryan, One American Square, 34th Floor, Indianapolis, Indiana, at 10:00 a.m. Indianapolis time on June 30, 1995, or on such other date as the parties hereafter agree (the "Closing").

                 Section 12.2. Deliveries to Acquiror at the Closing. At the Closing, and simultaneously with the deliveries to the Targets specified in Section 12.3, the Corporate Targets and the Partners shall deliver or cause to be delivered to Acquiror the following:

                       (a) Certificates of the President and Chief Financial Officer of each of the Corporate Targets and of each of the Partners as to the accuracy of its representations and warranties contained in this Agreement and as to its compliance with and fulfillment of all covenants, agreements, obligations and conditions required by this Agreement.

                       (b) Copies of all resolutions adopted by the Board of Directors and the shareholders of each of the Corporate Targets authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, together with a certificate, duly executed by the Secretary of such Target, stating that such copies are true, complete and correct, and that the resolutions have been duly adopted by the Board of Directors and the shareholders, as the case may be, have not been amended since adoption, and remain in full force and effect.

                       (c) Copies of all permits, authorizations, approvals and consents required to be obtained pursuant to
          Section 8.5.

                       (d) An opinion of Ice Miller Donadio & Ryan, counsel to the Targets, dated the Closing Date, in such form as shall be agreed to by the parties hereto prior to the Closing, in their reasonable discretion.

                       (e) If required by Section 6.6, the written agreements and letters described in Section 6.6.

                       (f) The Certificates and such documents and instruments as agreed to by Acquiror and the Partners.

                       (g)    The lease  amendment referred  to in  Section
          8.13.

                       (h) Noncompetition Agreements between Acquiror and each of the Phillippes, in the form of Exhibit 12.2(h).

                       (i)   Agreements  among the shareholders of each  of
          the   Corporate  Targets  in substantially  the  form of  Exhibit
          12.2(i).

                 Section 12.3. Deliveries to the Targets at the Closing. At the Closing, and simultaneously with the deliveries to Acquiror specified in Section 12.2, Acquiror shall deliver or cause to be delivered to the Targets and the Partners the following:

                       (a) Certificates of the President and Chief Financial Officer of Acquiror as to the accuracy of its representations and warranties contained in this Agreement and as to its compliance with and fulfillment of all covenants,
          agreements,   obligations   and  conditions   required   by  this
          Agreement.

                       (b)      Copies  of  all  permits,   authorizations,
          approvals  and  consents  required  to be  obtained  pursuant  to
          Section 9.4.

                       (c) An opinion of Richard P. Adcock, General Counsel to Acquiror, dated the Closing Date, in such form as shall be agreed to by the parties hereto prior to the Closing, in their reasonable discretion.

                       (d) The Merger Consideration (less any amounts to be delivered to the Escrow and the Supplemental Escrow).

                       (e) Evidence of prepayment of the Nationwide Subordinated Notes and the Nationwide Preferred Stock.

                                              ARTICLE XIII

                                             INDEMNIFICATION

                 Section 13.1. Indemnification of Acquiror, AC, and Surviving Corporation. Subject to Section 13.2, and except with respect to Supplemental Losses (as that term is defined in Section
          14.1 hereof), Acquiror, AC and the Surviving Corporation shall be indemnified and held harmless from and against any damages, loss, cost, liability, or expense (including, without limitation, costs and expenses of litigation, settlement and reasonable attorney's fees, but net of amounts received under applicable insurance carried by the Targets) ("Losses") that may be incurred by or suffered by or asserted against Acquiror, AC or the Surviving Corporation or more than one of them (hereinafter, collectively, the "Indemnified Party"), but without duplication, arising out of or related to, directly or indirectly, the incorrectness of any of the representations or warranties contained in Article IV of this Agreement (or any section of the Disclosure Statement referred to in Article IV), or the breach prior to the Effective Time of any of the covenants or agreements of any Target or Partner contained in this Agreement or in any other instrument executed or delivered by the Targets or the Partners.

                 Section 13.2.  Threshold and Maximum Amounts.

                       (a) The Indemnified Party shall be entitled to indemnification under this Article XIII only when the aggregate of all Losses suffered by the Indemnified Party, with respect to which the Indemnified Party would otherwise be entitled to indemnification hereunder exceeds Two Hundred and Fifty Thousand Dollars ($250,000.00) (the "Threshold Amount"), whereupon the Indemnified Party shall be entitled to indemnification for any and all such Losses in excess of the Threshold Amount; provided, however, that in the case of the incorrectness of any representation contained in Section 4.2 or fraud, the Threshold Amount shall not apply.

                       (b) Subject to Section 13.2(c) below, the aggregate dollar amount of all Losses the Indemnified Party may be indemnified for under this Article XIII shall not exceed the fair market value, as of the Closing Date, of the Acquiror Common Shares delivered to the Escrow Agent for the Escrow pursuant to
          Section 3.3 (the "Escrow Value"); provided, however, that, in the case of the incorrectness of any representation contained in
          Section 4.2 or fraud, the Indemnified Party may be indemnified for an amount in excess of the Escrow Value.

                       (c)   Any  and all Losses for which  the Indemnified
          Party may be indemnified under this Article XIII shall be paid or satisfied only by distribution to Acquiror of the Acquiror Common Shares and cash, if any, held in the Escrow in accordance with
          Section 3.3 and the Escrow Agreement attached hereto as Exhibit 3.3(a). The Indemnified Party shall have no recourse against any of the former holders of the Target Common Shares, and such former holders shall have no personal liability to the Indemnified Party with respect to the indemnification provided for in Section 13.1, except to the extent such holders hold Acquiror Common Shares and cash, if any, in the Escrow or as otherwise provided in Section 13.2(b). Except with respect to Supplemental Losses, indemnification pursuant to this Article XIII shall be the exclusive remedy of Acquiror, AC or the Surviving corporation for a breach of a representation or warranty made by any Target or Partner or a covenant of any Target or Partner set forth in this Agreement.

                 Section 13.3.  Survival of Indemnification Obligations.

                       (a)     The  foregoing  indemnification  obligations
          shall    survive,  in  the  case  of  the  incorrectness  of  any
          representation  contained in Section 4.2 or fraud, indefinitely.

                       (b) Except as provided in Section 13.3(a) and subject to Section 13.3(c), the foregoing indemnification obligations shall survive, in the case of the representations and warranties of the Targets and Partners contained in Article IV, until the date that Acquiror's independent accountants have completed the first audit following the Effective Time of Acquiror's and the Targets' combined operations, but not later than one year after the Closing Date. Acquiror Common Shares and cash, if any, held in the Escrow shall be distributed, if available, to the former holders of the Target Common Shares promptly following completion of such audit, but not later than one year after the Closing Date.

                       (c) Notwithstanding the foregoing survival periods, if written notice of a claim or written notice describing with particularity facts and circumstances that exist and will be substantially likely, in the good faith judgment of Acquiror, to give rise to a claim of indemnification hereunder has been given by Acquiror to the Targets prior to the termination of any applicable representation and warranty of the Targets or the termination of the Escrow as specified in the Escrow Procedures, then the relevant representation and warranty, and the term of the Escrow shall survive, solely as to such claim as provided in the notice, until the claim has been finally resolved.

                                               ARTICLE XIV

                                      SUPPLEMENTAL INDEMNIFICATION

                 Section 14.1. Supplemental Indemnification of Acquiror, AC, and Surviving Corporation. Subject to Section 14.2, and in addition to the indemnification provided for in Article XIII hereof, an Indemnified Party shall be indemnified and held harmless from and against any Loss that may be incurred by or suffered by or asserted against such Indemnified Party, but without duplication, arising out of or related to, directly or indirectly, the litigation entitled [Name Redacted] (the "Pending Matter")(Losses with respect to the Pending Matter are referred to herein as "Supplemental Losses").

                 Section 14.2.  Maximum Amounts.

                       (a) Subject to Section 14.2(b) below, the aggregate dollar amount of all Supplemental Losses the Indemnified Party may be indemnified for under this Article XIV shall not exceed the fair market value, as of the Closing Date, of the Acquiror Common Shares delivered to the Escrow Agent for deposit in the Supplemental Escrow pursuant to Section 3.3 (the "Supplemental Escrow Value").

                       (b) Any and all Supplemental Losses for which the Indemnified Party may be indemnified under this Article XIV shall be paid or satisfied only by distribution to Acquiror of the Acquiror Common Shares and cash, if any, held in the Supplemental Escrow in accordance with Section 3.3 and the Supplemental Escrow Agreement attached hereto as Exhibit 3.3(b). The Indemnified Party shall have no recourse against any of the former holders of Nationwide, and such former holders shall have no personal liability to the Indemnified Party with respect to the indemnification provided for in Section 14.1, except to the extent such holders hold Acquiror Common Shares and cash, if any, in the Supplemental Escrow. Indemnification pursuant to this
          Article XIV shall be the exclusive remedy of Acquiror, AC or the Surviving Corporation for the incurrence of a Supplemental Loss.


                 Section 14.3. Survival of Indemnification Obligations. Notwithstanding the provisions of Section 15.1, the indemnification obligations set forth in this Article XIV with respect to Supplemental Losses shall survive until such time as
          (a) the Pending Matter has been settled; (b) an order of a court of competent jurisdiction has been entered and either no appeal can be taken from such order or the time for such an appeal has run; or (c) a summary judgment or other order has been granted to the effect that punitive damages will not be awarded with respect to the Pending Matter.

                                               ARTICLE XV

                                        MISCELLANEOUS PROVISIONS

                 Section 15.1. Survival of Representations and Warranties. Except as set forth in Sections 13.3 and 14.3, the representations and warranties contained in this Agreement shall survive until the date that Acquiror's independent accountants have completed the first audit following the Effective Time of Acquiror's and the Targets' combined operations, but not later than one year after the Closing Date.

                 Section 15.2.   Definition of Knowledge.   For purposes of
          this Agreement, "to the knowledge of" or words of like import mean that the party to which the statement is attributed:

                       (a) has made such investigations, and has made such inquiries of directors, officers, partners and responsible employees of such party and of legal counsel, independent auditors, actuaries and other persons who have performed services for such party as shall be reasonably necessary to determine the accuracy of such representation or warranty; and

                       (b) nothing has come to the person's attention in the course of such investigation and review or otherwise, which would cause the person, in the exercise of reasonable care (in accordance with the standards of what a reasonable person in similar circumstances would have done to satisfy himself as to the accuracy of the representation and warranty), to believe that such representation and warranty is not true and correct in all respects.

                 Section 15.3. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                 Section 15.4. Entire Agreement. This Agreement and the agreements to be delivered pursuant to this Agreement and the Confidentiality Agreement between the parties dated November 7, 1994 constitute the entire agreement among the parties pertaining to the subject matter contained herein and therein and supersede all other prior and contemporaneous agreements, representations and understandings of the parties.

                 Section 15.5. Exhibits and Schedules. All exhibits and schedules attached to this Agreement are incorporated herein and made a part hereof in the same manner as if such exhibits and schedules were set forth at length herein.

                 Section 15.6. Parties in Interest. This Agreement will be binding upon and inure solely to the benefit of each of the parties, and nothing in this Agreement, express or implied, is intended to or will confer upon any other person any right, benefit, or remedy; provided, however, each person receiving Acquiror Common Shares in connection with the Mergers or the assignments of the Partnership Interests pursuant to this Agreement shall be a third-party beneficiary of this Agreement and shall be entitled, after the Effective Time, to enforce the Agreement against Acquiror, AC and the Surviving Corporation for the benefit of such shareholders with respect to the covenants of Acquiror and AC contained herein and shall be entitled to pursue all remedies available at law or in equity for, and Acquiror shall indemnify such shareholders from, any Losses that may be incurred by or suffered by or asserted against such shareholders (or any of them) arising out of or related to, directly or indirectly, the incorrectness of any representations and warranties of Acquiror or AC in Article V of this Agreement or for any breach of any of the covenants or agreements of Acquiror or AC contained herein.

                 Section 15.7. Expenses. Each of the parties shall pay all costs and expenses incurred or to be incurred by it in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement, except as otherwise expressly provided for herein.

                 Section 15.8.   Gender.   Any  reference to  the masculine
          gender shall be deemed to include the feminine and neuter genders unless the context otherwise requires.

                 Section 15.9. Governing Law. This Agreement and all transactions contemplated hereby shall be governed, construed and enforced in accordance with the laws of the State of Washington, notwithstanding any state's choice of law rules to the contrary.

                 Section 15.10.   Headings.   The  subject headings  of the
          articles and sections of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

                 Section 15.11.   Modification and Waiver.   No supplement,
          modification or amendment of this Agreement shall be binding unless executed in writing by the parties. The party for whose benefit a warranty, representation, covenant or condition is intended may in writing waive any inaccuracies in the warranties and representations contained in this Agreement or waive compliance with any of the covenants or conditions contained herein and so waive performance of any of the obligations of the other party hereto, and any defaults hereunder; provided, however, that such waiver shall not affect or impair the waiving party's rights with respect to any other warranty, representation or covenant or any default hereunder, nor shall any waiver constitute a continuing waiver.

                 Section 15.12. Notices. All notices, requests, demands, waivers and other communications required to be given under this Agreement shall be in writing and shall be deemed to have been duly given on (a) the date of service if served personally on the party to whom notice is to be given, (b) the date sent if given by telegram, confirmed facsimile transmission or telex addressed to the party to whom notice is to be given or (c) the third day after mailing if mailed to the party to whom notice is to be given by certified mail, return receipt requested, and properly addressed as follows:

                 If to Acquiror:

                       The Hillhaven Corporation
                       1148 Broadway Plaza
                       Tacoma, Washington  98402
                       Attention:  General Counsel
                       Fax:  (206) 756-4845

                 With a copy to:

                       Edmund O. Belsheim, Jr.
                       Bogle & Gates
                       Two Union Square
                       601 Union Street
                       Seattle, Washington  98101-2346
                       Fax:  (206) 621-2660

                 If to any of the Targets:

                       Dr. Thomas E. Phillippe, Sr.
                       9200 Keystone Crossing
                       Suite 800
                       Indianapolis, Indiana 46240
                       Fax:  (317) 848-3197

                 With a copy to:

                       Marcus B. Chandler
                       Ice Miller Donadio & Ryan
                       One American Square, Suite 3400
                       Indianapolis, Indiana 20036
                       Fax:  (317) 236-2219

          Any party may change the address to which notice is to be sent or the telephone number for facsimile transmission pursuant to this
          Section 15.11 by giving written notice thereof in compliance with this section.

                 Section 15.13. Press Releases. Acquiror and the Targets shall consult with each other with respect to the form and substance of any press release or other public disclosure of matters related to this Agreement or any of the transactions contemplated hereby.

                 Section 15.14. Rights of Parties. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any person other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third person to any party to this Agreement, nor shall any provision give any third person any right of subrogation or action over or against any party to this Agreement.

                 Section  15.15.   Successors.    This  Agreement shall  be
          binding on, and shall inure to the benefit of, the parties and their respective successors and assigns.

                 Section 15.16. Intent; Construction. It is the intent of the parties that this Agreement and the transactions contemplated hereby will satisfy the requirements contained in Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code and the regulations promulgated thereunder, and that it will qualify as a corporate reorganization without recognition of gain by any of the holders of Target Common Shares other than to the extent any holder shall receive cash for all or part of his, hers or its Target Common Shares, and this Agreement shall be construed to effect the foregoing.

                 IN  WITNESS  WHEREOF,  the  parties  have   executed  this
          Agreement as of the day and year first above written.













                                       [INTENTIONALLY LEFT BLANK]

                                             THE HILLHAVEN CORPORATION



                                             By:
                                             Chairman  and Chief  Executive
                                             Officer


          Attest:
          Secretary

                                             NCI ACQUISITION CORP.



                                             By:
                                             President

          Attest:
          Secretary

                                                   NATIONWIDE CARE, INC.


                                             By:
                                             Dr. Thomas E. Phillippe, Sr.
                                             Chairman of the Board

          Attest:
          Secretary


                                             PHILLIPPE ENTERPRISES, INC.



                                             By:
                                             Dr. Thomas E. Phillippe, Sr.
                                             President

          Attest:
          Secretary

                                             MEADOWVALE SKILLED CARE
                                             CENTER, INC.



                                             By:
                                             Dr. Thomas E. Phillippe, Sr.
                                             President

          Attest:
          Secretary

          THE PARTNERS OF
          CAMELOT CARE CENTERS










          THE PARTNERS OF
          SHANGRI-LA PARTNERSHIP










          THE LIMITED PARTNERS OF
          EVERGREEN WOODS, LTD.

                 Each of the undersigned persons hereby agrees to vote all shares or ownership interests owned by such person in each of the Targets (as defined in this Agreement) in favor of approval of the transactions contemplated by this Agreement.




          Dr. Thomas E. Phillippe, Sr.




          Thomas E. Phillippe, Jr.

                                             EXHIBIT LISTING


          Exhibit 3.3(a).    Escrow Agreement


          Exhibit 3.3(b).    Supplemental Escrow Agreement


          Exhibit 6.6(a).    Affiliate Letter


          Exhibit 6.6(b).    Pooling Letter


          Exhibit 6.15.      Tax Certificate of Targets


          Exhibit 7.7.       Tax Certificate of Acquiror and AC


          Exhibit 12.2(h).   Noncompetition Agreement


          Exhibit 12.2(i).   Agreement among Shareholders

                                    Exhibit 3.3(a)

                                        Part 1

                                   ESCROW AGREEMENT

               This ESCROW AGREEMENT (this "Agreement") is made this ___ day of ________, 1995, by and among The Hillhaven Corporation, a Nevada Corporation ("Acquiror"), NCI Acquisition Corp., a Delaware corporation (such corporation and the Surviving Corporation being referred to herein together as "AC"), the individuals listed on Exhibit A (collectively, the "Shareholders") and Bank One, Indianapolis, N.A. (the "Escrow Agent").

                                EXPLANATION STATEMENT

               A. Acquiror, AC and the Targets are parties to that certain Agreement and Plan of Merger and Agreements to Assign Partnership Interests (the "Merger Agreement"), dated _______ ___, 1995. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned thereto in the Merger Agreement.

               B.   Prior to the Effective Time, the Shareholders owned all
          the   capital  stock  of  the  Corporate   Targets  and  all  the
          partnership interests in the Partnership Targets.

               C. In order to induce Acquiror and AC to enter into the Merger Agreement and to consummate the transactions contemplated thereby, the Shareholders wish to execute and deliver this Agreement and to deposit or to cause to be deposited in escrow hereunder certificates representing ten percent (10%) of the Acquiror Common Shares that comprise the Merger Consideration (such percentage of shares being referred to herein collectively as the "Escrow Shares") to secure the indemnification obligations under Article XIII of the Merger Agreement, the terms of which Article are incorporated herein by this reference.

               NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, and in consideration of the mutual covenants herein contained, agree as follows:

               1.   Deposit of  Escrow Shares; Escrow  Account; Shareholder
                    Agent.

               1.1  Promptly following  the Effective Time,  Acquiror shall withhold from the Merger Consideration and deposit with the Escrow Agent the Escrow Shares. The Escrow Agent shall establish an account (the "Escrow Account") for the Shareholders and place the Escrow Shares therein. The Escrow Agent agrees that the Escrow Shares shall be held in the Escrow Account and disbursed by the Escrow Agent in accordance with, and subject to the terms and conditions of, this Agreement.

               1.2 Acquiror, AC and the Shareholders acknowledge and agree that, to the extent and for so long as Escrow Shares are held by the Escrow Agent hereunder, Acquiror and AC shall have, as of and from the date such Escrow Shares are received by the Escrow Agent, a perfected, first priority security interest in such Escrow Shares to secure the payment of amounts, if any, payable pursuant to Article XIII of the Merger Agreement. In connection therewith, the Shareholders expressly agree (i) that the Escrow Agent is acting solely as Acquiror's and AC's agent to the extent necessary to perfect their first-priority security interests in the Escrow Shares and (ii) to execute and deliver such instruments as Acquiror and AC may from time to time reasonably request for the purpose of evidencing and perfecting such security interests.

               1.3 All of the Shareholders hereby appoint Thomas E. Phillippe, Jr., an individual (the "Shareholder Agent"), as their attorney-in-fact to act as their agent in the performance of all of their obligations and exercise of all of their rights under this Agreement.

               2. Voting Rights; Dividends on Escrow Shares; Sale of Shares; Investment of Cash.

               2.1 All voting rights with respect to the Escrow Shares shall remain with the Shareholders. All cash dividends on Escrow Shares shall be distributed by Acquiror to the Escrow Agent. Within three (3) business days following receipt thereof by the Escrow Agent, the Escrow Agent shall distribute such dividends in respect of the Escrow Shares to the Shareholders, respectively.

               2.2 All non-cash dividends (including, without limitation, any stock split, share dividend, rights offering or recapitalization) on any Escrow Shares shall be added to the Escrow Account as additional Escrow Shares fully subject to the terms of this Agreement.

               2.3 At any time while there are Escrow Shares in the Escrow Account, the Shareholder Agent may, by delivering written instructions to the Escrow Agent, direct the Escrow Agent to sell one or more of the Escrow Shares on the NYSE and deposit the sale proceeds into the Escrow Account, which proceeds shall be distributed, designated, withheld and otherwise subject to the terms of this Agreement in the same manner and to the same extent as the Escrow Shares, except that the Escrow Agent shall designate and withhold cash in the Escrow Account, to the extent thereof, to Pending Claim Notices and Escrow Disposition Notices (as defined in Section 4.2) prior to applying any remaining Escrow Shares to such claims.

               2.4  Cash deposited  into  the Escrow  Account  pursuant  to
          Section 2.3 shall be invested and reinvested by the Escrow Agent in (a) bonds, treasury notes or other evidences of indebtedness of, and those unconditionally guaranteed as to the payment of principal and interest by, the United States, (b) certificates of deposit of banks or trust companies (including the Escrow Agent) organized under the laws of the United States, or any state thereof, each of which has a combined capital, surplus and retained earnings of at least $50,000,000 and (c) money market funds, including short term investment funds of the Escrow Agent. In investing and reinvesting any such monies, the Escrow Agent shall seek to obtain the best yields consistent with safety of principal and ready marketability. The Escrow Agent shall have no duty or right to invest cash on deposit in the Escrow Account other than as provided in the foregoing sentence. Earnings on cash so invested shall be paid to the Shareholders.

               3.   Accounting.

               The  Escrow  Agent  shall  mail  to  Acquiror,  AC  and  the
          Shareholder Agent a written accounting of all transactions relating to the Escrow Account not less frequently than quarterly.

               4.   Disposition of Escrow Shares.

               4.1 Prior to the Distribution Date (as defined in Section 4.3), Acquiror will issue, or cause to be issued, from time to time to the Escrow Agent and the Shareholder Agent one or more Pending Claim Notices in the form of Exhibit B (each a "Pending Claim Notice") describing with particularity existing facts and circumstances, if any, that are substantially likely, in the good faith judgment of Acquiror, to give rise to a claim of indemnification under Article XIII of the Merger Agreement and designating the number of Escrow Shares necessary to satisfy in whole or, if there are not sufficient Escrow Shares in the Escrow Account, in part such claim. The Escrow Agent shall withhold and distribute such designated number of Escrow Shares as required by Sections 4.2 and 4.3. For all designations, withholdings and distributions of Escrow Shares pursuant to a Pending Claim Notice or Escrow Disposition Notice, the number of Escrow Shares to be designated, withheld and/or distributed shall be (i) determined using the average closing price of one Acquiror Common Share as reported on the NYSE for the ten (10) trading days immediately preceding the date of such notice and (ii) rounded to the nearest whole share. To the extent Acquiror and the Shareholder Agent are not in dispute as to the distribution or retention of Escrow Shares withheld pursuant to a Pending Claim Notice, Acquiror and the Shareholder Agent shall promptly prepare an Escrow Disposition Notice (as defined in Section 4.2) directing the Escrow Agent to so distribute or retain such Escrow Shares.

               4.2 The Escrow Agent shall distribute the Escrow Shares only in accordance with (i) written instructions contained in one or more notices in the form of Exhibit C (each an "Escrow Disposition Notice") delivered to the Escrow Agent and executed by Acquiror, AC and the Shareholder Agent, (ii) a final arbitration award secured under the provisions of Section 4.4 hereof, (iii) an order of a court of competent jurisdiction pursuant to Section 9 hereof or (iv) the procedures set forth in
          Section 4.3, as applicable. The Escrow Agent shall promptly comply with such instructions, award, order or procedures, as applicable, to the extent that there are sufficient Escrow Shares in the Escrow Account to so comply.

               4.3 Promptly following the date that Acquiror's independent accountants have completed the first audit following the Effective Time of Acquiror's and the Targets' combined operations, but not later than one year after the Closing Date (such audit completion date being referred to herein as the "Distribution Date"), the Escrow Agent shall distribute to each Shareholder from the Escrow Account his or her percentage interest, as listed on Exhibit A, of the Escrow Shares remaining in the Escrow Account less the number of Escrow Shares specified in any unresolved Pending Claim Notice(s) received by the Escrow Agent prior to the Distribution Date, which specified Escrow Shares the Escrow Agent shall withhold from such distribution and not distribute except as provided in clause (i), (ii) or (iii) of
          Section 4.2, as applicable. If the first audit of Acquiror's and the Targets' combined operations is completed on or before the date that is one year after the Closing Date, then Acquiror shall notify the Escrow Agent and the Shareholder Agent in writing of such completion within five (5) days following such completion.

               4.4  Acquiror,  AC and  the Shareholder  Agent agree  to use their respective best efforts to resolve any dispute that may arise with respect to this Agreement, including without limitation any dispute regarding the validity of or the amount of Escrow Shares designated in any Pending Claim Notice, amicably and without resort to any third party dispute resolution forum. At any time Acquiror or AC on the one hand or the Shareholder Agent on the other believes that a dispute exists among the parties with respect to this Agreement, it or they shall give prompt written notice thereof to the other parties. Any dispute which has not been settled or resolved within thirty (30) days of receipt by Acquiror, AC or the Shareholder Agent of the notice thereof shall be submitted for binding arbitration in Marion County, Indiana in an arbitration proceeding that, except as may otherwise be provided herein, shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association before a single arbitrator chosen in accordance with such rules. All evidentiary and discovery matters shall be conducted in accordance with and governed by the applicable Federal Rules of Civil Procedure. No later than 10 calendar days after the arbitrator is appointed, the arbitrator shall schedule the arbitration for a hearing to commence on a mutually convenient date. All discovery shall be completed no later than the commencement of the arbitration hearing or 90 calendar days after the date that a proper demand for arbitration is served, whichever occurs first, unless, upon a showing of good cause, the arbitrator extends such period. The hearing shall commence no later than 90 calendar days after the arbitrator is appointed and shall continue until completed. The arbitrator shall issue his or her award in writing no later than 20 calendar days after the conclusion of the hearing. The parties to this Agreement agree that, in rendering an award, the arbitrator shall have no jurisdiction to consider evidence with respect to or render any award of judgment for punitive damages or any other amount awarded for purposes of imposing a penalty. The arbitrator shall not have the power to amend this Agreement in any respect. The arbitrator's decision shall be binding and conclusive upon the parties. The costs of any arbitration conducted pursuant to this
          Section 4.4 shall be borne by the non-prevailing party(s), as identified by the arbitrator, regardless of whether the subject dispute is arbitrated to completion. Each party hereto agrees to provide notice of the commencement of any such arbitration proceeding to the Escrow Agent and the other parties, as the case may be.

               5.   Control of Litigation.

               5.1 Within 20 calendar days following receipt by Acquiror and/or AC of notice of any claim by a third party or of the commencement of any action or proceeding by a third party which may give rise to an indemnity claim under Article XIII of the Merger Agreement, Acquiror and/or AC shall notify the Shareholder Agent in writing of such claim, action or proceeding; provided, that failure to give such notification shall not affect Acquiror's or AC's rights to indemnification under Article XIII of the Merger Agreement, except to the extent the Shareholder Agent shall have been prejudiced as a result of such failure. Upon receipt of such written notice, the Shareholder Agent shall be entitled to participate in and, to the extent that it may wish, unless it is reasonably foreseeable that the Losses from such claim, action or proceeding will exceed the value of the Escrow Shares remaining in the Escrow Account or such claim, action or proceeding involves a claim for injunction or other specific relief, assume the defense, conduct or settlement of such claim, action or proceeding by giving written notice thereof to Acquiror and AC within forty-five (45) days of his receipt of notice of such claim, action or proceeding. After delivery of such notice to Acquiror and AC, the Shareholders shall not be liable to Acquiror or AC for any legal expenses subsequently incurred by Acquiror or AC in connection with the defense, conduct or settlement of such claim, action or proceeding; provided, that, if the Shareholder Agent fails to take reasonable steps necessary to diligently defend such claim, action or proceeding within 20 calendar days after receiving written notice from Acquiror or AC that it believes the Shareholder Agent has failed to take such steps, then Acquiror and/or AC, as the case may be, may assume their or its own defense, and the Shareholders shall be liable for any expenses therefor. Without limiting the foregoing sentence, if the Shareholder Agent assumes the defense of a third party claim, action or proceeding hereunder, then Acquiror and AC shall each have the right to participate in such defense at its own expense by giving prompt written notice thereof to the Shareholder Agent. If, after assuming the defense of a third party claim, action or proceeding hereunder, the

          Shareholder Agent obtains an award from the third party claimant on behalf of the Shareholders, then Acquiror and AC shall be entitled to recover their costs, including reasonable attorney's fees of outside counsel incurred in defending such claim and obtaining such award, from the proceeds of such award; provided, that such recovery shall not be a waiver of any right, claim or amount to which Acquiror or AC may otherwise be entitled. In the event the Shareholder Agent assumes the defense of a claim, action or proceeding hereunder, the Shareholder Agent shall be entitled to receive from the Escrow Agent distributions of cash or Escrow Shares from the Escrow Account to reimburse the Shareholder Agent (and, thereby, the Shareholders for whom he will be acting) for the reasonable costs incurred in such defense as well as the costs of any settlement or damages paid with respect to such claim, action or proceeding. The Escrow Agent shall make such a distribution to the Shareholder Agent only upon the receipt of a properly executed Escrow Disposition Notice.

               5.2 To the extent that a third party may be responsible for a Loss incurred or suffered by Acquiror or AC, Acquiror or AC either (a) may seek recovery of the Loss from the third party, in which case the Shareholders shall be responsible only to the extent that the Loss is not recoverable from the third party (other than claims for Losses incurred in obtaining such recovery), or (b) seek indemnification from the Shareholders for the Loss pursuant to Article XIII of the Merger Agreement, in which case Acquiror or AC, as the case may be, shall assign to the Shareholders all rights relating to the Loss that Acquiror or AC, as the case may be, may have against the third party, shall not release the third party from its obligations and shall cooperate with the Shareholders and take all other action reasonably requested by the Shareholders to enable them to seek recovery of the Loss from the third party.

               5.3 Notwithstanding anything herein to the contrary, neither Acquiror or AC on the one hand nor the Shareholder Agent on the other shall have the right to settle or compromise a third-party claim, action or proceeding without obtaining the prior written consent of the other, which consent shall not be unreasonably withheld. In addition, the Shareholder Agent shall not permit to exist any lien, encumbrance or other adverse charge upon any asset of, or consent to the imposition of any injunction against, Acquiror or AC or any of their respective affiliates without obtaining its or their, as applicable, prior written consent, which consent shall not be unreasonably withheld.

               6.   Escrow Provisions.

               6.1 Upon termination of this Agreement and delivery of the balance of the Escrow Shares to the parties entitled thereto, the Escrow Agent shall be discharged from any further obligation hereunder.

               6.2 The Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety, validity or service thereof. The Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that any person purporting to give notice or receipt or advice, or make any statement or execute any document, in connection with the provisions hereof has been duly authorized to do so.

               6.3 The Escrow Agent shall not be liable to the other parties hereto for any error of judgment, action taken or omitted in good faith or mistake of fact or law, or anything which it may do or refrain from doing in connection therewith, except in the case of its own gross negligence, willful misconduct or bad faith.

               6.4 The Escrow Agent shall be entitled to consult with competent and responsible counsel of its choice with respect to the interpretation of the provisions hereof, and any other legal matters relating hereto, and shall be fully protected in taking any action or omitting to take any action in good faith and in accordance with the advice of such counsel.

               6.5 The Escrow Agent shall be entitled to be indemnified and held harmless by Acquiror, AC and the Shareholders, jointly and severally, for any and all claims, liabilities, costs, payments and expenses, including reasonable fees of counsel (who may be selected by the Escrow Agent), incurred by the Escrow Agent which arise out of or in connection with any act or omission by it in the performance of its obligations under this Agreement, except in the case of the Escrow Agent's own gross negligence, willful misconduct or bad faith.

               7. Time of Performance. Whenever under the terms hereof the time for performance of any provision shall fall on a date which is not a regular business day of the Escrow Agent, the performance thereof on the next succeeding regular business day of the Escrow Agent shall be deemed to be in full compliance.

               8. Death, Disability, etc. The death, disability, bankruptcy or insolvency of any of the Shareholders shall not affect or prevent the performance by the Escrow Agent of its obligations and instructions received hereunder. Without limiting the foregoing sentence, the Shareholder Agent shall notify the Escrow Agent in writing of any person who or that, as a result of a Shareholder's death, disability, bankruptcy or insolvency, should receive distributions, if any, that would otherwise be made hereunder to such Shareholder.

               9.   Resolution of Controversies.   In the event any dispute
          or controversy arises respecting the administration or disposition of the Escrow Shares, or any part thereof, and such dispute or controversy has not been submitted to arbitration as provided in Section 4.4 hereof, the Escrow Agent shall have the right but not the obligation to interplead the parties to such dispute or controversy in any court of competent jurisdiction, including but not limited to the courts of the State of Indiana and the United States District Court for the Southern District of Indiana which shall be deemed to be courts of competent jurisdiction, and to deposit with such court the Escrow Shares remaining in the Escrow Account, or any portion thereof. Thereafter the Escrow Agent shall be fully released and discharged from all further obligations hereunder with respect to the Escrow Shares held in the Escrow Account or the portion thereof deposited with the court in such proceedings, except in the case of its own gross negligence, willful misconduct, or bad faith. Acquiror, AC and the Shareholders, jointly and severally, shall reimburse the Escrow Agent for all expenses, fees and charges (including reasonable attorneys' fees and expenses) reasonably incurred by the Escrow Agent in any such interpleader action.

               10. Resignation or Removal of Escrow Agent. If the Escrow Agent resigns or is removed, then Acquiror, AC and the Shareholder Agent shall mutually agree upon and name a substitute for the Escrow Agent ("Successor Escrow Agent"), which shall be a bank or trust company and which shall perform the same duties and responsibilities, and which shall be entitled to the same protection and substantially equivalent fees, as the original
          Escrow Agent named herein. The Escrow Agent shall have the unequivocal right to resign as Escrow Agent upon at least sixty
          (60) days' prior written notice delivered to Acquiror, AC and the Shareholder Agent; provided, that, in any event, such resignation shall not be effective until such time as a Successor Escrow Agent has been appointed, has accepted its appointment and has taken possession of the Escrow Shares. Upon mutual agreement by Acquiror, AC and the Shareholder Agent, the Escrow Agent may be removed upon at least sixty (60) days' prior written notice; provided, that, in any event, such removal shall not be effective until such time as a Successor Escrow Agent has been appointed, has accepted its appointment and has taken possession of the Escrow Shares. In either of said events, if a Successor Escrow Agent is not appointed within said sixty (60) day period, the Escrow Agent, Acquiror, AC or the Shareholder Agent may petition a court of competent jurisdiction to name a Successor Escrow Agent, whether by interpleader or other appropriate action, and the decision of such court shall be binding upon all parties to this Agreement.

               11. Acceptance of Escrow: Compensation of Escrow Agent. The Escrow Agent hereby agrees to serve as Escrow Agent pursuant to this Agreement and to perform the duties and responsibilities conferred upon it hereunder. The Escrow Agent has agreed to serve hereunder for such fees as are set forth in Exhibit D, which fees are to be paid as described in Exhibit D. Such fees shall be borne by Acquiror.

               12.  Termination.   This  Agreement shall  terminate without
          further action of any party when all of the terms hereof shall have been fully performed.

               13. Notices. Any notice, request, instruction or other document to be given under this Agreement by any party shall be in writing and shall be delivered personally, by registered or certified mail, postage prepaid, return receipt requested, by overnight courier or by facsimile transmission, as follows:

               (a)  If to Acquiror or AC, at:

                    The Hillhaven Corporation
                    1148 Broadway Plaza
                    Tacoma, WA  98402
                    Attention:  General Counsel
                    Facsimile: (206) 756-4845

                    With a copy to:

                    Edmund O. Belsheim, Jr.
                    Bogle & Gates
                    Two Union Square
                    601 Union Street
                    Seattle, WA  98101-2346
                    Facsimile: (206) 621-2660

               (b)  If to the Shareholders, at:

                    c/o Thomas E. Phillippe, Jr.
                    ______________________________
                    ______________________________
                    Attention:
                    Facsimile:

                    With a copy to:

                    Marcus B. Chandler, Esq.
                    ICE MILLER DONADIO & RYAN
                    One American Square
                    Box 82001
                    Indianapolis, IN 46282-0002
                    Facsimile: (317) 236-2219

          or to such other address or person as any party may designate by a notice to the other parties which is given in the manner required above. Any such notice, request, instruction or other document shall be deemed to have been delivered and received as of the date personally delivered, or if mailed, three days after the date so mailed, or if telecopied, the date on which such telecopy is sent (as confirmed by return facsimile transmission) or if by overnight courier the day following the day on which such notice is properly placed with the courier.

               14. Cooperation with Escrow Agent. The parties to this Agreement shall cooperate with the Escrow Agent, as the Escrow Agent reasonably deems necessary or desirable to perform its duties and obligations under this Agreement. Without limiting the foregoing, the parties shall provide the Escrow Agent with all information necessary to make any distribution, including names, addresses, social security numbers and tax identification numbers. The Escrow Agent shall be entitled to rely upon the most recent information received from any party without further inquiry and each party shall be responsible for notifying the Escrow Agent of any new or changed information pertaining to such party.

               15. Taxes: Reports to Governmental Authorities. The Shareholders severally agree to assume any obligations imposed now or hereafter by any applicable tax law with respect to any payment from the Escrow Account to the Shareholders under this Agreement and undertake to instruct the Escrow Agent in writing with respect to the Escrow Agent's responsibility for withholding taxes and any other taxes, assessments or other governmental charges and any certifications and governmental reporting required in connection therewith.

               16.  Miscellaneous.

               16.1 This Agreement may not be amended or modified in any way except by an instrument in writing signed by all of the parties hereto.

               16.2 This Agreement shall be governed by and interpreted in accordance with the laws of the State of Indiana without reference to its conflicts of law provisions.

               16.3 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

               16.4 The headings contained in this Agreement are for convenience only, shall not affect this Agreement in any way, and shall not be used to construe or interpret the scope or intent of this Agreement.

               16.5 This Agreement shall inure to the benefit of and shall bind the parties hereto and their respective heirs, devisees, personal representatives, successors, transferees and assigns; provided, that, except as otherwise expressly set forth in this Agreement, including without limitation Section 10, neither the rights nor the obligations of any party may be assigned or delegated without the prior written consent of the other parties.

               IN WITNESS WHEREOF, the parties have duly executed and have caused to be duly executed this Agreement as of the date first written above.

                                                  THE HILLHAVEN CORPORATION



          By____________________________
                                                    Name:
                                                    Title:

                                                  NCI ACQUISITION CORP.



          By____________________________
                                                    Name:
                                                    Title:



          ______________________________


          ______________________________


          ______________________________


          ______________________________


          ______________________________



          ______________________________


                                                  BANK  ONE,  INDIANAPOLIS,
                                                  N.A.



          By____________________________
                                                    Name:
                                                    Title:

                                      EXHIBIT A

                                     SHAREHOLDERS


          Individual
          Percentage

          ______________________________

          ______________________________

          ______________________________

          ______________________________

          ______________________________

          ______________________________

                                      EXHIBIT B

                                 PENDING CLAIM NOTICE

          To:  Bank One, Indianapolis, N.A.

          From:     The Hillhaven Corporation

          Date:     _________________________

               This Pending  Claim Notice is  delivered to you  pursuant to
          Section 4.1 of the Escrow Agreement, dated __________ ___, 1995 (the "Escrow Agreement"), by and among The Hillhaven Corporation, a Nevada corporation, NCI Acquisition Corp., a Delaware corporation, the Shareholders and Bank One, Indianapolis, N.A. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to those terms in the Escrow Agreement.

               Please be advised that you are hereby instructed to withhold from the distribution to the Shareholders that is due to be made on the Distribution Date from the Escrow Account a total of _______________________ Escrow Shares.

               The undersigned maintains in good faith that it is entitled to indemnification in the aforementioned amount of Escrow Shares pursuant to the terms of the Merger Agreement based upon the following:

               [LIST  INDEMNIFICATION ITEMS  AND THE  AMOUNT OF  EACH ITEM.
               ATTACH   ANY   DOCUMENTS   REASONABLY    DEMONSTRATING   THE
               INDEMNIFICATION ITEMS.]

               The Shareholder Agent has been sent a copy of this Pending Claim Notice along with any attached information relating to the claimed right to indemnification.

               Signed this __________ day of______________, 199_.


                                                            THE   HILLHAVEN
          CORPORATION


          By_______________________
                                                              Name:
                                                              Title:

                                      EXHIBIT C

                              ESCROW DISPOSITION NOTICE

          To:  Bank One, Indianapolis, N.A.

          From:     The Hillhaven Corporation
               NCI Acquisition Corp.
               Thomas E. Phillippe, Jr.

          Date:     _________________________

               This Escrow Disposition Notice is delivered to you pursuant to Section 4.2 of the Escrow Agreement, dated __________ ___, 1995 (the "Escrow Agreement"), by and among The Hillhaven Corporation, a Nevada corporation, NCI Acquisition Corp., a Delaware corporation, the Shareholders and Bank One, Indianapolis, N.A. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to those terms in the Escrow Agreement.

               Please be advised that you are hereby directed to [distribute from] [retain in] the Escrow Account the property now held in your possession and described herein in the following manner, to wit:

               [STATE THE NUMBER OF ESCROW SHARES TO BE DISTRIBUTED OR RETAINED AND, IF DISTRIBUTED, THE RECIPIENT(S) OF SUCH SHARES]

               Signed this ____ day of ____________, 1995.


                                                       THE        HILLHAVEN
          CORPORATION



          By____________________________
                                                         Name:
                                                         Title:


                                                       NCI      ACQUISITION
          CORP.



          By____________________________
                                                         Name:
                                                         Title:




          ______________________________
                                                       Thomas E. Phillippe,
          Jr.

                                      EXHIBIT D

                                  ESCROW AGENT FEES
                  _______________________ DOLLARS ($_____) PER YEAR

                                    Exhibit 3.3(b)

                                        Part 2

                                   ESCROW AGREEMENT

               This ESCROW AGREEMENT (this "Agreement") is made this ___ day of ________, 1995, by and among The Hillhaven Corporation, a Nevada Corporation ("Acquiror"), NCI Acquisition Corp., a Delaware corporation (such corporation and the Surviving Corporation being referred to herein together as "AC"), the individuals listed on Exhibit A (collectively, the "Shareholders") and Bank One, Indianapolis, N.A. (the "Escrow Agent").

                                EXPLANATION STATEMENT

               A. Acquiror, AC and the Targets are parties to that certain Agreement and Plan of Merger and Agreements to Assign Partnership Interests (the "Merger Agreement"), dated _______ ___, 1995. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned thereto in the Merger Agreement.

               B.   Prior to the Effective Time, the Shareholders owned all
          the  capital   stock  of   Nationwide  Care,  Inc.,   an  Indiana
          corporation.

               C. In order to induce Acquiror and AC to enter into the Merger Agreement and to consummate the transactions contemplated thereby, the Shareholders wish to execute and deliver this Agreement and to deposit or to cause to be deposited in escrow hereunder certificates representing five percent (5%) of the Acquiror Common Shares that comprise the Merger Consideration (such percentage of shares being referred to herein collectively as the "Escrow Shares") to secure the indemnification obligations under Article XIV of the Merger Agreement, the terms of which Article are incorporated herein by this reference.

               NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, and in consideration of the mutual covenants herein contained, agree as follows:

               1.   Deposit of  Escrow Shares; Escrow  Account; Shareholder
                    Agent.

               1.1  Promptly following  the Effective Time,  Acquiror shall withhold from the Merger Consideration and deposit with the Escrow Agent the Escrow Shares. The Escrow Agent shall establish an account (the "Escrow Account") for the Shareholders and place the Escrow Shares therein. The Escrow Agent agrees that the Escrow Shares shall be held in the Escrow Account and disbursed by the Escrow Agent in accordance with, and subject to the terms and conditions of, this Agreement.

               1.2 Acquiror, AC and the Shareholders acknowledge and agree that, to the extent and for so long as Escrow Shares are held by the Escrow Agent hereunder, Acquiror and AC shall have, as of and from the date such Escrow Shares are received by the Escrow Agent, a perfected, first priority security interest in such Escrow Shares to secure the payment of amounts, if any, payable pursuant to Article XIV of the Merger Agreement. In connection therewith, the Shareholders expressly agree (i) that the Escrow Agent is acting solely as Acquiror's and AC's agent to the extent necessary to perfect their first-priority security interests in the Escrow Shares and (ii) to execute and deliver such instruments as Acquiror and AC may from time to time reasonably request for the purpose of evidencing and perfecting such security interests.

               1.3 All of the Shareholders hereby appoint Thomas E. Phillippe, Jr., an individual (the "Shareholder Agent"), as their attorney-in-fact to act as their agent in the performance of all of their obligations and exercise of all of their rights under this Agreement.

               2. Voting Rights; Dividends on Escrow Shares; Sale of Shares; Investment of Cash.

               2.1 All voting rights with respect to the Escrow Shares shall remain with the Shareholders. All cash dividends on Escrow Shares shall be distributed by Acquiror to the Escrow Agent. Within three (3) business days following receipt thereof by the Escrow Agent, the Escrow Agent shall distribute such dividends in respect of the Escrow Shares to the Shareholders, respectively.

               2.2 All non-cash dividends (including, without limitation, any stock split, share dividend, rights offering or recapitalization) on any Escrow Shares shall be added to the Escrow Account as additional Escrow Shares fully subject to the terms of this Agreement.

               2.3 At any time while there are Escrow Shares in the Escrow Account, the Shareholder Agent may, by delivering written instructions to the Escrow Agent, direct the Escrow Agent to sell one or more of the Escrow Shares on the NYSE and deposit the sale proceeds into the Escrow Account, which proceeds shall be distributed, designated, withheld and otherwise subject to the terms of this Agreement in the same manner and to the same extent as the Escrow Shares.

               2.4  Cash  deposited into  the  Escrow Account  pursuant  to
          Section 2.3 shall be invested and reinvested by the Escrow Agent in (a) bonds, treasury notes or other evidences of indebtedness of, and those unconditionally guaranteed as to the payment of principal and interest by, the United States, (b) certificates of deposit of banks or trust companies (including the Escrow Agent) organized under the laws of the United States, or any state thereof, each of which has a combined capital, surplus and retained earnings of at least $50,000,000 and (c) money market funds, including short term investment funds of the Escrow Agent.

          In investing and reinvesting any such monies, the Escrow Agent shall seek to obtain the best yields consistent with safety of principal and ready marketability. The Escrow Agent shall have no duty or right to invest cash on deposit in the Escrow Account other than as provided in the foregoing sentence. Earnings on cash so invested shall be paid to the Shareholders.

               3.   Accounting.

               The  Escrow  Agent  shall  mail  to  Acquiror,  AC  and  the
          Shareholder Agent a written accounting of all transactions relating to the Escrow Account not less frequently than quarterly.

               4.   Disposition of Escrow Shares.

               4.1 The Escrow Agent shall distribute the Escrow Shares only in accordance with (i) written instructions contained in the form of Exhibit B (the "Escrow Disposition Notice") delivered to the Escrow Agent and executed by Acquiror, AC and the Shareholder Agent, (ii) a final arbitration award secured under the provisions of Section 4.3 hereof, or (iii) an order of a court of competent jurisdiction pursuant to Section 9, as applicable. The Escrow Agent shall promptly comply with such instructions, award or order, as applicable, to the extent that there are sufficient Escrow Shares in the Escrow Account to so comply. The number of Escrow Shares to be distributed hereunder shall be (i) determined using the average closing price of one Acquiror Common Share as reported on the NYSE for the ten (10) trading days immediately preceding the date of such distribution and (ii) rounded to the nearest whole share.

               4.2 Promptly following the earlier of the date that the [Name Redacted] Litigation (as defined in this Section 4.2) has been settled or otherwise finally resolved or the date that a summary judgment to the effect that punitive damages will not be allowed in such litigation has been granted, either of which must be reflected in a final order of a court of competent jurisdiction from which appeal may not be taken (due to lapse of time or otherwise), Acquiror and the Shareholder Agent shall, subject to Section 4.3, prepare and deliver to the Escrow Agent the Escrow Disposition Notice, and the Escrow Agent shall distribute the Escrow Shares to the Shareholders, Acquiror and/or AC in accordance therewith. As used herein, the "[Name Redacted] Litigation" shall mean [Name Redacted].

               4.3  Acquiror,  AC and  the Shareholder  Agent agree  to use their respective best efforts to resolve any dispute that may arise with respect to this Agreement amicably and without resort to any third party dispute resolution forum. At any time Acquiror or AC on the one hand or the Shareholder Agent on the other believes that a dispute exists among the parties with respect to this Agreement, it or they shall give prompt written notice thereof to the other parties. Any dispute which has not been settled or resolved within thirty (30) days of receipt by Acquiror, AC or the Shareholder Agent of the notice thereof shall be submitted for binding arbitration in Marion County, Indiana in an arbitration proceeding that, except as may otherwise be provided herein, shall be conducted in accordance with the
          Commercial Arbitration Rules of the American Arbitration Association before a single arbitrator chosen in accordance with such rules. All evidentiary and discovery matters shall be conducted in accordance with and governed by the applicable Federal Rules of Civil Procedure. No later than 10 calendar days after the arbitrator is appointed, the arbitrator shall schedule the arbitration for a hearing to commence on a mutually convenient date. All discovery shall be completed no later than the commencement of the arbitration hearing or 90 calendar days after the date that a proper demand for arbitration is served, whichever occurs first, unless, upon a showing of good cause, the arbitrator extends such period. The hearing shall commence no later than 90 calendar days after the arbitrator is appointed and shall continue until completed. The arbitrator shall issue his or her award in writing no later than 20 calendar days after the conclusion of the hearing. The parties to this Agreement agree that, in rendering an award, the arbitrator shall have no jurisdiction to consider evidence with respect to or render any award of judgment for punitive damages or any other amount awarded for purposes of imposing a penalty. The arbitrator shall not have the power to amend this Agreement in any respect. The arbitrator's decision shall be binding and conclusive upon the parties. The costs of any arbitration conducted pursuant to this
          Section 4.3 shall be borne by the non-prevailing party(s), as identified by the arbitrator, regardless of whether the subject dispute is arbitrated to completion. Each party hereto agrees to provide notice of the commencement of any such arbitration proceeding to the Escrow Agent and the other parties, as the case may be.

               5.   Control of Litigation.

               5.1 The Shareholder Agent shall control the defense, conduct or settlement of the [Name Redacted] Litigation, and Acquiror and AC shall each have the right, at its own expense, to participate therein by giving written notice to the Shareholder Agent. If the Shareholder Agent obtains an award from the third party claimant in the [Name Redacted] Litigation on behalf of the Shareholders, then Acquiror and AC shall be entitled to recover their costs, including reasonable attorney's fees of outside counsel incurred in defending such claim and obtaining such award, from the proceeds of such award; provided, that such recovery shall not be a waiver of any right, claim or amount to which Acquiror or AC may otherwise be entitled.

               5.2 Notwithstanding anything herein to the contrary, the Shareholder Agent shall not have the right to settle or compromise the [Name Redacted] Litigation without obtaining the prior written consent of Acquiror, which consent shall not be unreasonably withheld. In addition, the Shareholder Agent shall not permit to exist any lien, encumbrance or other adverse charge upon any asset of, or consent to the imposition of any injunction against, Acquiror or AC or any of their respective affiliates without obtaining its or their, as applicable, prior written consent, which consent shall not be unreasonably withheld.

               6.   Escrow Provisions.

               6.1 Upon termination of this Agreement and delivery of the balance of the Escrow Shares to the parties entitled thereto, the Escrow Agent shall be discharged from any further obligation hereunder.

               6.2 The Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety, validity or service thereof. The Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that any person purporting to give notice or receipt or advice, or make any statement or execute any document, in connection with the provisions hereof has been duly authorized to do so.

               6.3 The Escrow Agent shall not be liable to the other parties hereto for any error of judgment, action taken or omitted in good faith or mistake of fact or law, or anything which it may do or refrain from doing in connection therewith, except in the case of its own gross negligence, willful misconduct or bad faith.

               6.4 The Escrow Agent shall be entitled to consult with competent and responsible counsel of its choice with respect to the interpretation of the provisions hereof, and any other legal matters relating hereto, and shall be fully protected in taking any action or omitting to take any action in good faith and in accordance with the advice of such counsel.

               6.5 The Escrow Agent shall be entitled to be indemnified and held harmless by Acquiror, AC and the Shareholders, jointly and severally, for any and all claims, liabilities, costs, payments and expenses, including reasonable fees of counsel (who may be selected by the Escrow Agent), incurred by the Escrow Agent which arise out of or in connection with any act or omission by it in the performance of its obligations under this Agreement, except in the case of the Escrow Agent's own gross negligence, willful misconduct or bad faith.

               7. Time of Performance. Whenever under the terms hereof the time for performance of any provision shall fall on a date which is not a regular business day of the Escrow Agent, the performance thereof on the next succeeding regular business day of the Escrow Agent shall be deemed to be in full compliance.

               8. Death, Disability, etc. The death, disability, bankruptcy or insolvency of any of the Shareholders shall not affect or prevent the performance by the Escrow Agent of its obligations and instructions received hereunder. Without limiting the foregoing sentence, the Shareholder Agent shall notify the Escrow Agent in writing of any person who or that, as a result of a Shareholder's death, disability, bankruptcy or insolvency, should receive distributions, if any, that would otherwise be made hereunder to such Shareholder.

               9.   Resolution of Controversies.   In the event any dispute
          or controversy arises respecting the administration or disposition of the Escrow Shares, or any part thereof, and such dispute or controversy has not been submitted to arbitration as provided in Section 4.3 hereof, the Escrow Agent shall have the right but not the obligation to interplead the parties to such dispute or controversy in any court of competent jurisdiction, including but not limited to the courts of the State of Indiana and the United States District Court for the Southern District of Indiana which shall be deemed to be courts of competent jurisdiction, and to deposit with such court the Escrow Shares remaining in the Escrow Account, or any portion thereof. Thereafter the Escrow Agent shall be fully released and discharged from all further obligations hereunder with respect to the Escrow Shares held in the Escrow Account or the portion thereof deposited with the court in such proceedings, except in the case of its own gross negligence, willful misconduct, or bad faith. Acquiror, AC and the Shareholders, jointly and severally, shall reimburse the Escrow Agent for all expenses, fees and charges (including reasonable attorneys' fees and expenses) reasonably incurred by the Escrow Agent in any such interpleader action.

               10. Resignation or Removal of Escrow Agent. If the Escrow Agent resigns or is removed, then Acquiror, AC and the Shareholder Agent shall mutually agree upon and name a substitute for the Escrow Agent ("Successor Escrow Agent"), which shall be a bank or trust company and which shall perform the same duties and responsibilities, and which shall be entitled to the same protection and substantially equivalent fees, as the original
          Escrow Agent named herein. The Escrow Agent shall have the unequivocal right to resign as Escrow Agent upon at least sixty
          (60) days' prior written notice delivered to Acquiror, AC and the Shareholder Agent; provided, that, in any event, such resignation shall not be effective until such time as a Successor Escrow Agent has been appointed, has accepted its appointment and has taken possession of the Escrow Shares. Upon mutual agreement by Acquiror, AC and the Shareholder Agent, the Escrow Agent may be removed upon at least sixty (60) days' prior written notice; provided, that, in any event, such removal shall not be effective until such time as a Successor Escrow Agent has been appointed, has accepted its appointment and has taken possession of the Escrow Shares. In either of said events, if a Successor Escrow Agent is not appointed within said sixty (60) day period, the Escrow Agent, Acquiror, AC or the Shareholder Agent may petition a court of competent jurisdiction to name a Successor Escrow Agent, whether by interpleader or other appropriate action, and the decision of such court shall be binding upon all parties to this Agreement.

               11. Acceptance of Escrow: Compensation of Escrow Agent. The Escrow Agent hereby agrees to serve as Escrow Agent pursuant to this Agreement and to perform the duties and responsibilities conferred upon it hereunder. The Escrow Agent has agreed to serve hereunder for such fees as are set forth in Exhibit C, which fees are to be paid as described in Exhibit C. Such fees shall be borne by Acquiror.

               12.  Termination.   This  Agreement shall  terminate without
          further action of any party when all of the terms hereof shall have been fully performed.

               13. Notices. Any notice, request, instruction or other document to be given under this Agreement by any party shall be in writing and shall be delivered personally, by registered or certified mail, postage prepaid, return receipt requested, by overnight courier or by facsimile transmission, as follows:

               (a)  If to Acquiror or AC, at:

                    The Hillhaven Corporation
                    1148 Broadway Plaza
                    Tacoma, WA  98402
                    Attention:  General Counsel
                    Facsimile: (206) 756-4845

                    With a copy to:

                    Edmund O. Belsheim, Jr.
                    Bogle & Gates
                    Two Union Square
                    601 Union Street
                    Seattle, WA  98101-2346
                    Facsimile: (206) 621-2660

               (b)  If to the Shareholders, at:

                    c/o Thomas E. Phillippe, Jr.
                    ______________________________
                    ______________________________
                    Attention:
                    Facsimile:

                    With a copy to:

                    Marcus B. Chandler, Esq.
                    ICE MILLER DONADIO & RYAN
                    One American Square
                    Box 82001
                    Indianapolis, IN 46282-0002
                    Facsimile: (317) 236-2219
          or to such other address or person as any party may designate by a notice to the other parties which is given in the manner required above. Any such notice, request, instruction or other document shall be deemed to have been delivered and received as of the date personally delivered, or if mailed, three days after the date so mailed, or if telecopied, the date on which such telecopy is sent (as confirmed by return facsimile transmission) or if by overnight courier the day following the day on which such notice is properly placed with the courier.

               14. Cooperation with Escrow Agent. The parties to this Agreement shall cooperate with the Escrow Agent, as the Escrow Agent reasonably deems necessary or desirable to perform its duties and obligations under this Agreement. Without limiting the foregoing, the parties shall provide the Escrow Agent with all information necessary to make any distribution, including names, addresses, social security numbers and tax identification numbers. The Escrow Agent shall be entitled to rely upon the most recent information received from any party without further inquiry and each party shall be responsible for notifying the Escrow Agent of any new or changed information pertaining to such party.

               15. Taxes: Reports to Governmental Authorities. The Shareholders severally agree to assume any obligations imposed now or hereafter by any applicable tax law with respect to any payment from the Escrow Account to the Shareholders under this Agreement and undertake to instruct the Escrow Agent in writing with respect to the Escrow Agent's responsibility for withholding taxes and any other taxes, assessments or other governmental charges and any certifications and governmental reporting required in connection therewith.

               16.  Miscellaneous.

               16.1 This Agreement may not be amended or modified in any way except by an instrument in writing signed by all of the parties hereto.

               16.2 This Agreement shall be governed by and interpreted in accordance with the laws of the State of Indiana without reference to its conflicts of law provisions.

               16.3 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

               16.4 The headings contained in this Agreement are for convenience only, shall not affect this Agreement in any way, and shall not be used to construe or interpret the scope or intent of this Agreement.

               16.5 This Agreement shall inure to the benefit of and shall bind the parties hereto and their respective heirs, devisees, personal representatives, successors, transferees and assigns; provided, that, except as otherwise expressly set forth in this Agreement, including without limitation Section 10, neither the rights nor the obligations of any party may be assigned or delegated without the prior written consent of the other parties.

               IN WITNESS WHEREOF, the parties have duly executed and have caused to be duly executed this Agreement as of the date first written above.

                                                  THE HILLHAVEN CORPORATION



          By____________________________
                                                    Name:
                                                    Title:


                                                  NCI ACQUISITION CORP.



          By____________________________
                                                    Name:
                                                    Title:



          ______________________________


          ______________________________


          ______________________________


          ______________________________


          ______________________________



          ______________________________


                                                  BANK  ONE,  INDIANAPOLIS,
                                                  N.A.



          By____________________________
                                                    Name:
                                                    Title:

                                      EXHIBIT A

                                     SHAREHOLDERS


          Individual

          ______________________________

          ______________________________

          ______________________________

          ______________________________

          ______________________________

          ______________________________

                                      EXHIBIT B

                              ESCROW DISPOSITION NOTICE

          To:  Bank One, Indianapolis, N.A.

          From:     The Hillhaven Corporation
               NCI Acquisition Corp.
               Thomas E. Phillippe, Jr.

          Date:     _________________________

               This Escrow Disposition Notice is delivered to you pursuant to Section 4.1 of the Escrow Agreement, dated __________ ___, 1995 (the "Escrow Agreement"), by and among The Hillhaven Corporation, a Nevada corporation, NCI Acquisition Corp., a Delaware corporation, the Shareholders and Bank One, Indianapolis, N.A. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to those terms in the Escrow Agreement.

               Please be advised that you are hereby directed to distribute from the Escrow Account the property now held in your possession and described herein in the following manner, to wit:

               [STATE THE NUMBER OF ESCROW SHARES/AMOUNT OF CASH TO BE DISTRIBUTED AND THE RECIPIENT(S) OF SUCH SHARES/CASH]

               Signed this ____ day of ____________, 1995.


                                                       THE        HILLHAVEN
          CORPORATION



          By____________________________
                                                         Name:
                                                         Title:


                                                       NCI      ACQUISITION
          CORP.



          By____________________________
                                                         Name:
                                                         Title:




          ______________________________
                                                       Thomas E. Phillippe,
          Jr.

                                      EXHIBIT C

                                  ESCROW AGENT FEES
                  _______________________ DOLLARS ($_____) PER YEAR

                                                             EXHIBIT 6.6(a)
          ________________, 1995



          The Hillhaven Corporation
          1148 Broadway Plaza
          Tacoma, Washington  98402

          Gentlemen:

               Reference is made to the Agreement and Plan of Merger and Agreements to Assign Partnership Interests dated as of _________________, 1995, as amended (the "Agreement"), by and among The Hillhaven Corporation ("Acquiror"), NCI Acquisition Corp. ("AC"), Nationwide Care, Inc. ("Nationwide"), Phillippe Enterprises, Inc. ("PEI"), Meadowvale Skilled Care Center, Inc. ("Meadowvale") and specified Partners of Camelot Care Centers ("Camelot"), Evergreen Woods, Ltd. ("Evergreen") and Shangri-La Partnership ("Shangri-La")(Nationwide, PEI and Meadowvale are collectively referred to herein as the "Corporate Targets"; Camelot, Evergreen and Shangri-La are collectively referred to herein as the "Partnership Targets"; the Corporate Targets and Partnership Targets are collectively referred to herein as the "Targets"), providing for the merger of the Corporate Targets with and into AC and the assignment of all interests in the Partnership Targets to AC (collectively, the "Acquisitions"). Pursuant to the Agreement, I may receive a certain number of shares of Common Stock, par value $0.75 per share, of Acquiror in exchange for the shares of Common Stock of the Corporate Targets (the "Target Common Shares") or interests in the Partnership Targets (the "Target Interests") owned by me (all shares of Acquiror Common Stock to be acquired by me pursuant to the Agreement being hereinafter referred to as "Acquiror Common Shares").

               I have been advised that I may be deemed to be an "affiliate" of at least one of the Targets within the meaning of Rule 144 of the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Act"), and as that term is used in paragraphs (c) and (d) of Rule 145 under the Act. For all purposes of this letter, the term "affiliate" shall have the foregoing meaning. I understand that the Targets are obligated, pursuant to Section 6.6 of the Agreement, to use their best efforts to cause me, and each person identified as a possible affiliate, to deliver this letter (hereinafter referred to as an "Affiliate Letter") to Acquiror.

               A. In connection with, and in consideration of, the matters set forth above:

                    1. I confirm that I have no agreement (oral or written) with any other affiliate of the Targets pursuant to which I am subject to restrictions on sales similar to the restrictions in this Affiliate Letter. I represent and warrant that as of the date hereof I beneficially own such Target Common Shares and Target Interests as are listed on Schedule A attached hereto.

                    2. I understand that the Acquiror Common Shares will, upon the effectiveness of the Acquisitions, be registered with the SEC under the Act. However, I also understand that, since I may be an affiliate of one of the Targets at the time the Agreement is submitted to the stockholders and partners of the Targets for approval and the distribution by me as a former affiliate of a Target of Acquiror Common Shares has not been registered under the Act, any sale or disposition by me of any of the Acquiror Common Shares may, under current law, be made only in conformity with the provisions of Rule 145(d) under the Act, pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration thereunder. I understand that the provisions of Rule 145(d) restrict my sales, during the two-year period after the effective date of the Acquisitions, and permit sales, in general, while Acquiror is subject to the requirements to file, and is filing, periodic reports under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, only in brokers' transactions or transactions directly with a market maker where the aggregate number of shares sold at any time together with all sales of restricted Acquiror securities sold for my account during the preceding three-month period, does not exceed, generally, the greater of (i) one percent of the outstanding shares of Common Stock of Acquiror, or (ii) the average weekly volume of trading in such securities on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the four-week period preceding any such sale, all as set forth in more detail in Rules 144 and 145 under the Act.

                    3. In view of the foregoing paragraph 2, unless the Agreement is terminated, I agree that after the effective date of the Acquisitions, I will not offer to sell, sell or otherwise dispose of Acquiror Common Shares except (i) pursuant to an effective registration statement; (ii) pursuant to the provisions of Rule 145 under the Act; or (iii) pursuant to another exemption from registration under the Act.

               I have carefully read this letter and understand the limitations stated herein upon the sale, transfer or other disposition of (i) Target Common Shares and Target Interests beneficially owned by me or hereafter acquired by me and (ii) Acquiror Common Shares that I may acquire pursuant to the Agreement.

               B. In connection herewith, Acquiror represents, warrants, acknowledges and agrees as follows:

                    1. Acquiror shall not give, or cause to be given, stop transfer instructions to the transfer agent of Acquiror with respect to any of the Acquiror Common Shares issued in connection with the Acquisitions except for such instructions as shall be in conformity with the provisions hereof, and shall place, or cause to be placed, on any certificate representing such Acquiror Common Shares only the following legend:

                    The shares represented by this certificate were issued in a transaction to which Rule 145 under the Securities Act of 1933 applies. The shares represented by this certificate may be transferred only in accordance with the terms of a letter agreement dated _________________, 1995 between the registered holder and The Hillhaven
                    Corporation, a copy of which is on file at the principal offices of The Hillhaven Corporation.

                    2. Acquiror shall use its best efforts to file, in a timely manner, all reports with the SEC necessary for the current public information requirement of Rule 144 under the Act to be satisfied.

                                                  Very truly yours,


          Agreed this ______ day of
          ____________, 1995:

          The Hillhaven Corporation

          Name:
          Title:

                                                             EXHIBIT 6.6(b)









          ________________, 1995


          The Hillhaven Corporation
          1148 Broadway Plaza
          Tacoma, Washington  98402

          Gentlemen:

               Reference is made to the Agreement and Plan of Merger and Agreements to Assign Partnership Interests dated as of _________________, 1995, as amended (the "Agreement"), by and among The Hillhaven Corporation ("Acquiror"), NCI Acquisition Corp. ("AC"), Nationwide Care, Inc. ("Nationwide"), Phillippe Enterprises, Inc. ("PEI"), Meadowvale Skilled Care Center, Inc. ("Meadowvale") and specified Partners of Camelot Care Centers ("Camelot"), Evergreen Woods, Ltd. ("Evergreen") and Shangri-La Partnership ("Shangri-La")(Nationwide, PEI and Meadowvale are collectively referred to herein as the "Corporate Targets"; Camelot, Evergreen and Shangri-La are collectively referred to herein as the "Partnership Targets"; the Corporate Targets and Partnership Targets are collectively referred to herein as the "Targets"), providing for the merger of the Corporate Targets with and into AC and the assignment of all interests in the Partnership Targets to AC (collectively, the "Acquisitions"). Pursuant to the Agreement, I may receive a certain number of shares of Common Stock, par value $0.75 per share, of Acquiror in exchange for the shares of Common Stock of the Corporate Targets (the "Target Common Shares") or interests in the Partnership Targets (the "Target Interests") owned by me (all shares of Acquiror Common Stock to be acquired by me pursuant to the Agreement being hereinafter referred to as "Acquiror Common Shares").

               I understand that the Targets are obligated, pursuant to
          Section 6.6 of the Agreement, to use their best efforts to cause each shareholder of the Corporate Targets and each partner of the Partnership Targets to deliver this letter (hereinafter referred to as the a "Pooling Letter") to Acquiror.

               In connection with, and in consideration of, the matters set forth above:

               1. I confirm that I have no agreement (oral or written) with any other shareholder or partner of the Targets pursuant to which I am subject to restrictions on sales similar to the restrictions in this Pooling Letter. I represent and warrant that as of the date hereof I beneficially own such Target Common Shares and Target Interests as are listed on Schedule A attached hereto.

               2. I understand that, for accounting purposes, it is anticipated that the Acquisitions will qualify for pooling-of-interests accounting treatment under generally accepted accounting principles and that, in order for the Acquisitions to so qualify, shareholders or partners of any Target can sell Target Common Shares, Target Interests and Acquiror Common Shares only in accordance with certain restrictions. In this connection, I will not make any sales of Target Common Shares or Target Interests prior to the effective date of the Acquisitions, or sales of Acquiror Common Shares after the effective date of the Acquisitions, that would cause the criteria for pooling-of-interests accounting treatment to be violated, it being understood that sales of shares in accordance with paragraph 3 below shall be deemed not to violate my obligations under this Pooling Letter.

               3. In view of the foregoing paragraph 2, unless the Agreement is terminated, I agree that with respect to the period beginning on the effective date of the Acquisitions and ending at such time as financial results covering at least 30 days of post-Acquisition combined operations have been published, I will not sell, transfer or otherwise dispose of, or reduce my interest in, or risk relating to, any Acquiror Common Shares received by me pursuant to the Agreement, unless prior to any such transaction I have obtained a letter from an independent public accounting firm satisfactory to Acquiror to the effect that such transactions will not cause the criteria for pooling-of-interests accounting to be violated.

               4. I have carefully read this letter and understand the limitations stated herein upon the sale, transfer or other disposition of (i) Target Common Shares and Target Interests beneficially owned by me or hereafter acquired by me and (ii) Acquiror Common Shares that I may acquire pursuant to the Agreement.




                                                       Very truly yours,

                                                               EXHIBIT 6.15

                                     CERTIFICATE

                          Executed by Nationwide Care, Inc.


               This Certificate is executed and delivered in connection with the Agreement and Plan of Merger and Agreements to Assign Partnership Interests, by and among The Hillhaven Corporation, a Nevada corporation ("Acquiror"), NCI Acquisition Corp., a Delaware corporation ("AC"), Nationwide Care, Inc., an Indiana corporation ("Nationwide"), Phillippe Enterprises, Inc., an Indiana corporation ("PEI"), Meadowvale Skilled Care Center, Inc., an Indiana corporation ("Meadowvale") (Nationwide, PEI and Meadowvale are collectively referred to as the "Targets"), the partners of Camelot Care Centers, an Indiana general partnership ("Camelot"), the partners of Shangri-La Partnership, an Indiana general partnership ("Shangri-La"), and the limited partners of Evergreen Woods, Ltd., a Florida limited partnership ("Evergreen") (Camelot, Shangri-La and Evergreen are collectively referred to as the "Partnerships"), dated February 27, 1995 ("Reorganization Agreement"); and the documents executed and delivered in connection therewith (collectively with the Reorganization Agreement, the "Merger Documents"). Terms which are not defined herein and are used with initial capitalization when the rules of grammar would not otherwise so require and which are defined in the Merger Documents shall have the meanings assigned to such terms in the Merger Documents.

               In accordance with Section 9.10 of the Reorganization Agreement, the undersigned has requested the opinions of Ice Miller Donadio & Ryan as to certain federal income tax consequences of the Merger as a condition precedent to Closing. In rendering its opinion, Ice Miller Donadio & Ryan may assume that, and the undersigned hereby certifies, represents, and warrants to Ice Miller Donadio & Ryan that: (1) the Merger will be consummated in accordance with the terms, conditions, and other provisions of the Merger Documents; and (2) all of the factual information, descriptions, representations, and assumptions set forth in the Merger Documents and in this Certificate are accurate and complete in all respects and will be accurate and complete in all respects at the Effective Time of the Merger.


          The Merger

               Nationwide operates long-term health care centers primarily located in Indiana, Ohio and Florida. Dr. Thomas E. Phillippe,
          Sr. and Thomas E. Phillippe, Jr. are the majority owners of Nationwide. The capital structure of Nationwide consists of:
          48,000,000 authorized shares of Common Stock, without par value, of which approximately 7,431,458 shares are issued and outstanding (the "Nationwide Voting Common"); 2,000,000 authorized shares of Nonvoting Common Stock, without par value, of which 76,592 shares are issued and outstanding (the
          "Nationwide Nonvoting Common") (the Nationwide Voting Common and the Nationwide Nonvoting Common are collectively referred to herein as the "Nationwide Common Shares"); and 2,000,000 authorized shares of Preferred Stock, without par value, of which 300,000 shares of Redeemable Preferred Stock are issued and outstanding (the "Nationwide Preferred Stock"). Nationwide also has outstanding warrants to purchase 987,188 shares of Nationwide Nonvoting Common (the "Nationwide Warrants"). Nationwide files a consolidated return with its one subsidiary, and Nationwide does not have an excess loss account with respect to the stock of, or gains deferred under Treasury Regulation Section 1502-13 with respect to, any such subsidiary. Except for the Nationwide Warrants, there are no outstanding options or warrants to purchase
          Nationwide stock or outstanding securities or other instruments or rights convertible into Nationwide stock or which constitute equity under general principles of federal tax law, and no such options, warrants, securities, instruments, or rights have been or will be issued or cancelled in contemplation of the Merger.

               The Merger Documents provide that Nationwide will be merged with and into AC. The Merger will be consummated in accordance with the Indiana Business Corporation Law, as amended ("BCL"), and the Nevada General Corporation Law, as amended ("NCL"). The Merger was approved by the Board of Directors of Nationwide and by the holders of a majority of the outstanding shares of Nationwide stock at a duly called and held meeting of the Nationwide shareholders on ______________, 1995.

               At the Effective Time of the Merger, the following will occur: (1) all of the assets and liabilities of Nationwide will, by operation of law, become assets and liabilities of AC, and the separate corporate existence of Nationwide will cease; (2) shares of Nationwide stock held in treasury by Nationwide will be cancelled; and (3) each remaining share of Nationwide Common Stock then outstanding will be automatically converted into the right to receive that number of shares of Acquiror Common Stock determined in accordance with the Reorganization Agreement, except that no fractional shares of Acquiror Common Stock will be issued in the Merger. Instead, each holder of a share of Nationwide Common Stock otherwise entitled to receive a fraction of a share of Acquiror Common Stock will receive an amount of cash determined in accordance with the Reorganization Agreement. Other than shares of Acquiror Common Stock and cash issued in lieu of fractional shares, there will be no cash or other property exchanged in the Merger.

               Prior to the Effective Time of the Merger, the Nationwide Preferred Stock will be redeemed by Nationwide. At the Effective Time of the Merger, the Nationwide Warrants shall be cancelled in exchange for warrants for Acquiror Common Stock upon terms no more favorable than the Nationwide Warrants.

               At the Effective Time of the Merger, the Partnership Interests shall be assigned to AC. The parties agree that the Partnership Interests have no or nominal value.


          Additional Representations

               In addition to the foregoing, the undersigned hereby certifies, represents, and warrants to Ice Miller Donadio & Ryan as follows:

               1. The Merger will be a statutory merger, consummated in accordance with the applicable provisions of the BCL and the NCL. AC will be the surviving entity following the Merger.

               2. The fair market value of the shares of Acquiror Common Stock and other consideration received by each Nationwide shareholder will be approximately equal to the fair market value of the shares of Nationwide stock surrendered in exchange therefor.

               3. There is no plan or intention by the shareholders of Nationwide who own one percent or more of the shares of Nationwide stock, and to the best of the knowledge of the management of Nationwide, there is no plan or intention on the part of the remaining shareholders of Nationwide, to sell, exchange, or otherwise dispose of a number of shares of Acquiror Common Stock received in the Merger that would reduce the Nationwide shareholders' ownership of such shares of Acquiror Common Stock (i.e., the shares of Acquiror Common Stock received in the Merger) to a number of shares having an aggregate value, as of the Effective Time of the Merger, of less than 50 percent of the value of all of the formerly outstanding shares of Nationwide stock as of the same date. For purposes of this representation, shares of Nationwide stock exchanged for cash or other property, surrendered by dissenters, or exchanged for cash in lieu of fractional shares of Acquiror Common Stock will be treated as outstanding shares of Nationwide stock at the Effective Time of the Merger. Moreover, shares of Nationwide stock and shares of Acquiror Common Stock held by Nationwide shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to the Merger will be considered in making this representation. There have been and will be no distributions to the Nationwide shareholders with respect to their Nationwide stock made in contemplation of the Merger, and no Nationwide stock has been or will be sold, redeemed or otherwise disposed of in contemplation of the Merger. No Nationwide shareholders are entitled to dissenters rights in connection with the proposed Merger and, consequently, no payments will be made to dissenters in connection with the Merger.

               4. AC will acquire at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by Nationwide immediately prior to the Merger. For purposes of this representation, amounts paid to dissenters, amounts paid to Nationwide shareholders who receive cash or other property, Nationwide assets used to pay its reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by Nationwide immediately preceding the Merger, will be included as assets of Nationwide held immediately prior to the Merger.

               5. The liabilities of Nationwide assumed by AC and the liabilities to which the transferred assets of Nationwide are subject were incurred by Nationwide in the ordinary course of its business.

               6. Acquiror and AC do not own, and have not owned during the past five years, any Nationwide stock, either directly or indirectly, including ownership by any Acquiror or AC subsidiary.

               7. Nationwide will pay its expenses, if any, incurred in connection with the Merger, except that Acquiror and AC may pay or assume certain expenses of Nationwide that are solely and directly related to the Merger in accordance with the guidelines established in Revenue Ruling 73-54, 1973-1 C.B. 187. Nationwide will not pay the expenses of Acquiror, AC, or the Nationwide shareholders, if any, incurred in connection with the Merger.

               8. There is no intercorporate indebtedness existing between Acquiror and Nationwide or any Nationwide subsidiary, or between AC and Nationwide or any Nationwide subsidiary, that was issued, acquired, or will be settled at a discount.

               9. Neither Nationwide nor any Nationwide subsidiary is an investment company as defined in Sections 368 (a)(2)(F)(iii) and 368(a)(2)(F)(iv) of the Internal Revenue Code of 1986, as amended (the "Code").

               10. Neither Nationwide nor any Nationwide subsidiary is under the jurisdiction of a court in a Title 11 or similar case within the meaning of Code Section 368(a)(3)(A).

               11. The fair market value of the assets of Nationwide transferred to AC will equal or exceed the sum of the liabilities assumed by AC, plus the amount of liabilities, if any, to which the transferred assets are subject.

               12. The payment of cash in lieu of fractional shares of Acquiror Common Stock is solely for the purpose of avoiding the expense and inconvenience to Acquiror of issuing fractional shares and does not represent separately bargained for consideration. The total cash consideration that will be paid in the Merger to the Nationwide shareholders in lieu of issuing fractional shares of Acquiror Common Stock will not exceed one percent of the total consideration that will be issued in the Merger to the Nationwide shareholders in exchange for their shares of Nationwide stock. The fractional share interests of each Nationwide shareholder will be aggregated, and no Nationwide shareholder will receive cash in an amount equal to or greater than the value of one full share of Acquiror Common Stock.

               13. None of the compensation received by any shareholder who is an employee of Nationwide will be separate consideration for, or allocable to, any of their shares of Nationwide stock. None of the shares of Acquiror Common Stock received by any shareholder who is an employee of Nationwide will be separate consideration for, or allocable to, any employment agreement. The compensation paid to any shareholder who is an employee of Nationwide will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

               14. The Merger is being effected for bona fide business reasons. Nationwide has looked for opportunities to expand its nursing care operations and increase its operating efficiencies. Nationwide also recognizes that some of its senior management executives, who are both officers and directors, are approaching retirement age, and others have expressed a desire to reduce or discontinue their role in the management of Nationwide. Consequently, Nationwide, in considering business expansion opportunities, has looked for businesses with strong senior management with experience in the nursing care industry. Nationwide determined that Acquiror and AC offer an opportunity for it to meet these objectives. Nationwide believes that a combination of its operations with Acquiror and AC will provide increased opportunity and flexibility for profitable expansion and diversification, will enhance its ability to provide more efficient and dependable service, and will result in operating efficiencies and cost savings.

               15. To the extent that a portion of the shares of Acquiror Common Stock issued by Acquiror in exchange for Nationwide stock will be placed in escrow by the Nationwide shareholders and will be made subject to a condition pursuant to the Reorganization Agreement and the Escrow Agreement, for possible return to Acquiror under specified conditions: (1) there is a valid business reason for establishing the arrangement in that the escrow is a mechanism to accomplish an exchange price adjustment, bargained for at arm's length, in the event of a breach by Nationwide, and no Nationwide shareholder is liable for any such breach; (2) the shares of Acquiror Common Stock subject to such arrangement will appear as issued and outstanding on the balance sheet of Acquiror and such shares of Acquiror Common Stock will be legally outstanding under applicable state law; (3) all dividends paid on such shares of Acquiror Common Stock will be distributed currently to the Nationwide shareholders; (4) all voting rights of such shares of Acquiror Common Stock will be exercisable by or on behalf of the Nationwide shareholders or their authorized agent; (5) no shares of such Acquiror Common Stock will be subject to restrictions requiring their return to Acquiror because of death, failure to continue employment, or similar restrictions; (6) all such shares of Acquiror Common Stock will be released from the arrangement within five years from the date of consummation of the Merger (except where there is a bona fide dispute as to whom the shares of Acquiror Common Stock should be released); (7) at least 50 percent of the number of shares of each class of Acquiror Common Stock issued initially to the Nationwide shareholders will not be subject to the arrangement; (8) the return of the shares of Acquiror Common Stock will not be triggered by an event the occurrence or nonoccurrence of which is within the control of the Nationwide shareholders; (9) the return of shares of Acquiror Common Stock will not be triggered by the payment of additional tax or reduction in tax paid as a result of an Internal Revenue Service audit of the Nationwide shareholders or the corporations either
          (a) with respect to the Merger, or (b) when the Merger involves persons related within the meaning of Code Section 267(c)(4); and
          (10) the mechanism for the calculation of the number of shares of Acquiror Common Stock to be returned is objective and will be readily ascertainable.

               The foregoing is provided to Ice Miller Donadio & Ryan in connection with the preparation of its opinions. We understand that its opinions will be premised on the basis that all of the facts, representations, and assumptions on which it is relying, whether contained herein or elsewhere, are accurate and complete in all respects and will be accurate and complete in all respects at the Effective Time of the Merger.

               IN WITNESS WHEREOF, the undersigned has executed this Certificate as of this ________ day of ______________________,
          1995.

                                                       NATIONWIDE CARE,
          INC.


                                                       By:
          ____________________________
                                                           Dr. Thomas E.
          Phillippe, Sr.
                                                           Chairman of the
          Board

                                                                Exhibit 7.7
                                     CERTIFICATE

             Executed by The Hillhaven Corporation and Acquisition Corp.
                              for Nationwide Care, Inc.


               This Certificate is executed and delivered in connection with the Agreement and Plan of Merger and Agreements to Assign Partnership Interests, by and among The Hillhaven Corporation, a Nevada corporation ("Acquiror"), NCI Acquisition Corp., a Delaware corporation ("AC"), Nationwide Care, Inc., an Indiana corporation ("Nationwide"), Phillippe Enterprises, Inc., an Indiana corporation ("PEI"), Meadowvale Skilled Care Center, Inc., an Indiana corporation ("Meadowvale") (Nationwide, PEI and Meadowvale are collectively referred to as the "Targets"), the partners of Camelot Care Centers, an Indiana general partnership ("Camelot"), the partners of Shangri-La Partnership, an Indiana general partnership ("Shangri-La"), and the limited partners of Evergreen Woods, Ltd., a Florida limited partnership ("Evergreen") (Camelot, Shangri-La and Evergreen are collectively referred to as the "Partnerships"), dated February 27, 1995 ("Reorganization Agreement"); and the documents executed and delivered in connection therewith (collectively with the Reorganization Agreement, the "Merger Documents"). Terms which are not defined herein and are used with initial capitalization when the rules of grammar would not otherwise so require and which are defined in the Merger Documents shall have the meanings assigned to such terms in the Merger Documents.

               In accordance with Section 9.10 of the Reorganization Agreement, Nationwide has requested the opinions of Ice Miller Donadio & Ryan as to certain federal income tax consequences of the Merger as a condition precedent to Closing. This Certificate is issued by Acquiror and AC in accordance with Section 7.7 of the Reorganization Agreement. In rendering its opinion, Ice Miller Donadio & Ryan may assume that, and the undersigned hereby certifies, represents, and warrants to Ice Miller Donadio & Ryan that: (1) the Merger will be consummated in accordance with the terms, conditions, and other provisions of the Merger Documents; and (2) all of the factual information, descriptions, representations, and assumptions set forth in the Merger Documents and in this Certificate are accurate and complete in all respects and will be accurate and complete in all respects at the Effective Time of the Merger.


          The Merger

               Acquiror and its subsidiaries operate nursing centers, pharmacies and retirement housing communities. Acquiror is the parent corporation of AC. AC is a wholly-owned first tier subsidiary of Acquiror.

               The capital structure of Acquiror consists of 60 million authorized shares of Common Stock, par value $.75 per share of which approximately 32,824,863 are outstanding (the "Acquiror

          Common Shares"); 25 million authorized shares of preferred stock, par value $0.15 per share, of which the following series have been designated: 3 million authorized shares of Series A Preferred Stock, of which no shares are outstanding; 950 authorized shares of Series B Convertible Preferred Stock, of which 618 shares have been designated as Subseries 1, of which no shares are outstanding; 35,000 authorized shares of Series C Preferred Stock, all of which are outstanding; and 300,000 authorized shares of Series D Preferred Stock, of which approximately 63,403 are outstanding. The capital structure of AC consists of 1,000 authorized shares of Common Stock, par value, $1.00 per share, all of which are outstanding and owned by Acquiror.

               The Merger Documents provide that Nationwide will be merged with and into AC. The Merger will be consummated in accordance with the Indiana Business Corporation Law, as amended ("BCL"), and the Nevada General Corporation Law, as amended ("NCL"). The Merger was approved by the Board of Directors of Acquiror and AC and by the holders of a majority of the outstanding shares of Acquiror Common Stock at a duly called and held meeting of the Acquiror shareholders on _________________, 1995.

               At the Effective Time of the Merger, the following will occur: (1) all of the assets and liabilities of Nationwide will, by operation of law, become assets and liabilities of AC, and the separate corporate existence of Nationwide will cease; (2) shares of Nationwide stock held in treasury by Nationwide will be cancelled; and (3) each remaining share of Nationwide Common Stock then outstanding will be automatically converted into the right to receive that number of shares of Acquiror Common Stock determined in accordance with the Reorganization Agreement, except that no fractional shares of Acquiror Common Stock will be issued in the Merger. Instead, each holder of a share of Nationwide Common Stock who otherwise would be entitled to receive a fraction of a share of Acquiror Common Stock will receive an amount of cash determined in accordance with the Reorganization Agreement. Other than shares of Acquiror Common Stock and cash issued in lieu of fractional shares, there will be no cash or other property exchanged in the Merger.

               At the Effective Time of the Merger, the Nationwide Warrants shall be cancelled in exchange for warrants for Acquiror Common Stock upon terms no more favorable than the Nationwide Warrants.

               At the Effective Time of the Merger, the Partnership Interests shall be assigned to AC. The parties agree that the Partnership Interests have no or nominal value.

               Neither Acquiror nor AC will make or permit any distributions to the Nationwide shareholders with respect to their Nationwide stock in contemplation of the Merger or any payments to dissenters in connection with the Merger.

               Except for the Nationwide Warrants, neither Acquiror nor AC is aware of any outstanding options or warrants to purchase Nationwide shares or outstanding securities or other instruments or rights, convertible into Nationwide shares or which constitute equity under general principles of federal tax law, and no such options, warrants, securities, instruments or rights have been or will be issued or cancelled in contemplation of the Merger.


          Additional Representations

               In addition to the foregoing, the undersigned hereby certify, represent, and warrant to Ice Miller Donadio & Ryan as follows:

               1. The Merger will be a statutory merger, consummated in accordance with the applicable provisions of the BCL and NCL. AC will be the surviving entity following the Merger.

               2. The fair market value of the shares of Acquiror Common Stock and other consideration received by each Nationwide shareholder will be approximately equal to the fair market value of the shares of Nationwide stock surrendered in exchange therefor.

               3. Prior to the Merger, Acquiror will be in control of AC within the meaning of Section 368(c) of the Internal Revenue Code of 1986, as amended (the "Code"), and AC will be a first-tier subsidiary of Acquiror.

               4. Following the Merger, AC will not issue additional shares of its stock that would result in Acquiror losing control of AC within the meaning of Code Section 368(c).

               5. Acquiror has no plan or intention to reacquire any of its stock issued in the Merger.

               6. Acquiror has no plan or intention to liquidate AC or any Target subsidiary; to merge AC or any Target subsidiary with and into another corporation; to sell or otherwise dispose of the stock of AC or any Target subsidiary; or to cause or permit AC to sell or otherwise dispose of any of its assets, the assets of Nationwide acquired in the Merger, or the assets of any Target subsidiary, except for dispositions made in the ordinary course of business or transfers described in Code Section 368(a)(2)(C).

               7. Following the Merger, AC will continue the historic business of Nationwide or use a significant portion of Nationwide's historic business assets in a business.

               8. Acquiror and AC will pay their respective expenses, if any, incurred in connection with the Merger. Neither Acquiror nor AC will pay the expenses of Nationwide or the Nationwide shareholders, if any, incurred in connection with the Merger, except that Acquiror and AC may pay or assume certain expenses of Nationwide that are solely and directly related to the Merger in accordance with the guidelines established in Revenue Ruling 73-54, 1973-1 C.B. 187.

               9. There is no intercorporate indebtedness existing between Acquiror and Nationwide, or between AC and Nationwide, that was issued, acquired, or will be settled at a discount.

               10. Neither Acquiror nor AC is an investment company as defined in Code Sections 368(a)(2)(F)(iii) and 368(a)(2)(F)(iv).

               11. Neither Acquiror nor AC is under the jurisdiction of a court in a Title 11 or similar case within the meaning of Code
          Section 368(a)(3)(A).

               12.  No stock of AC will be issued in the Merger.

               13. The payment of cash in lieu of fractional shares of Acquiror Common Stock is solely for the purpose of avoiding the expense and inconvenience to Acquiror of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to the Nationwide shareholders in lieu of issuing fractional shares of Acquiror Common Stock will not exceed one percent of the total consideration that will be issued in the Merger to the Nationwide shareholders in exchange for their shares of Nationwide stock. The fractional share interests of each Nationwide shareholder will be aggregated, and no Nationwide shareholder will receive cash in an amount equal to or greater than the value of one full share of Acquiror Common Stock.

               14. Acquiror and AC do not own, and have not owned during the past five years, any shares of Nationwide stock, either directly or indirectly, including any ownership by any Acquiror or AC subsidiary. Neither Acquiror nor AC will acquire, directly or indirectly, any shares of Nationwide stock prior to the Effective Time of the Merger.

               15. The Merger is being effected for the bona fide business reasons that Acquiror and its subsidiaries have looked for growth opportunities which would increase their percentage share of the nursing care market while increasing their operating efficiencies by achieving economies of scale as a larger service provider.
          Due in part to the proximity of the service areas, Acquiror determined that Nationwide represented such an opportunity and expressed an interest in combining the resources of the companies. Acquiror and AC believe that a combination of their operations with Nationwide will provide increased opportunity and flexibility for profitable expansion and diversification, will enhance their ability to provide more efficient and dependable service, and will result in operating efficiencies and cost savings.

               16. Following the Merger, AC will hold at least 90 percent of the fair market value of the net assets of Nationwide and at least 70 percent of the fair market value of the gross assets of Nationwide held immediately prior to the Merger, and at least 90 percent of the fair market value of the net assets of AC and at least 70 percent of the fair market value of the gross assets of AC held immediately prior to the Merger. For purposes of this representation, amounts paid by Nationwide or AC to dissenters, amounts paid by Nationwide or AC to Nationwide or AC shareholders who receive cash or other property, amounts used by Nationwide or AC to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by Nationwide or AC immediately preceding the Merger, will be included as assets of Nationwide or AC, respectively, immediately prior to the Merger.

               17. The fair market value of the assets of Nationwide transferred to AC will equal or exceed the sum of the liabilities of Nationanwide assumed by AC, plus the amount of liabilities, if any, to which the transferred assets are subject.

               18. None of the compensation received by any shareholder who is an employee of Nationwide will be separate consideration for, or allocable to, any of such shareholder's shares of Nationwide stock. None of the shares of Acquiror Common Stock received by any shareholder who is an employee of Nationwide will be separate consideration for, or allocable to, any employment agreement. The compensation paid to any shareholder who is an employee of Nationwide will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

               19. To the extent that a portion of the shares of Acquiror Common Stock issued in exchange for the Nationwide stock will be placed in escrow by the Nationwide shareholders and will be made subject to a condition pursuant to the Reorganization Agreement and the Escrow Agreement, for possible return to Acquiror under specified conditions: (1) there is a valid business reason for establishing the arrangement in that the escrow is a mechanism to accomplish an exchange price adjustment, bargained for at arm's length, in the event of a breach by Nationwide, and no Nationwide shareholder is liable for any such breach; (2) the shares of Acquiror Common Stock subject to such arrangement will appear as issued and outstanding on the balance sheet of Acquiror and such shares of Acquiror Common Stock will be legally outstanding under applicable state law; (3) all dividends paid on such shares of Acquiror Common Stock will be distributed currently to the Nationwide shareholders; (4) all voting rights of such shares of Acquiror Common Stock will be exercisable by or on behalf of the

          Nationwide shareholders or their authorized agent; (5) no shares of such Acquiror Common Stock will be subject to restrictions requiring their return to Acquiror because of death, failure to continue employment, or similar restrictions; (6) all such shares of Acquiror Common Stock will be released from the arrangement within five years from the date of consummation of the Merger (except where there is a bona fide dispute as to whom the shares of Acquiror Common Stock should be released); (7) at least 50 percent of the number of shares of each class of Acquiror Common Stock issued initially to the Nationwide shareholders will not be subject to the arrangement; (8) the return of the shares of Acquiror Common Stock will not be triggered by an event the occurrence or nonoccurrence of which is within the control of the Nationwide shareholders; (9) the return of shares of Acquiror Common Stock will not be triggered by the payment of additional tax or reduction in tax paid as a result of an Internal Revenue Service audit of the Nationwide shareholders or the corporations either (a) with respect to the Merger, or (b) when the Merger involves persons related within the meaning of Code Section 267(c)(4); and (10) the mechanism for the calculation of the number of shares of Acquiror Common Stock to be returned is objective and will be readily ascertainable.

               The foregoing is provided to Ice Miller Donadio & Ryan in connection with the preparation of its opinions. We understand that its opinions will be premised on the basis that all of the facts, representations, and assumptions on which it is relying, whether contained herein or elsewhere, are accurate and complete in all respects and will be accurate and complete in all respects at the Effective Time of the Merger.

               IN WITNESS WHEREOF, the undersigned have executed this Certificate as of this _______ day of ______________, 1995.

                                          THE HILLHAVEN CORPORATION


                                          By:
                                          Printed:
                                          Title:


                                          NCI ACQUISITION CORP.


                                          By:
                                          Printed:
                                          Title:

                                   Exhibit 12.2(h)

                                        Part 1

                               NONCOMPETITION AGREEMENT


                                          This NONCOMPETITION AGREEMENT
          (this "Agreement"), dated [        ], 1995, is made among The
          Hillhaven Corporation, a Nevada corporation ("Acquiror"), NCI Acquisition Corp., a Delaware corporation ("AC"), and Dr. Thomas
          E. Phillippe, Sr. ("Phillippe"), an individual.

                                          WHEREAS, Phillippe and certain
          other persons have, on this date, as part of a single transaction, delivered to Acquiror all the issued and outstanding shares of the capital stock of Nationwide Care, Inc., Phillippe Enterprises, Inc., and Meadowvale Skilled Care Center, Inc., each an Indiana corporation (collectively, the "Corporate Targets"), and delivered to AC all the outstanding interests in Camelot Care Centers, a general partnership governed by the laws of Indiana, Shangri-La Partnership, a general partnership governed by the laws of Indiana, and Evergreen Woods, Ltd., a Florida limited partnership (together, the "Partnership Targets") (the Corporate Targets and the Partnership Targets being referred to herein collectively as the "Targets"), pursuant to that certain Agreement and Plan of Merger and Agreements to Assign Partnership
          Interests among Acquiror, AC and the Targets, dated [        ],
          1995 (the "Merger Agreement"; such transaction contemplated therein hereinafter referred to as the "Transaction");

                                          WHEREAS, immediately prior to the
          Transaction, Acquiror and the Targets are engaged in various locations in the following businesses (i) owning, operating and managing nursing homes and assisted living centers and
          (ii) providing home health care and rehabilitation therapy care (the foregoing businesses being referred to herein collectively as the "Business Activities");

                                          WHEREAS, upon consummation of the
          Transaction, Acquiror and AC shall be engaged in the Business Activities;

                                          WHEREAS, Phillippe has acquired
          knowledge relating to the Business Activities as a result of Phillippe's relationship with the Targets; and

                                          WHEREAS, as part of, and a
          condition precedent to, the Transaction, Phillippe has agreed to enter into this Agreement.

                                          NOW, THEREFORE, in consideration
          of the mutual premises and agreements herein set forth, the parties hereto, intending to be legally bound, agree as follows:

                                          1.Definitions.  All capitalized
          terms used and not defined herein shall have the meanings given such terms in the Merger Agreement. References to "Phillippe" herein shall mean Phillippe and any of his Affiliates.

                                          2.Rights of Acquiror and AC.
          Covenants herein contained are cumulative to the rights of Acquiror and AC under the laws of the United States, the states of Washington, Indiana, Ohio and Florida and other states, as applicable, respecting Acquiror's and AC's rights to protect themselves from the competition of Phillippe.

                                          3.Non-Competition.  Phillippe
          agrees that, for a period of five (5) years from the date of the Effective Time, Phillippe shall not, directly or indirectly:

                                          (a)have an interest in, own,
                                          manage, operate, control, be
                                          connected with as a stockholder
                                          (other than as a stockholder of
                                          less than 5% of the issued and
                                          outstanding stock of a publicly
                                          held corporation), joint
                                          venturer, partner, limited
                                          liability company member or
                                          manager, or consultant, or
                                          otherwise engage or invest or
                                          participate in, or enjoy a
                                          financially beneficial
                                          relationship with, any business
                                          which conducts any of the
                                          Business Activities within a five
                                          (5) mile radius of any facility
                                          or other location at or from
                                          which Acquiror, AC or any of
                                          their respective Affiliates
                                          conducts any of the Business
                                          Activities.

                                          (b)(i)solicit, recruit or hire
                                          any employee of Acquiror, AC or
                                          any of their respective
                                          Affiliates or any person who has
                                          worked for Acquiror, AC or any of
                                          their respective Affiliates
                                          within the six months preceding
                                          such solicitation, recruitment or
                                          hire; or (ii) solicit or
                                          encourage any employee of
                                          Acquiror, AC or any of their
                                          respective Affiliates to leave
                                          such employment.

                                          4.Specific Performance.
          Phillippe acknowledges that his failure to comply with the provisions of this Agreement will result in irreparable and continuing damage to Acquiror and AC for which there will be no adequate remedy at law and that, in the event of a failure of Phillippe so to comply, Acquiror, AC and their successors and assigns shall be entitled to injunctive relief and to such other and further relief as may be proper and necessary to ensure compliance with the provisions of this Agreement.

                                          5.Amendments.  No amendment to
          this Agreement shall be effective unless it shall be in writing and signed by each party hereto.

                                          6.Counterparts.  This Agreement
          may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to each other party.

                                          7.Entire Agreement.  This
          Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

                                          8.Severability.  If any provision
          of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof or other applications of such provision.

                                          9.Governing Law.  This Agreement
          shall be governed by and construed in all respects in accordance with the laws of the State of Indiana, without regard to the conflicts of law principles of such state.

                                          10.Arbitration.  Any claim or
          controversy relating to the breach, interpretation or enforcement of this Agreement shall be submitted to final and binding arbitration in Marion County, Indiana, in an arbitration proceeding that, except as may otherwise be provided herein, shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association before a single arbitrator chosen in accordance with such rules. All evidentiary and discovery matters shall be conducted in accordance with and governed by the applicable Federal Rules of Civil Procedure. No later than 10 calendar days after the arbitrator is appointed, the arbitrator shall schedule the arbitration for a hearing to commence on a mutually convenient date. All discovery shall be completed no later than the commencement of the arbitration hearing or 90 calendar days after the date that a proper demand for arbitration is served, whichever occurs first, unless, upon a showing of good cause, the arbitrator extends such period. The hearing shall commence no later than 90 calendar days after the arbitrator is appointed and shall continue until completed. The arbitrator shall issue his or her award in writing no later than 20 calendar days after the conclusion of the hearing. The arbitrator shall not have the power to amend this Agreement in any respect. The arbitrator's decision shall be binding and conclusive upon the parties.

                                          IN WITNESS WHEREOF, the parties
          have duly executed and have caused to be duly executed this Agreement as of the date first above written.

                                          THE HILLHAVEN CORPORATION

                                          By:
                                          _________________________
                                          Robert F. Pacquer
                                          Senior Vice President and
                                          Chief Financial Officer


                                          NCI ACQUISITION CORP.

                                          By:
                                          _________________________
                                          _________________________



                                          ______________________________
                                          Dr. Thomas E. Phillippe, Sr.

                                   Exhibit 12.2(h)

                                        Part 2

                               NONCOMPETITION AGREEMENT


                                          This NONCOMPETITION AGREEMENT
          (this "Agreement"), dated [        ], 1995, is made among The
          Hillhaven Corporation, a Nevada corporation ("Acquiror"), NCI Acquisition Corp., a Delaware corporation ("AC"), and Thomas E. Phillippe, Jr. ("Phillippe"), an individual.

                                          WHEREAS, Phillippe and certain
          other persons have, on this date, as part of a single transaction, delivered to Acquiror all the issued and outstanding shares of the capital stock of Nationwide Care, Inc., Phillippe Enterprises, Inc., and Meadowvale Skilled Care Center, Inc., each an Indiana corporation (collectively, the "Corporate Targets"), and delivered to AC all the outstanding interests in Camelot Care Centers, a general partnership governed by the laws of Indiana, Shangri-La Partnership, a general partnership governed by the laws of Indiana, and Evergreen Woods, Ltd., a Florida limited partnership (together, the "Partnership Targets") (the Corporate Targets and the Partnership Targets being referred to herein collectively as the "Targets"), pursuant to that certain Agreement and Plan of Merger and Agreements to Assign Partnership
          Interests among Acquiror, AC and the Targets, dated [        ],
          1995 (the "Merger Agreement"; such transaction contemplated therein hereinafter referred to as the "Transaction");

                                          WHEREAS, immediately prior to the
          Transaction, Acquiror and the Targets are engaged in various locations in the following businesses (i) owning, operating and managing nursing homes and assisted living centers and
          (ii) providing home health care and rehabilitation therapy care (the foregoing businesses being referred to herein collectively as the "Business Activities");

                                          WHEREAS, upon consummation of the
          Transaction, Acquiror and AC shall be engaged in the Business Activities;

                                          WHEREAS, Phillippe has acquired
          knowledge relating to the Business Activities as a result of Phillippe's relationship with the Targets; and

                                          WHEREAS, as part of, and a
          condition precedent to, the Transaction, Phillippe has agreed to enter into this Agreement.

                                          NOW, THEREFORE, in consideration
          of the mutual premises and agreements herein set forth, the parties hereto, intending to be legally bound, agree as follows:

                                          1.Definitions.  All capitalized
          terms used and not defined herein shall have the meanings given such terms in the Merger Agreement. References to "Phillippe" herein shall mean Phillippe and any of his Affiliates.

                                          2.Rights of Acquiror and AC.
          Covenants herein contained are cumulative to the rights of Acquiror and AC under the laws of the United States, the states of Washington, Indiana, Ohio and Florida and other states, as applicable, respecting Acquiror's and AC's rights to protect themselves from the competition of Phillippe.

                                          3.Non-Competition.  Phillippe
          agrees that, for a period of five (5) years from the date of the Effective Time, Phillippe shall not, directly or indirectly:

                                          (a)have an interest in, own,
                                          manage, operate, control, be
                                          connected with as a stockholder
                                          (other than as a stockholder of
                                          less than 5% of the issued and
                                          outstanding stock of a publicly
                                          held corporation), joint
                                          venturer, partner, limited
                                          liability company member or
                                          manager, or consultant, or
                                          otherwise engage or invest or
                                          participate in, or enjoy a
                                          financially beneficial
                                          relationship with, any business
                                          which conducts any of the
                                          Business Activities within a five
                                          (5) mile radius of any facility
                                          or other location at or from
                                          which Acquiror, AC or any of
                                          their respective Affiliates
                                          conducts any of the Business
                                          Activities.

                                          (b)(i)solicit, recruit or hire
                                          any employee of Acquiror, AC or
                                          any of their respective
                                          Affiliates or any person who has
                                          worked for Acquiror, AC or any of
                                          their respective Affiliates
                                          within the six months preceding
                                          such solicitation, recruitment or
                                          hire; or (ii) solicit or
                                          encourage any employee of
                                          Acquiror, AC or any of their
                                          respective Affiliates to leave
                                          such employment.

                                          4.Specific Performance.
          Phillippe acknowledges that his failure to comply with the provisions of this Agreement will result in irreparable and continuing damage to Acquiror and AC for which there will be no adequate remedy at law and that, in the event of a failure of Phillippe so to comply, Acquiror, AC and their successors and assigns shall be entitled to injunctive relief and to such other and further relief as may be proper and necessary to ensure compliance with the provisions of this Agreement.

                                          5.Amendments.  No amendment to
          this Agreement shall be effective unless it shall be in writing and signed by each party hereto.

                                          6.Counterparts.  This Agreement
          may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to each other party.

                                          7.Entire Agreement.  This
          Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

                                          8.Severability.  If any provision
          of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof or other applications of such provision.

                                          9.Governing Law.  This Agreement
          shall be governed by and construed in all respects in accordance with the laws of the State of Indiana, without regard to the conflicts of law principles of such state.

                                          10.Arbitration.  Any claim or
          controversy relating to the breach, interpretation or enforcement of this Agreement shall be submitted to final and binding arbitration in Marion County, Indiana, in an arbitration proceeding that, except as may otherwise be provided herein, shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association before a single arbitrator chosen in accordance with such rules. All evidentiary and discovery matters shall be conducted in accordance with and governed by the applicable Federal Rules of Civil Procedure. No later than 10 calendar days after the arbitrator is appointed, the arbitrator shall schedule the arbitration for a hearing to commence on a mutually convenient date. All discovery shall be completed no later than the commencement of the arbitration hearing or 90 calendar days after the date that a proper demand for arbitration is served, whichever occurs first, unless, upon a showing of good cause, the arbitrator extends such period. The hearing shall commence no later than 90 calendar days after the arbitrator is appointed and shall continue until completed. The arbitrator shall issue his or her award in writing no later than 20 calendar days after the conclusion of the hearing. The arbitrator shall not have the power to amend this Agreement in any respect. The arbitrator's decision shall be binding and conclusive upon the parties.

                                          IN WITNESS WHEREOF, the parties
          have duly executed and have caused to be duly executed this Agreement as of the date first above written.

                                          THE HILLHAVEN CORPORATION

                                          By:
                                          _________________________
                                          Robert F. Pacquer
                                          Senior Vice President and
                                          Chief Financial Officer

                                          NCI ACQUISITION CORP.

                                          By:
                                          _________________________
                                          _________________________



                                          ______________________________
                                          Thomas E. Phillippe, Jr.

                                                            EXHIBIT 12.2(i)



                             AGREEMENT AMONG SHAREHOLDERS


                                          THIS AGREEMENT AMONG SHAREHOLDERS
          ("Agreement") is entered into as of ______________, 1995, by and among all of the shareholders (the "Shareholders") of Nationwide Care, Inc., an Indiana corporation ("Nationwide").


                                Preliminary Statements

                                          Nationwide, The Hillhaven
          Corporation, a Nevada corporation ("Acquiror"), Acquisition Corp., a _______________ corporation and a wholly-owned, first-tier subsidiary of Acquiror ("AC"), Phillippe Enterprises, Inc., an Indiana corporation ("PEI"), Meadowvale Skilled Care Center, Inc., an Indiana corporation ("Meadowvale") (Nationwide, PEI and Meadowvale are collectively referred to as the "Targets"), the partners of Camelot Care Centers, an Indiana general partnership ("Camelot"), the partners of Shangri-La Partnership, an Indiana general partnership ("Shangri-La"), and the limited partners of Evergreen Woods, Ltd., a Florida limited partnership ("Evergreen") (Camelot, Shangri-La and Evergreen are collectively referred to as the "Partnerships"), have entered into that certain Agreement and Plan of Merger and Agreements to Assign Partnership Interests, dated as of _______________, 1995 (the "Reorganization Agreement"), and the documents executed and delivered in connection therewith (collectively with the Reorganization Agreement, the "Merger Documents"), pursuant to which Nationwide will merge with and into AC (the "Merger") in a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code"). Voting Acquiror Common Shares will be the only consideration issued to the Shareholders in the Merger.

                                          Section 9.11 of the
          Reorganization Agreement provides that, as a condition precedent to the consummation of the Merger, Nationwide shall receive opinions of counsel that the Merger will qualify as a reorganization within the meaning of Code Sections 368(a)(1)(A)
          and 368(a)(2)(D).               The Shareholders desire to set
          forth their agreement concerning ownership of the Acquiror Common Shares received in the Merger in order to facilitate the issuance of the opinions referred to in Section 9.11 of the Reorganization Agreement and to otherwise ensure that the continuity of shareholder interest requirement set forth in Treasury Regulation
          Section 1.368-1(b) will be satisfied with respect to the Merger.

                                          Terms which are not defined
          herein and are used with initial capitalization when the rules of grammar would not otherwise so require and which are defined in the Merger Documents shall have the meanings assigned to such terms in the Merger Documents.

                                          NOW, THEREFORE, in consideration
          of the mutual covenants, undertakings and promises set forth in this Agreement, the Shareholders agree as follows:


                                 Terms and Conditions

                                          Section 1.Representations,
          Warranties, and Covenants of the ShareholdersEach Shareholder severally represents, warrants, and covenants to the other Shareholders that the Shareholder has no present plan, intention, or arrangement to sell, exchange or otherwise dispose of a number of the Acquiror Common Shares received in the Merger that would reduce that Shareholder's ownership of the Acquiror Common Shares to a number of Acquiror Common Shares having a value, determined as of the Effective Time of the Merger (the "Effective Time"), of less than 50 percent of the value of the Nationwide stock held by that Shareholder immediately before the Merger. For purposes of this representation, warranty, and covenant, Nationwide stock exchanged for cash in lieu of fractional Acquiror Common Shares will be treated as outstanding Nationwide stock as of the Effective Time. Moreover, Nationwide stock and Acquiror Common Shares held by the Shareholder and otherwise sold, redeemed, or disposed of prior or subsequent to the Merger have been considered in making this representation, warranty, and covenant. Each Shareholder further represents, warrants, and covenants that such Shareholder has no present plan, intention, or arrangement to sell, exchange, or otherwise dispose of any Acquiror Common Shares received in the Merger except as set forth on Exhibit A.

                                          Section 2. Prohibition on
          Disposition within Three YearsNo Shareholder shall, within three years of the Effective Time, sell, exchange, or otherwise dispose of any of the Acquiror Common Shares received in the Merger, except as set forth on Exhibit A, unless and until: (a) such sale, exchange, or disposition would not reduce the fair market value of the Acquiror Common Shares (determined as of the Effective Time) retained by that Shareholder to an amount less than 50 percent of the fair market value of the Nationwide stock held by that Shareholder immediately before the Merger (determined in the same manner as set forth in Section 1 of this Agreement), and (b) such Shareholder notifies Thomas E. Phillippe, Jr. ("Phillippe"), acting as representative of all of the Shareholders, in writing of the terms of such proposed sale, exchange, or disposition, and Phillippe informs such Shareholder that there is no objection to such proposed sale, exchange, or disposition, because there is no potential adverse effect on the tax-free status of the Merger due to the proposed transaction. Phillippe shall use his reasonable efforts to inform a Shareholder proposing a transaction subject to this Section 2, as to whether any objection will be raised, within 30 days of the receipt of the notice specified in Section

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          2(b).  Phillippe may, in his sole discretion, require the
          Shareholder desiring to effect a sale, exchange or disposition to obtain prior to such transaction an unqualified opinion of counsel experienced in federal income tax matters that such sale, exchange, or disposition will not adversely affect the tax-free status of the Merger.

                                          Section 3. NonwaiverThe failure
          of any Shareholder, or of Phillippe as representative of all of the Shareholders for purposes of Section 2(b), to insist in any one or more instances upon performance of any provisions of this Agreement or to pursue rights under this Agreement shall not be construed as a waiver of any such provisions or the relinquishment of any such rights.

                                          Section 4.  Governing LawThe laws
          of the State of Indiana shall govern the validity, performance, enforcement, interpretation and any other aspect of this Agreement.

                                          Section 5.  ModificationThis
          Agreement may not be modified or altered except by written instrument duly executed by all of the Shareholders.

                                          Section 6.  Entire AgreementThe
          Merger Documents and this Agreement contain the entire agreement of the Shareholders with respect to the subject matter of this Agreement and shall be deemed to supersede all prior agreements, whether written or oral, and the terms and provisions of any such prior agreements shall be deemed to have been merged into this Agreement.

                                          Section 7.  CounterpartsThis
          Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.


                                          ____________________________
                                          Dr. Thomas E. Phillippe, Sr.



                                          ____________________________
                                          Thomas E. Phillippe, Jr.



                                          ____________________________
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                                      EXHIBIT A

                                                       NUMBER OF SHARES
                                                       WHICH THE
                                                       SHAREHOLDER HAS A
                                                       PRESENT PLAN,
                                                       INTENTION, OR
                                                       ARRANGEMENT TO
                                        NUMBER         SELL, EXCHANGE, OR
                                          OF           OTHERWISE
          SHAREHOLDER                SHARES HELD       DISPOSE OF


          Thomas E. Phillippe, Sr.


          Thomas E. Phillippe, Jr.


          __________________


          __________________


          TOTALS:                  __________          ___________









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